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                         CNL RETIREMENT PROPERTIES, INC.
                   (Formerly CNL Health Care Properties, Inc.)

                    Supplement No. 2, dated September 5, 2000

                       to Prospectus, dated March 31, 2000

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         This Supplement is part of, and should be read in conjunction with, the
Prospectus dated March 31, 2000. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.


         Information as to the Property acquired by the Company is presented as of August 3, 2000, and all references to the Property acquisition should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after August 3, 2000, will be reported in a subsequent Supplement.



                               RECENT DEVELOPMENTS


         On April 20,  2000,  the  Company  acquired  a Brighton  Gardens(R)  by
Marriott(R) assisted living Property located in Orland Park, Illinois. The assisted living community, which is located southwest of Chicago, is approximately six miles from two medical facilities, Palos Community Hospital and Oak Forest Community Hospital, and less than two miles from the Orland Square Shopping Center. According to a report published by Project Market Decision and Claritas, a research and data collection firm, the greater Chicago area is the third largest seniors market in the country with more than 263,800 seniors age 75 and older. The number of seniors in the ten-mile area surrounding the Property is expected to grow by 11% between 1999 and 2004. The newly constructed assisted living Property, which commenced operations in October 1999, has 106 units. The Company' s interest in the Property is focused on real estate only, not assisted living operations. The Company has entered into a long-term, "triple-net" lease with the tenant of this Property.


         As a result of the acquisition of the Property in Orland Park, Illinois, and the commencement of rental income under the lease, the Company increased its monthly distribution rate, effective April 20, 2000, to an annualized rate of 7%. See "Distribution Policy" for information on how distributions are declared.


         At a special meeting of stockholders of CNL Health Care Properties, Inc. (the "Company"), held on August 22, 2000, the stockholders approved an amendment to the Company's Amended and Restated Articles of Incorporation proposed by the Board of Directors to change the Company's name. Effective August 24, 2000, the Company changed its name to CNL Retirement Properties, Inc. The Board of Directors believes that this will provide better name recognition of the Company in the context of its business.


                                  THE OFFERINGS

         As of August 3, 2000, the Company had received subscription proceeds of $9,013,762 (901,376 Shares). As of August 3, 2000, net proceeds to the Company from its offering of Shares and capital contributions from the Advisor, after deduction of Selling Commissions, marketing support and due diligence expense reimbursement fees and Organizational and Offering Expenses of three percent totalled approximately $8,200,000. The Company had used approximately $5,800,000 of Net Offering Proceeds and $8,100,000 in advances relating to its line of credit, described in "Business -- Borrowing," to invest approximately $13,900,000 in one assisted living Property . As of August 3, 2000, the Company had repaid advances totalling $1,785,000 relating to its line of credit and had paid approximately $880,000 in Acquisition Fees and Acquisition Expenses, leaving approximately $265,000 of Net Offering Proceeds available to invest in Properties and Mortgage Loans.

         As described in "The Offering" section of the Prospectus, the Board of Directors may determine to engage in future offerings of Common Stock. In connection therewith, the Board of Directors has approved a second offering by the Company of up to 15,500,000 Shares, of which up to 500,000 Shares are being offered to participants in our Reinvestment Plan in connection with the second offering. The second offering will be at the same price and on substantially the same terms as this offering. The Company will not commence the second offering until after the completion of this offering.

         The Company currently anticipates that any net offering proceeds received from the second offering will be invested in health care and seniors' housing Properties or, to a lesser extent, to make Mortgage Loans to operators of Health Care Facilities. The Company believes that the net proceeds received from the second offering and any additional offerings will enable the Company to continue to grow and take advantage of acquisition opportunities until such time, if any, that the Company lists on a national exchange. Under the Company's Articles of Incorporation, if the Company does not list by December 31, 2008, it will commence an orderly liquidation of its assets, and the distribution of the proceeds therefrom to its stockholders.



                                  RISK FACTORS

FINANCING RISKS

         The following information updates and replaces the first full paragraph on page 19 of the Prospectus.

         We have no commitment for long-term financing. We intend to obtain long-term financing; however, we have not yet obtained a commitment for any long-term financing, and we cannot be sure that we will be able to obtain any long-term financing on satisfactory terms. If we do not obtain long-term financing, we may not be able to acquire as many properties or make as many loans and leases as we anticipated, which could limit the diversification of our investments and our ability to achieve our investment objectives.


                             MANAGEMENT COMPENSATION

         For information concerning compensation and fees paid to the Advisor and its Affiliates since the date of inception of the Company, see "Certain Relationships and Related Transactions."


                              CONFLICTS OF INTEREST


         The following information updates and replaces the Conflicts of Interest table beginning on page 33 of the Prospectus.

         The Company will be subject to various conflicts of interest arising out of its relationship to the Advisor and its Affiliates, as described below.

         The following chart indicates the relationship between the Company, the Advisor and CNL Holdings, Inc., including its Affiliates that will provide services to the Company.

                             CNL Holdings, Inc. (1)
              Subsidiaries, Affiliates and Strategic Business Units

Capital Markets:                         Retail:
   CNL Capital Markets, Inc. (2)           Commercial Net Lease Realty, Inc.(8)
     CNL Investment Company
       CNL Securities Corp. (3)          Restaurant:
     CNL Asset Management, Inc.            CNL American Properties Fund, Inc.(9)
     CNL Institutional Advisors, Inc.
                                         Hospitality:
Administrative Services:                   CNL Hospitality Properties, Inc. (6)
   CNL Shared Services, Inc. (4)
                                         Health Care:
Real Estate Services:                      CNL Retirement Properties, Inc.
   CNL Real Estate Services, Inc. (5)
     CNL Hospitality Corp. (6)           Financial Services:
       CNL Hotel Development Company       CNL Finance, Inc.
     CNL Retirement Corp. (7)                 CNL Capital Corp.
       CNL Retirement Development Corp.
     CNL Realty & Development Corp.

-----------------------
(1) CNL Holdings, Inc. is the parent company of CNL Financial Group, Inc. (formerly CNL Group, Inc.) and its affiliates. James M. Seneff, Jr., Chairman of the Board and Chief Executive Officer of the Company, shares ownership and voting control of CNL Holdings, Inc. with Dayle L. Seneff, his wife.

(2) CNL Capital Markets, Inc. is a wholly owned subsidiary of CNL Financial Group, Inc. and is the parent company of CNL Investment Company.

(3) CNL Securities Corp. is a wholly owned subsidiary of CNL Investment Company and has served as managing dealer in the offerings for various CNL public and private real estate programs, including the Company.

(4) CNL Shared Services, Inc. is a wholly owned subsidiary of CNL Holdings, Inc., and together with other Affiliates provides administrative services for various CNL entities, including the Company.

(5) CNL Real Estate Services, Inc., a wholly owned subsidiary of CNL Financial Group, Inc., is the parent company of CNL Hospitality Corp., CNL Retirement Corp. and CNL Realty & Development Corp.

(6) CNL Hospitality Properties, Inc. is a public, unlisted REIT. James M. Seneff, Jr. holds the positions of Chief Executive Officer and Chairman of the Board, and Robert A. Bourne holds the positions of President and Vice Chairman of the Board of CNL Hospitality Properties, Inc. CNL Hospitality Corp., a majority owned subsidiary of CNL Real Estate
         Services, Inc., provides management and advisory services to CNL Hospitality Properties, Inc. pursuant to an advisory agreement.

(7) CNL Retirement Corp., a wholly owned subsidiary of CNL Real Estate Services, Inc., provides management and advisory services to the Company pursuant to the Advisory Agreement.

(8) Commercial Net Lease Realty, Inc. is a REIT listed on the New York Stock Exchange. Effective January 1, 1998, CNL Realty Advisors, Inc. and Commercial Net Lease Realty, Inc. merged, at which time Commercial Net Lease Realty, Inc. became self advised. James M. Seneff, Jr. continues to hold the positions of Chief Executive Officer and Chairman of the Board, and Robert A. Bourne continues to hold the position of Vice Chairman of the Board of Commercial Net Lease Realty, Inc.

(9) CNL American Properties Fund, Inc. is a public, unlisted REIT. Effective September 1, 1999, CNL Fund Advisors, Inc., CNL Financial Services, Inc., CNL Financial Corp. and CNL American Properties Fund, Inc. merged, at which time CNL American Properties Fund, Inc. became self advised. James M. Seneff, Jr. continues to hold the position of Chairman of the Board and Robert A. Bourne continues to hold the position of Vice Chairman of the Board of CNL American Properties Fund, Inc.


COMPETITION TO ACQUIRE PROPERTIES AND INVEST IN MORTGAGE LOANS

         The following information updates and replaces the second paragraph on page 35 of the Prospectus.

         The Company will supplement this Prospectus during the offering period to disclose the acquisition of a Property at such time as the Advisor believes that a reasonable probability exists that the Company will acquire the Property, including an acquisition from the Advisor or its Affiliates. Based upon the experience of management of the Company and the Advisor and the proposed acquisition methods, a reasonable probability that the Company will acquire a Property normally will occur as of the date on which (i) a commitment letter is executed by a proposed lessee, (ii) a satisfactory credit underwriting for the proposed lessee has been completed, (iii) a satisfactory site inspection has been completed and (iv) a nonrefundable deposit has been paid on the Property.


CERTAIN CONFLICT RESOLUTION PROCEDURES

         The following information updates and replaces Item 3 on page 37 of the Prospectus.

         3. The Company will not make loans to the Sponsor, Advisor, Directors or any Affiliates thereof, except (A) mortgage loans subject to the restrictions governing mortgage loans in the Articles of Incorporation (including the requirement to obtain an appraisal from an independent expert) or (B) to wholly owned subsidiaries of the Company. Any loans to the Company by the Advisor or its Affiliates must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties. It is anticipated that the Advisor or its Affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its Affiliates on behalf of the Company or Joint Ventures in which the Company is a co-venturer, subject to the 2%/25% Guidelines (2% of Average Invested Assets or 25% of Net Income) described in the section of the Prospectus entitled "The Advisor and the Advisory Agreement -- The Advisory Agreement."



                                    BUSINESS

GENERAL


         The  following   information  updates  and  replaces  the  second  full
paragraph and the first table on page 43 and the first and second paragraphs on page 44 of the Prospectus.

         The Company believes that demographic trends are significant when looking at the potential for future growth in the health care industry. For 1999, the Administration on Aging found there were over 34.4 million Americans over the age of 65, representing approximately 13% of the U.S population or about one in eight Americans. According to statistics cited from Age Power: How the 21st Century Will Be Ruled by the New Old, by Ken Dychtwald, Ph.D., today's baby boomers (those born between 1946 and 1964) will begin reaching age 65 as early as 2011. Baby boomers will grow in number to 60 million "elder boomers" and will be a large percentage of the approximately 75 million seniors by the year 2035. According to data released from the U.S. Bureau of Census in January 2000, the elderly population is projected to more than double between now and the year 2050, to 80 million. As illustrated below, most of this growth is expected to occur between 2010 and 2030 when the number of elderly is projected to grow by an average of 2.8% annually.

                          Elderly Population Estimates

      Date             Over 85 Population (000)        Over 65 Population (000)
-----------------     ---------------------------     --------------------------

  July 1, 1998                  4,054                           34,401

  July 1, 2000                  4,312                           34,835

  July 1, 2005                  4,968                           36,370

  July 1, 2010                  5,786                           39,715

  July 1, 2015                  6,396                           45,959

  July 1, 2020                  6,763                           53,733

  July 1, 2025                  7,441                           62,641

  July 1, 2030                  8,931                           70,319

  July 1, 2035                  11,486                          74,774

  July 1, 2040                  14,284                          77,177

  July 1, 2045                  17,220                          79,142

  July 1, 2050                  19,352                          81,999

         Source:  U.S. Bureau of Census


         Based on information from the Economic and Statistic Administration of the U.S. Department of Commerce, management believes that all of these trends suggest that as more people live to the oldest ages, there may also be more who face chronic, limiting illnesses or conditions. These conditions result in people becoming dependent on others for help in performing the activities of daily living. According to the Health Care Financing Administration, nearly one quarter of all seniors over age 65 have health problems severe enough to limit their ability to perform one or more activities of daily living. The U.S. General Accounting Office anticipates that the number of older people needing assistance with activities of daily living will increase to 14 million by 2020, from 7 million in 1994.

         In addition to an aging population, according to 1997 data from the U.S. Department of Commerce, a significant segment of the elderly population has the financial resources to afford seniors' housing facilities, with people age 55 to 64 making a mean household income of $58,000 per year. The mean household income for those age 65 and over is more than $33,000 per year. In addition, according to June 30, 1999 data from the U.S. Bureau of Census, the average household wealth for those age 65 and over exceeds the national average for all age groups by 54%, and 27% of those households have an annual income in excess of $50,000. According to statistics cited from Age Power: How the 21st Century Will Be Ruled by the New Old, men and women now in their 50s and older control 80% of all the money in U.S. savings-and-loan institutions and represent $66 of every $100 invested in the stock market. Individuals age 50 and over currently earn approximately $2 trillion in annual income, control more than $7 trillion in wealth and own 77% of the financial assets in America.

         America's seniors are also preparing for their future health care needs. They currently purchase more than 90% of long-term care insurance, representing $800 million in premiums, a figure growing 23% each year. American families are also exploring current and future health care needs. An estimated 22 million households are involved in elder care, a number that has tripled over the past decade and is expected to double in the next two decades. According to an April 2000 Newsweek article, more than 62% of today's baby boomers are concerned about care for an aging parent or relative.

         More than 70% of working-age Americans believe a comfortable retirement is a fundamental part of the American dream according to Age Power: How the 21st Century Will Be Ruled by the New Old. To adequately prepare for future retirement needs, it is estimated that the baby boom generation will need to have saved at least $1 million per household to maintain their standard of living.


         Management believes that other changes and trends in the health care industry will create opportunities for growth of seniors' housing facilities, including (i) the growth of operators serving specific health care niches, (ii) the consolidation of providers and facilities through mergers, integration of physician practices, and elimination of duplicative services, (iii) the pressures to reduce the cost of providing quality health care, (iv) more dual-income and single-parent households leaving fewer family members available for in-home care of aging parents and necessitating more senior care facilities, and (v) an anticipated increase in the number of insurance companies and health care networks offering privately funded long-term care insurance.

INVESTMENT OF OFFERINGS PROCEEDS

         The following information updates and replaces the last full paragraph on page 47 of the Prospectus.

         The Company has undertaken to supplement this Prospectus during the offering period to disclose the acquisition of Properties at such time as the Company believes that a reasonable probability exists that any such Property will be acquired by the Company. Based upon the experience and acquisition methods of the Affiliates of the Company and the Advisor, this normally will occur, with regard to acquisition of Properties, as of the date on which (i) a commitment letter is executed by a proposed lessee, (ii) a satisfactory credit underwriting for the proposed lessee has been completed, (iii) a satisfactory site inspection has been completed and (iv) a nonrefundable deposit has been paid on the Property. However, the initial disclosure of any proposed acquisition cannot be relied upon as an assurance that the Company ultimately will consummate such proposed acquisition or that the information provided concerning the proposed acquisition will not change between the date of such supplement and the actual purchase or extension of financing. The terms of any borrowing by the Company will also be disclosed by supplement following receipt by the Company of an acceptable commitment letter from a potential lender.

PROPERTY ACQUISITIONS

         The following "Property Acquisitions" section updates and replaces the "Pending Investments" section beginning on page 48 of the Prospectus.


         Brighton Gardens(R) by Marriott(R) located in Orland Park, Illinois. On April 20, 2000, the Company acquired a Brighton Gardens assisted living Property located in Orland Park, Illinois (the "Orland Park Property") for $13,848,900 from Marriott Senior Living Services, Inc. The Company, as lessor, has entered into a long-term lease agreement relating to this Property. The general terms of the lease agreement are described in " -- Description of Property Leases" of the Prospectus. The principal features of the lease are as follows:

o        The initial term of the lease expires  on April 24, 2015.


o At the end of the initial lease term, the tenant will have four consecutive renewal options of five years each.

o The lease requires minimum rent payments of $1,350,268 per year for the first and second lease years and $1,384,890 for each lease year thereafter.

o In addition to minimum rent, the lease requires percentage rent equal to seven percent of gross revenues in excess of the "Baseline Gross Revenues." The Baseline Gross Revenues will be established when the facility achieves average occupancy of 93% for four consecutive quarters.

o A security deposit equal to $553,956 has been retained by the Company as security for the tenant's obligations under the lease.

o The tenant has established a reserve fund which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the assisted living Property (the "FF&E Reserve"). Deposits to the FF&E Reserve are made every four weeks as follows: 1% of gross receipts for the first through fourth lease year; 2% of gross receipts for the fifth through eighth lease year; and 3% of gross receipts every lease year thereafter.

 o Marriott International, Inc. has, with certain limitations, guaranteed the tenant's obligation to pay minimum rent under the lease. The guarantee terminates on the earlier of the end of the fifth lease year or at such time as the net operating income from the Property exceeds minimum rent due under the lease by 25% for any trailing 12-month period. The maximum amount of the guarantee is $2,769,780.

         The estimated federal income tax basis of the depreciable portion of the Orland Park Property is approximately $12.5 million.

         The Orland Park Property, which opened in October 1999, is a newly constructed Brighton Gardens by Marriott located in Orland Park, Illinois. The Orland Park Property includes 82 assisted living units and 24 special care units for residents with Alzheimer's and related memory disorders. The facility provides assistance with daily living activities such as bathing, dressing and medication reminders. Special amenities include a common activities room and common dining room, a private dining area, library and garden. The assisted living community, which is located southwest of Chicago, is approximately six miles from two medical facilities, Palos Community Hospital and Oak Forest Community Hospital, and less than two miles from the Orland Square Shopping Center. According to a report published by Project Market Decision and Claritas, a research and data collection firm, the greater Chicago area is the third largest seniors market in the country with more than 263,800 seniors age 75 and older. The number of seniors in the ten-mile area surrounding the Property is expected to grow by 11% between 1999 and 2004. Other senior living facilities located in proximity to the Orland Park Property include Victorian Village, Sunrise of Palos Park, Peace Memorial Village and Arden Courts of Manor Drive. The average occupancy rate and the revenue per available unit for the period the assisted living facility has been operational are as follows:

                          Orland Park Property
                  ----------------------------------------------
                                   Average             Revenue
                                  Occupancy        per Available
                  Year              Rate                Unit
                  ----              ----                ----

                 *1999             23.30%             $118.11
                **2000             41.40%             $109.89

* Data for the Orland Park Property represents the period October 11, 1999 through December 31, 1999.
** Data for 2000 represents the period January 1, 2000 through June 16, 2000.

         The Company believes that the results achieved by the Property for 1999 and year-to-date 2000, are not indicative of its long-term operating potential, as the Property had been open for less than twelve months during the reporting period.

         Marriott Brands. Brighton Gardens by Marriott is a quality-tier assisted living concept which generally has 90 assisted living suites, and in certain locations, 30 to 45 nursing beds in a community. In some communities, separate on-site centers also provide specialized care for residents with Alzheimer's or other memory-related disorders. According to Marriott International, Inc.'s 1999 Form 10-K, Marriott Senior Living Services, Inc., which is a wholly owned subsidiary of Marriott International, Inc., operates 99 assisted senior living communities principally under the names "Brighton Gardens by Marriott," "Village Oaks," and "Marriott MapleRidge," and 45 independent living communities. Marriott Senior Living Services, Inc. is one of the largest participants in the seniors' housing industry with $559 million in sales for 1999. The communities are designed in a comfortable, home-like setting and provide residents with a sense of community through a variety of activities, restaurant-style dining, on-site security, weekly housekeeping and scheduled transportation. The communities are distinguished by an innovative wellness program that enables residents to remain as independent as possible for as long as possible, while providing a personally tailored program of services and care. Marriott Senior Living Services, Inc. has provided seniors with excellent service and quality care since 1984. In 1999, the American Seniors Housing Association, a seniors housing trade association, ranked Marriott Seniors Living Services, Inc. as the nation's second largest manager of senior housing.

SITE SELECTION AND ACQUISITION OF PROPERTIES

         The  following   information  updates  and  replaces  the  second  full
paragraph on page 51 of the Prospectus.

         The purchase of each Property will be supported by an appraisal of the real estate prepared by an independent appraiser. The Advisor, however, will rely on its own independent analysis and not on such appraisals in determining whether or not to recommend that the Company acquire a particular property. The purchase price of each such Property, plus any Acquisition Fees paid by the Company in connection with such purchase, will not exceed the Property's appraised value. (In connection with the acquisition of a Property that has recently been or is to be constructed or renovated, the comparison of the purchase price and the appraised value of such Property ordinarily will be based on the "stabilized value" of such Property.) The stabilized value is the value at the point which the Property has reached its level of competitiveness at which it is expected to operate over the long term. It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value. Each appraisal will be maintained in the Company's records for at least five years and will be available for inspection and duplication by any stockholder.

BORROWING

         The following information updates and replaces the last full paragraph on page 61 of the Prospectus.


         On April 20, 2000, the Company entered into an initial revolving line of credit and security agreement with a bank to be used by the Company to acquire health care Properties. The line of credit provides that the Company will be able to receive advances of up to $25,000,000 until April 19, 2005, with an annual review to be performed by the bank to indicate that there has been no substantial deterioration, in the bank's reasonable discretion, of the credit quality. Interest expense on each advance shall be payable monthly, with all unpaid interest and principal due no later than five years from the date of the advance. Generally, advances under the line of credit will bear interest at either (i) a rate per annum equal to LIBOR plus the difference between LIBOR and the bank's base rate at the time of the advance or (ii) a rate per annum equal to the bank's base rate, whichever the Company selects at the time advances are made. The interest rate will be adjusted daily in accordance with fluctuations with the bank's rate or the LIBOR rate, as applicable. Notwithstanding the above, the interest rate on the first $9,700,000 drawn will be 8.75% through April 1, 2002, and thereafter will hear interest at either (i) or (ii) above as of April 1, 2002. Each loan made under the line of credit will be secured by the assignment of rents and leases. In addition, the line of credit provides that the Company will not be able to further encumber the applicable health care Property during the term of the loan without the bank's consent. The Company will be required, at each closing, to pay all costs, fees and expenses arising in connection with the line of credit. The Company must also pay the bank's attorneys fees, subject to a maximum cap, incurred in connection with the line of credit and each advance. On April 20, 2000, the Company obtained one advance totalling $8,100,000 relating to the line of credit. In connection with the line of credit, the Company incurred an origination fee, legal fees and closing costs of $55,917. The proceeds were used in connection with the purchase of one health care Property described in "-- Property Acquisitions."



                             SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Appendix B.


                                                Six Months Ended
                                           June 30,        June 30, 1999
                                            2000               (1)                   Year Ended December 31,
                                         (Unaudited)       (Unaudited)       1999 (1)     1998 (1)     1997 (1)(2)
                                        --------------   -----------------   ----------   ----------    -----------
    Revenues                             $  368,584                  --     $ 86,231        $  --          $  --
    Organizational costs                         --                  --       35,000           --             --
    Other operating expenses                211,299                  --       79,621           --             --
    Net earnings (loss)                     157,285                  --      (28,390)          --             --
    Cash distributions declared (3)         152,525                  --       50,404           --             --
    Cash from operations                    657,668                  --       12,851           --             --
    Funds from operations (4)               214,136                  --      (28,390)          --             --
    Earnings (loss) per Share                   .24                  --         (.07)          --             --
    Cash distributions declared
      per Share                                 .23                  --          .13           --             --
     Weighted average number of Shares
          outstanding (5)                   665,899                  --      412,713           --             --


                                        June 30, 2000    June 30, 1999 (1)              December 31,
                                         (Unaudited)       (Unaudited)         1999         1998           1997
                                        --------------   -----------------   ----------   ----------    -----------
     Total assets                        $15,366,232          $1,592,442    $5,088,560     $976,579       $280,330
     Total  stockholders' equity           6,149,193             200,000     3,292,137      200,000        200,000


(1) No operations commenced until the Company received minimum offering proceeds of $2,500,000 and funds were released from escrow on July 14, 1999. The Company did not acquire its first Property until April 20, 2000; therefore, revenues for the year ended December 31, 1999 consisted only of interest income on funds held in interest bearing accounts pending investment in a Property.

(2) Selected financial data for 1997 represents the period December 22, 1997 (date of inception) through December 31, 1997.

(3) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the six months ended June 30, 2000 and the year ended December 31, 1999, 0% and 100%, respectively, of cash distributions represent a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis, including organization costs that were expensed for GAAP purposes for the year ended December 31, 1999. The Company has not treated such amount as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(4) Funds from operations ("FFO"), based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying financial statements and notes thereto. See Appendix B-- Financial Information.

(5) The weighted average number of Shares outstanding is based upon the period the Company was operational.



                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements generally are characterized by the use of terms such as "believe," "expect" and "may." Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, the availability of capital from borrowings under the Company's Line of Credit, availability of proceeds from the Company's offering, the ability of the Company to obtain Permanent Financing on satisfactory terms, the ability of the Company to continue to identify suitable investments, the ability of the Company to continue to locate suitable tenants for its Properties and borrowers for its Mortgage Loans and Secured Equipment Leases, and the ability of tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.


 THE COMPANY

         CNL Retirement Properties, Inc. (formerly CNL Health Care Properties, Inc.) is a Maryland corporation that was organized on December 22, 1997. CNL Retirement GP Corp. and CNL Retirement LP Corp. are wholly owned subsidiaries of CNL Retirement Properties, Inc., organized in Delaware in December 1999. CNL Retirement Partners, LP is a Delaware limited partnership formed in December 1999. CNL Retirement GP Corp. and CNL Retirement LP Corp. are the general and limited partner, respectively, of CNL Retirement Partners, LP. Assets acquired are expected to be held by CNL Retirement Partners, LP and, as a result, owned by CNL Retirement Properties, Inc. through the Partnership. The term "Company" includes , unless the context otherwise requires, CNL Retirement Properties, Inc., CNL Retirement Partners, LP, CNL Retirement GP Corp. and CNL Retirement LP Corp.

         The Company was formed to acquire Properties related to Health Care Facilities located across the United States. The Health Care Facilities may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics. The Properties will be leased on a long term, "triple-net" basis. The Company may also provide Mortgage Loans to operators of Health Care Facilities in the aggregate principal amount of approximately 5% to 10% of the Company's total assets. The Company may also offer Secured Equipment Leases to operators of Health Care Facilities. The aggregate principal amount of Secured Equipment Leases is not expected to exceed 10% of Gross Proceeds.

LIQUIDITY AND CAPITAL RESOURCES

Common Stock Offerings

         During the period December 22, 1997 (date of inception) through December 31, 1998, a capital contribution of $200,000 from the Advisor was the Company's sole source of capital. On September 18, 1998, the Company commenced this offering of Shares of Common Stock. As of August 3, 2000, the Company had received subscription proceeds of $9,013,762 (901,376 Shares), including $50,463 (5,046 Shares) through its Reinvestment Plan. As of August 3, 2000, net proceeds to the Company from this offering of Shares and capital contributions from the Advisor, after deduction of Selling Commissions, marketing support and due diligence expense reimbursement fees and Organizational and Offering Expenses of three percent totalled approximately $8,200,000. In April 2000, the Company used approximately $5,800,000 of Net Offering Proceeds and $8,100,000 in advances relating to its line of credit, described in "Business -- Borrowing," to invest approximately $13,900,000 in one assisted living Property . As of August 3, 2000, the Company had repaid advances of $1,785,000 relating to its line of credit and had paid approximately $880,000 in Acquisition Fees and Acquisition Expenses, leaving approximately $265,000 of Net Offering Proceeds available to invest in Properties and Mortgage Loans. See "Business -- Property Acquisitions" for a description of the Property owned as of August 3, 2000. As of August 3, 2000, the Company had not entered into any Mortgage Loans.

         On May 19, 2000, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to an additional 15,500,000 Shares of Common Stock ($155,000,000) (the "2000 Offering") in an offering expected to commence immediately following the completion of this offering. Of the 15,500,000 Shares of Common Stock to be offered, up to 500,000 will be available to stockholders purchasing Shares through the Reinvestment Plan. The price per Share and the other terms of the 2000 Offering, including the percentage of gross proceeds payable (i) to the Managing Dealer for Selling Commissions and expenses in connection with the offering and (ii) to the Advisor for Acquisition Fees, are substantially the same as those for this offering.

         The Company expects to use any additional Net Offering Proceeds from the sale of Shares in this offering, plus any net offering proceeds from the 2000 Offering, to purchase additional Properties and, to a lesser extent, make Mortgage Loans. See "Investment Objectives and Policies" in the Prospectus. In addition, the Company intends to borrow money to acquire Assets and to pay certain related fees. The Company intends to encumber Assets in connection with such borrowings. The Company currently has a $25,000,000 revolving line of credit available, as described below. The line of credit may be increased at the discretion of the Board of Directors and may be repaid with offering proceeds, proceeds from the sale of Assets, working capital or Permanent Financing. The Company may also obtain Permanent Financing; although, it has not yet received a commitment for any Permanent Financing, and there is no assurance that the Company will obtain any Permanent Financing on satisfactory terms. The aggregate amount of any Permanent Financing shall not exceed 30% of the Company's total Assets and the maximum amount the Company may borrow is 300% of the Company's Net Assets. The number of Properties to be acquired and Mortgage Loans to be invested in will depend upon the amount of net offering proceeds received from this offering and future offerings and loan proceeds available to the Company. The amount invested in Secured Equipment Leases is not expected to exceed 10% of Gross Proceeds.

         Indebtedness

         On April 20, 2000, the Company entered into a $25,000,000 revolving line of credit and security agreement with a bank to be used by the Company to acquire health care Properties. The line of credit provides that the Company may receive advances of up to $25,000,000 until April 19, 2005, with an annual review to be performed by the bank to indicate that there has been no substantial deterioration, in the bank's reasonable discretion, of the Company's credit quality. Interest expense on each advance shall be payable monthly, with all unpaid interest and principal due no later than five years from the date of the advance. Generally, advances under the line of credit will bear interest at either (i) a rate per annum equal to London Interbank Offered Rate (LIBOR) plus the difference between LIBOR and the bank's base rate at the time of the advance or (ii) a rate equal to the bank's base rate, whichever the Company selects at the time advances are made. The interest rate will be adjusted daily in accordance with fluctuations with the bank's rate or the LIBOR rate, as applicable. Notwithstanding the above, the interest rate on the first $9,700,000 drawn will be 8.75% through April 1, 2002, and thereafter will bear interest at either (i) or (ii) above as of April 1, 2002. In addition, a fee of 0.5% per advance will be due and payable to the bank on funds as advanced. Each advance made under the line of credit will be collateralized by the assignment of rents and leases. In addition, the line of credit provides that the Company will not be able to further encumber the applicable Property during the term of the advance without the bank's consent. The Company will be required, at each closing, to pay all costs, fees and expenses arising in connection with the line of credit. The Company must also pay the bank's attorneys fees, subject to a maximum cap, incurred in connection with the line of credit and each advance. During the six months ended June 30, 2000, the Company obtained an advance for $8,100,000 and repaid $1,300,000 relating to the line of credit. In connection with the line of credit, the Company incurred an origination fee, legal fees and closing costs of $55,917. The proceeds were used in connection with the purchase of a Property.


         The  Company  may  be  subject  to  interest   rate  risk  through  any
outstanding balances on its variable rate line of credit. The Company may mitigate this risk by paying down any outstanding balances on the line of credit from offering proceeds should interest rates rise substantially.


         Property Acquisition and Investments

         On April 20, 2000, the Company acquired its first Property, a private-pay assisted living community in Orland Park, Illinois. In connection with the purchase of the Property, the Company, as lessor, entered into a long-term, triple-net lease agreement.

         As of August 3 , 2000, the Company had not entered into any arrangements creating a reasonable probability that an additional Property would be acquired or a particular Mortgage Loan or Secured Equipment Lease would be funded. The Company is presently negotiating to acquire additional Properties, but as of August 3, 2000, the Company had not acquired any such Properties or entered into any Mortgage Loans.

         Cash and Cash Equivalents

         Until Properties are acquired, or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term (defined as investments maturing in less than 30 days), highly liquid investments, such as demand deposit accounts at commercial banks, certificates of deposit and money market accounts, which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans. At June 30, 2000, the Company had $659,311 invested in such short-term investments as compared to $4,744,222 at December 31, 1999. The decrease in the amount invested in short-term investments was primarily attributable to the purchase of one Property and repayments on the line of credit, partially offset by subscription proceeds received from the sale of Shares from this offering during the six months ended June 30, 2000. The funds remaining at June 30, 2000, along with additional funds expected to be received from the sale of Shares, will be used primarily to purchase Properties, to make Mortgage Loans, to pay offering expenses and acquisition expenses, to pay Distributions to stockholders and other Company expenses and, in management's discretion, to create cash reserves.

         Liquidity Requirements

         The Company expects to meet its short-term liquidity requirements, other than for offering expenses, the acquisition and development of Properties and the investment in Mortgage Loans and Secured Equipment Leases, through cash flow provided by operating activities. The Company believes that cash flow provided by operating activities will be sufficient to fund normal recurring operating expenses, regular debt service requirements and Distributions to stockholders. To the extent that the Company's cash flow provided by operating activities is not sufficient to meet such short-term liquidity requirements as a result, for example, of unforeseen expenses due to the tenant defaulting under the terms of its lease agreement, the Company will use borrowings under its Line of Credit.

         Due to the fact that the Company leases its Property, and expects to lease Properties acquired in the future , on a long-term, triple-net basis, meaning that tenants are generally required to pay all repairs and maintenance, property taxes, insurance and utilities, management does not believe that working capital reserves are necessary at this time. Management believes that the Property is adequately covered by insurance. In addition, the Advisor has obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the unlikely event a tenant's insurance policy lapses or is insufficient to cover a claim relating to the Property. The Company expects to meet its other short-term liquidity requirements, including payment of offering expenses, the acquisition and development of Properties and the investment in Mortgage Loans and Secured Equipment Leases, with additional advances under its line of credit and proceeds from its offerings. The Company expects to meet its long-term liquidity requirements through short- or long-term, unsecured or secured debt financing or equity financing. Rental payments under the leases are expected to exceed the Company's operating expenses. For these reasons, no short-term or long-term liquidity problems associated with operating the Properties are currently anticipated by management.

          Distributions

         During the six months ended June 30, 2000 and the year ended December 31, 1999, the Company generated cash from operations (which includes cash received from tenant and interest received, less cash paid for operating expenses) of $657,668 and $10,409, respectively. Based on current and anticipated future cash from operations, the Company declared Distributions to its stockholders of $152,525 and $50,404 during the six months ended June 30, 2000 and the period July 14,1999 (the date operations commenced) through December 31, 1999, respectively. No Distributions were paid or declared for the period December 22, 1997 (date of inception) through July 13, 1999 because operations had not commenced. On July 1, August 1 and September 1, 2000, the Company declared Distributions of $0.058 per Share to stockholders of record on July 1, August 1 and September 1, 2000, respectively, payable in September 2000. For the six months ended June 30, 2000 and the year ended December 31, 1999, 100% of the Distributions received by stockholders were considered to be ordinary income for federal income tax purposes. No amounts distributed or to be distributed to the stockholders as of August 3, 2000, were required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. The Company intends to continue to make Distributions of cash available for such purpose to the stockholders on a monthly basis, payable quarterly.

         Due to Related Parties

         During the six months ended June 30, 2000, the years ended December 31, 1999 and 1998, and the period December 22, 1997 (date of inception) through December 31, 1997, Affiliates incurred on behalf of the Company $178,708,
$421,878, $562,739 and $43,398, respectively, for certain organizational and offering expenses. In addition, during the six months ended June 30, 2000 and the year ended December 31, 1999, Affiliates of the Company incurred $56,129 and $98,206, respectively, for certain Acquisition Expenses and $93,920 and $41,307, respectively, for certain operating expenses on behalf of the Company. As of June 30, 2000 and December 31, 1999, the Company owed the Affiliates $1,795,033 and $1,775,256, respectively, for such amounts and unpaid fees and administrative expenses. The Advisor has agreed to pay all organizational and offering expenses (excluding selling commissions and marketing support and due diligence expense reimbursement fees) in excess of three percent of Gross Proceeds of the offering. In addition, pursuant to the Advisory Agreement, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year") the greater of two percent of average invested assets or 25 percent of net income (the "Expense Cap"). During the four quarters ended June 30, 2000, the Company's Operating Expenses exceeded the Expense Cap by $213,886; therefore, the Advisor reimbursed the Company such amount in accordance with the Advisory Agreement. The amount to be received from the Advisor was treated as a reduction of the amount due to related parties as of June 30, 2000.

         Other

         As of June 30, 2000, the tenant of the Property owned by the Company had established an FF&E Reserve. Funds in the FF&E Reserve have been paid, granted and assigned to the Company. For the six months ended June 30, 2000, revenue relating to the FF&E Reserve totalled $3,616. Due to the fact that the Property is leased on a long-term, triple-net basis , management does not believe that other working capital reserves are necessary at this time. Management has the right to cause the Company to maintain additional reserves if, in their discretion, they determine such reserves are required to meet the Company's working capital needs.


         Management is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does management expect any material changes in the availability and relative cost of such capital resources, other than as referred to in this Prospectus.


         Management expects that the cash generated from operations will be adequate to pay operating expenses and to make Distributions to stockholders.


RESULTS OF OPERATIONS

         No operations commenced until the Company received the minimum offering proceeds of $2,500,000 on July 14, 1999.


         As of June 30, 2000, the Company had acquired one Property consisting of land, building and equipment, and had entered into a long-term, triple-net lease agreement relating to the Property. The lease provides for minimum base rental payments of $103,867 payable every four weeks. The lease also provides that, after 24 months, the base rent required under the terms of the lease will increase. In addition to annual base rent, the tenant is required to pay contingent rent computed as a percentage of tenant's gross sales at the Property. The lease also requires the establishment of an FF&E Reserve. The FF&E Reserve is owned by the Company and has been recognized as additional rent. For the quarter ended June 30, 2000, the Company earned $272,119 in rental income from the Property. The Company also earned $3,616 in FF&E Reserve income during the quarter ended June 30, 2000. Because the Company has not yet acquired all of its Properties, revenues for the six months ended June 30, 2000, represent only a portion of revenues which the Company is expected to earn in future periods.

         During the six months ended June 30, 2000, the Company owned one Property. The lessee, BG Orland Park, LLC, contributed 100 percent of the Company's total rental income. In addition, the Property is operated as a Marriott(R) brand chain. Although the Company intends to acquire additional Properties located in various states and regions and to carefully screen its tenants in order to reduce risks of default, failure of this lessee or the Marriott(R) brand chain could significantly impact the results of operations of the Company. However, management believes that the risk of such a default is reduced due to the essential or important nature of this Property for the ongoing operations of the lessee. It is expected that the percentage of total rental income contributed by this lessee will decrease as additional Properties are acquired and leased during 2000 and subsequent years.

         During the six months ended June 30, 2000 and the year ended December 31, 1999, the Company earned $92,849 and $86,231, respectively, in interest income from investments in money market accounts. Interest income is expected to increase as the Company invests subscription proceeds received in the future in highly liquid investments pending investment in Properties and Mortgage Loans. However, as Net Offering Proceeds are invested in Properties and used to make Mortgage Loans, the percentage of the Company's total revenues earned from interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease.

         Operating expenses , including interest expense and depreciation and amortization expense, were $211,299 and $114,621 for the six months ended June 30, 2000 and the year ended December 31, 1999, respectively. Operating expenses represent only a portion of operating expenses which the Company is expected to incur during a full six-month and twelve-month period in which the Company owns Properties. The dollar amount of operating expenses is expected to increase as the Company acquires additional Properties and invests in Mortgage Loans. However, general and administrative expenses as a percentage of total revenues are expected to decrease as the Company acquires additional Properties and invests in Mortgage Loans. Operating expenses included $35,000 in organizational expenses for the year ended December 31, 1999. Organizational expenses represent the cost related to forming a new entity and are not expected to be incurred on an ongoing basis.

         Pursuant to the Advisory Agreement, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed the Expense Cap in an Expense Year. During the Expense Year ended June 30, 2000, the Company's Operating Expenses exceeded the Expense Cap by $213,886; therefore, the Advisor reimbursed the Company such amount in accordance with the Advisory Agreement.

         Other

         The Company has elected , pursuant to Internal Revenue Code Section 856(c)(1), to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. As a REIT, for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. Such an event could materially affect the Company's net earnings. However, the Company believes that it is organized and operates in such a manner as to qualify for treatment as a REIT for the year ended December 31, 1999. In addition, the Company intends to continue to operate the Company so as to remain qualified as a REIT for federal income tax purposes.

         The Company anticipates that its leases will be triple-net leases and will contain provisions that management believes will mitigate the effect of inflation. Such provisions will include clauses requiring the payment of percentage rent based on certain gross sales above a specified level and/or automatic increases in the base rent at specified times during the term of the lease. Management expects that increases in gross sales volumes due to inflation and real sales growth should result in an increase in rental income over time. Continued inflation also may cause capital appreciation of the Company's Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the Properties and on potential capital appreciation of the Properties.


         In April of 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-Up Activities," which became effective for the Company January 1, 1999. This SOP requires start-up and organization costs to be expensed as incurred and also requires previously deferred start-up costs to be recognized as a cumulative effect adjustment in the statement of earnings. During the year ended December 31, 1999, operating expenses include a charge of $35,000 for organizational costs.

         Management is not aware of any known trends or uncertainties, other than national economic conditions, which may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties, other than those Properties referred to in this Prospectus.

         There currently are no material changes being considered in the objectives and policies of the Company as set forth in this Prospectus.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


         The following information updates and replaces the "Directors and Executive Officers" section beginning on page 71 of the Prospectus.

       The Directors and executive officers of the Company are listed below:

          Name              Age      Position with the Company
------------------------   ------    -----------------------------------------


James M. Seneff, Jr.          54     Director, Chairman of the Board, and Chief
                                       Executive Officer
Robert A. Bourne              53     Director and President
David W. Dunbar               48     Independent Director
Timothy S. Smick              48     Independent Director
Edward A. Moses               58     Independent Director
Phillip M. Anderson, Jr.      40     Chief Operating Officer and Executive
                                       Vice President
Thomas J. Hutchison III       58     Executive Vice President
Lynn E. Rose                  51     Secretary and Treasurer

         James M. Seneff, Jr. Director, Chairman of the Board and Chief Executive Officer. Mr. Seneff also is a director, Chairman of the Board and Chief Executive Officer of CNL Retirement Corp., the Advisor to the Company. Mr. Seneff is a principal stockholder of CNL Holdings, Inc., the parent company of CNL Financial Group, Inc. (formerly CNL Group, Inc.), a diversified real estate company, and has served as a director, Chairman of the Board and Chief Executive Officer of CNL Financial Group, Inc. and its subsidiaries since CNL's formation in 1973. CNL Financial Group, Inc. is the parent company, either directly or indirectly through subsidiaries, of CNL Real Estate Services, Inc., CNL Retirement Corp., CNL Capital Markets, Inc., CNL Investment Company and CNL Securities Corp., the Managing Dealer in this offering. CNL and the entities it has established have more than $4 billion in assets, representing interests in more than 2,000 properties and 900 mortgage loans in 48 states. Mr. Seneff also serves as a director, Chairman of the Board and Chief Executive Officer of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust, as well as CNL Hospitality Corp., its advisor. Since 1992, Mr. Seneff has served as a director, Chairman of the Board and Chief Executive Officer of Commercial Net Lease Realty, Inc., a public real estate investment trust that is listed on the New York Stock Exchange. In addition, he has served as a director and Chairman of the Board since inception in 1994, and served as Chief Executive Officer from 1994 through August 1999, of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust. He also served as a director, Chairman of the Board and Chief Executive Officer of CNL Fund Advisors, Inc., the advisor to CNL American Properties Fund, Inc., until it merged with such company in September 1999. Mr. Seneff has also served as a director, Chairman of the Board and Chief Executive Officer of CNL Securities Corp. since 1979; CNL Investment Company since 1990; and CNL Institutional Advisors, a registered investment advisor for pension plans, since 1990. Mr. Seneff formerly served as a director of First Union National Bank of Florida, N.A., and currently serves as the Chairman of the Board of CNLBank. Mr. Seneff served on the Florida State Commission on Ethics and is a former member and past chairman of the State of Florida Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds. The Florida Board of Administration is Florida's principal investment advisory and money management agency and oversees the investment of more than $60 billion of retirement funds. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.

         Robert A. Bourne. Director and President. Mr. Bourne also serves as a director and President of CNL Retirement Corp., the Advisor to the Company. Mr. Bourne is also the President and Treasurer of CNL Financial Group, Inc.; a director, Vice Chairman of the Board and President of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust; as well as, a director, Vice Chairman of the Board and President of CNL Hospitality Corp., its advisor. Mr. Bourne also serves as a director of CNLBank. He has served as a director since 1992, Vice Chairman of the Board since February 1996, Secretary and Treasurer from February 1996 through 1997, and President from July 1992 through February 1996, of Commercial Net Lease Realty, Inc., a public, real estate investment trust listed on the New York Stock Exchange. Mr. Bourne has served as a director since inception in 1994, President from 1994 through February 1999, Treasurer from February 1999 through August 1999, and Vice Chairman of the Board since February 1999, of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust. He also served as a director and held various executive positions for CNL Fund Advisors, Inc., the advisor to CNL American Properties Fund, Inc. prior to its merger with such company, from 1994 through August 1999. Mr. Bourne also serves as a director, President and Treasurer for various affiliates of CNL Financial Group, Inc., including CNL Investment Company, CNL Securities Corp., the Managing Dealer for this offering, and CNL Institutional Advisors, Inc., a registered investment advisor for pension plans. Since joining CNL Securities Corp. in 1979, Mr. Bourne has overseen CNL's real estate and capital markets activities including the investment of nearly $2 billion in equity and the financing, acquisition, construction and leasing of restaurants, office buildings, apartment complexes, hotels and other real estate. Mr. Bourne began his career as a certified public accountant employed by Coopers & Lybrand, Certified Public Accountants, from 1971 through 1978, where he attained the position of tax manager in 1975. Mr. Bourne graduated from Florida State University in 1970 where he received a B.A. in Accounting, with honors.


         David W. Dunbar. Independent Director. Mr. Dunbar serves as chairman and chief executive officer of Peoples Bank, which he organized and founded in 1996. Mr. Dunbar is also a member of the board of trustees of Bay Care Health System, an alliance of ten non-profit hospitals in the Tampa Bay area, as well as vice chairman of the board of directors of Morton Plant Mease Health Care, Inc., an 841-bed, not-for-profit hospital and a member of the board of directors of North Bay Hospital, a 122-bed facility. He is a former member of the board of directors of Morton Plant Mease Hospital Foundation. In addition, Mr. Dunbar serves as a member of the Florida Elections Commission, the body responsible for investigating and holding hearings regarding alleged violations of Florida's campaign finance laws. During 1994 and 1995, Mr. Dunbar was a member of the board of directors and an executive officer of Peoples State Bank. Mr. Dunbar was the chief executive officer of Republic Bank from 1981 through 1988 and from 1991 through 1993. From 1988 through 1991, Mr. Dunbar developed commercial and medical office buildings and, through a financial consulting company he founded, provided specialized lending services for real estate development clients, specialized construction litigation support for national insurance companies and strategic planning services for institutional clients. In 1990, Mr. Dunbar was the chief executive officer, developer and owner of a 60,000 square foot medical office building located on the campus of Memorial Hospital in Tampa, Florida. In addition, in 1990, Mr. Dunbar served as the Governor's appointee to the State of Florida Taxation and Budget Reform Commission, a 25 member, blue ribbon commission established to review, study and make appropriate recommendations for changes to state tax laws and currently serves on the Florida Elections
Commission.  Mr. Dunbar began his  professional  career with  Southeast  Banking
Corporation in Miami, from 1975 through 1981, serving as a regional vice president of commercial mortgage lending. Mr. Dunbar received a B.S. degree in finance from Florida State University in 1975. He is also a 1977 graduate of the American Bankers Association National Commercial Lending School at the University of Oklahoma and a 1982 graduate of the School of Banking of the South at Louisiana State University.

         Timothy S. Smick. Independent Director. Mr. Smick is currently an independent investor. From 1996 through February 1998, Mr. Smick served as chief operating officer, executive vice president and a member of the board of directors of Sunrise Assisted Living, Inc., one of the nation's leading providers of assisted living care for seniors with 68 communities located in 13 states. In addition, Mr. Smick served as president of Sunrise Management Inc., a wholly owned subsidiary of Sunrise Assisted Living, Inc. During 1995, Mr. Smick served as a senior housing consultant to LaSalle Advisory, Ltd., a pension fund advisory company. From 1985 through 1994, Mr. Smick was chairman and chief executive officer of PersonaCare, Inc., a company he co-founded that provided sub-acute, skilled nursing and assisted living care with 12 facilities in six states. Mr. Smick's health care industry experience also includes serving as the regional operations director for Manor Healthcare, Inc., a division of ManorCare, Inc., and as operations director for Allied Health & Management, Inc. Prior to co-founding PersonaCare, Inc., Mr. Smick was a partner in Duncan & Smick, a commercial real estate development firm. Mr. Smick received a B.A. in English from Wheaton College and pursued graduate studies at Loyola College.

         Edward A. Moses. Independent Director. Dr. Moses served as dean of the Roy E. Crummer Graduate School of Business at Rollins College from 1994 to 2000, and has served as a professor and Bank of America professor of finance since 1989. As dean, Dr. Moses established a comprehensive program of executive education for health care management at the Roy E. Crummer Graduate School of Business. From 1985 to 1989 he served as dean and professor of finance at the University of North Florida. He has also served in academic and administrative positions at the University of Tulsa, Georgia State University and the University of Central Florida. Dr. Moses has written six textbooks in the fields of investments and corporate finance as well as numerous articles in leading business journals. He has held offices in a number of professional organizations, including president of the Southern Finance and Eastern Finance Associations, served on the Board of the Southern Business Administration Association, and served as a consultant for major banks as well as a number of Fortune 500 companies. He currently serves as a faculty member in the Graduate School of Banking at Louisiana State University, and is a member of the board of directors of HTE, Inc. Dr. Moses received a B.S. in Accounting from the Wharton School at the University of Pennsylvania in 1965 and a Masters of Business Administration (1967) and Ph.D. in finance from the University of Georgia in 1971.

         Phillip M. Anderson, Jr. Chief Operating Officer and Executive Vice President. Mr. Anderson joined CNL Retirement Corp. in January 1999 and is responsible for the planning and implementation of CNL's interest in health care industry investments, including acquisitions, development, project analysis and due diligence. He also currently serves as the Chief Operating Officer of both CNL Retirement Corp., the Company's Advisor, and of CNL Retirement Development Corp. From 1987 through 1998, Mr. Anderson was employed by Classic Residence by Hyatt. Classic Residence by Hyatt ("Classic") is affiliated with Hyatt Hotels and Chicago's Pritzker family. Classic acquires, develops, owns and operates seniors' housing, assisted living, skilled nursing and Alzheimer's facilities throughout the United States. Mr. Anderson's responsibilities grew from overseeing construction of Classic's first properties to acquiring and developing new properties. After assuming responsibility for acquisitions, Mr. Anderson doubled the number of senior living apartments/beds ("units") in the portfolio by adding over 1,200 units. In addition, the development of an additional 1,000 units of seniors' housing commenced under Mr. Anderson's direction. Mr. Anderson also served on Classic's Executive Committee charged with the responsibility of monitoring performance of existing properties and development projects. Mr. Anderson has been a member of the American Senior Housing Association since 1994 and currently serves on the executive board. He graduated from the Georgia Institute of Technology in 1982, where he received a B.S. in Civil Engineering, with honors.

         Thomas J. Hutchison III. Executive Vice President. Mr. Hutchison also serves as an Executive Vice President of CNL Retirement Corp., the Advisor of the Company, as well as President and Chief Operating Officer of CNL Real Estate Services, Inc., which is the parent company of CNL Retirement Corp. and CNL Hospitality Corp. He also serves as the President and Chief Operating Officer of CNL Realty & Development Corp. In addition, Mr. Hutchison serves as an Executive Vice President of CNL Hospitality Properties, Inc. Mr. Hutchison joined CNL Financial Group, Inc. in January 2000 with more than 30 years of senior management and consulting experience in the real estate development and services industries. He currently serves on the board of directors of Restore Orlando, a nonprofit community volunteer organization. Prior to joining CNL, Mr. Hutchison was president and owner of numerous real estate services and development companies. From 1995 to 2000, he was chairman and chief executive officer of Atlantic Realty Services, Inc. and TJH Development Corporation. Since 1990, he has fulfilled a number of long-term consulting assignments for large corporations, including managing a number of large international joint ventures. From 1990 to 1991, Mr. Hutchison was the court-appointed president and chief executive officer of General Development Corporation, a real estate community development company, where he assumed the day-to-day management of the $2.6 billion NYSE-listed company entering re-organization. From 1986 to 1990, he was the chairman and chief executive officer of a number of real estate-related companies engaged in the master planning and land acquisition of forty residential, industrial and office development projects. From 1978 to 1986, Mr. Hutchison was the president and chief executive officer of Murdock Development Corporation and Murdock Investment Corporation, as well as Murdock's nine service divisions. In this capacity, he managed an average of $350 million of new development per year for over nine years. Additionally, he expanded the commercial real estate activities to a national basis, and established both a new extended care division and a hotel division that grew to 14 properties. Mr. Hutchison was educated at Purdue University and the University of Maryland Business School.

         Lynn E. Rose. Secretary and Treasurer. Ms. Rose also serves as Secretary, Treasurer and a director of CNL Retirement Corp., the Advisor to the Company, and as Secretary of the subsidiaries of the Company. Ms. Rose is Secretary and Treasurer of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust, and serves as Secretary of its subsidiaries. In addition, she serves as Secretary, Treasurer and a director of CNL Hospitality Corp., its advisor. Ms. Rose served as Secretary of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust, from 1994 through August 1999, and served as Treasurer from 1994 through February 1999. She also served as Treasurer of CNL Fund Advisors, Inc., from 1994 through July 1998, and served as Secretary and a director from 1994 through August 1999, at which time it merged with CNL American Properties Fund, Inc. Ms. Rose served as Secretary and Treasurer of Commercial Net Lease Realty, Inc., a public real estate investment trust listed on the New York Stock Exchange, from 1992 to February 1996, and as Secretary and a director of CNL Realty Advisors, Inc., its advisor, from its inception in 1991 through 1997. She also served as Treasurer of CNL Realty Advisors, Inc. from 1991 through February 1996. Ms. Rose, a certified public accountant, has served as Secretary of CNL Financial Group, Inc. since 1987, served as Controller from 1987 to 1993 and has served as Chief Financial Officer since 1993. She also serves as Secretary of the subsidiaries of CNL Financial Group, Inc. and holds various other offices in the subsidiaries. In addition, she serves as Secretary for approximately 75 additional corporations affiliated with CNL Financial Group, Inc. and its subsidiaries. Ms. Rose has served as Chief Financial Officer and Secretary of CNL Securities Corp. since July 1994. Ms. Rose oversees the tax and legal compliance for over 375 corporations, partnerships and joint ventures, and the accounting and financial reporting for over 200 entities. Prior to joining CNL, Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Ms. Rose holds a B.A. in Sociology from the University of Central Florida. She was licensed as a certified public accountant in 1979.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         The following information updates and replaces the last paragraph on page 74 of the Prospectus.

         Each Director is entitled to receive $6,000 annually for serving on the Board of Directors, as well as fees of $750 per meeting attended ($375 for each telephonic meeting in which the Director participates), including committee meetings. In addition to the above compensation, the Director serving as Chairman of the Audit Committee is entitled to receive fees of $750 per meeting attended with the Company's independent accountants ($375 for each telephonic meeting in which the Chairman participates) as a representative of the Audit Committee. No executive officer or Director of the Company has received a bonus from the Company. The Company will not pay any compensation to the officers and Directors of the Company who also serve as officers and directors of the Advisor.



                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

         The following information updates and replaces "The Advisor" section on page 75 of the Prospectus.


         CNL Retirement Corp. (formerly CNL Health Care Corp.) is a Florida corporation organized in July 1997 to provide management, advisory and administrative services. The Company originally entered into the Advisory Agreement with the Advisor effective September 15, 1998. CNL Retirement Corp., as Advisor, has a fiduciary responsibility to the Company and the stockholders.


The directors and officers of the Advisor are as follows:

     James M. Seneff, Jr.        Chairman of the Board, Chief Executive Officer,
                                    and Director
     Robert A. Bourne            President and Director
     Phillip M. Anderson, Jr.    Chief Operating Officer
     Thomas J. Hutchison III     Executive Vice President

     Lynn E. Rose                Secretary, Treasurer and Director

         The  backgrounds  of  these   individuals  are  described  above  under
"Management -- Directors and Executive Officers."


         Management anticipates that any transaction by which the Company would become self-advised would be submitted to the stockholders for approval.

         The Advisor currently owns 20,000 Shares of Common Stock. The Advisor may not sell these Shares while the Advisory Agreement is in effect, although the Advisor may transfer such shares to Affiliates. Neither the Advisor, a Director, or any Affiliate may vote or consent on matters submitted to the stockholders regarding removal of the Advisor, Directors or any of their Affiliates, or any transaction between the Company and any of them. In determining the requisite percentage in interest of shares of Common Stock necessary to approve a matter on which the Advisor, Directors, and any Affiliate may not vote or consent, any shares of Common Stock owned by any of them will not be included.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares, a substantial portion of which may be paid as commissions to other broker-dealers. For the years ended December 31, 1999 and 1998, the Company incurred $388,109 and $1,912, respectively , of such fees, of which $370,690 and $1,785, respectively, has been paid by CNL Securities Corp. as commissions to other broker-dealers. In addition, during the period January 1, 2000 through August 3, 2000, the Company incurred $286,011 of such fees, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of Shares, all or a portion of which may be reallowed to other broker-dealers. For the years ended December 31, 1999 and 1998, the Company incurred $25,874 and $128, respectively, of such fees, the majority of which has been or will be reallowed to other broker-dealers and from which all bona fide due diligence expenses will be paid. In addition, during the period January 1, 2000 through August 3, 2000, the Company incurred $19,067 of such fees in connection with this offering, the majority of which has been or will be reallowed to other broker-dealers and from which all bona fide due diligence expenses will be paid.

         In addition, in connection with this offering, the Company has agreed to issue and sell Soliciting Dealer Warrants to the Managing Dealer. The price for each warrant will be $0.0008 and one warrant will be issued for every 25 Shares sold by the Managing Dealer. All or a portion of the Soliciting Dealer Warrants may be reallowed to Soliciting Dealers with prior written approval from, and in the sole discretion of the Managing Dealer, except where prohibited by either federal or state securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share of Common Stock from the Company at a price of $12.00 during the five-year period commencing with the date the offering began. No Soliciting Dealer Warrants, however, will be exercisable until one year from the date of issuance. During the six months ended June 30, 2000, the Company issued approximately 24,000 Soliciting Dealer Warrants. As of June 30, 2000, CNL Securities Corp. was entitled to receive approximately 6,100 additional Soliciting Dealer Warrants for Shares sold during the quarter then ended.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of Total Proceeds. For the years ended December 31, 1999 and 1998, the Company incurred $232,865 and $1,148, respectively, of such fees. In addition, during the period January 1, 2000 through August 3, 2000, the Company incurred $171,606 of such fees.

         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor will receive a monthly Asset Management Fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the six months ended June 30, 2000, the Company incurred $13,849 of such fees. No such fees were incurred during the years ended December 31, 1999 and 1998.

         The Company incurs Operating Expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed, in any four consecutive fiscal quarters (the "Expense Year"), the greater of 2% of Average Invested Assets or 25% of Net Income (the "Expense Cap"). During the four fiscal quarters ended June 30, 2000, the Company's Operating Expenses exceeded the Expense Cap by $213,886; therefore, the Advisor reimbursed the Company such amount in accordance with the Advisory Agreement.

         The Advisor and its Affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of Shares) on a day-to-day basis. For the six months ended June 30, 2000, the years ended December 31, 1999 and 1998, and the period December 22, 1997 (date of inception) through December 31, 1997, the Company incurred $176,284, $373,480, $196,184 and $15,202, respectively, for these services. For the six months ended June 30, 2000 and the year ended December 31, 1999, $25,687 and $328,229, respectively, of such costs represented stock issuance costs, $30,491 and $6,455, respectively, represented acquisition related costs and $120,106 and $38,796, respectively, represented general operating and administrative expenses. For 1998 and 1997, such amounts are included in deferred offering costs.


         The Company believes that all amounts paid or payable by the Company to Affiliates are fair and comparable to amounts that would be paid for similar services provided by unaffiliated third parties.

                          PRIOR PERFORMANCE INFORMATION

         The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. Prior public programs have invested only in restaurant properties and hotel properties and have not invested in Health Care Facilities. Investors in the Company should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior public real estate programs. Investors who purchase Shares will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates.

         Two Directors of the Company, Robert A. Bourne and James M. Seneff, Jr., individually or with others have served as general partners of 88 and 89 real estate limited partnerships, respectively, including 18 publicly offered CNL Income Fund partnerships, and as directors and/or officers of two unlisted public REITs. None of these limited partnerships or unlisted REITs has been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior programs, Messrs. Bourne and Seneff believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.

         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Bourne and Seneff, currently serves as the corporate general partner with Messrs. Bourne and Seneff as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and in the case of two of the partnerships, casual-dining restaurant properties. In addition, Messrs. Bourne and Seneff currently serve as directors of CNL American Properties Fund, Inc., an unlisted public REIT organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases; and as directors and officers of CNL Hospitality Properties Inc., an unlisted public REIT organized to invest in hotel properties, mortgage loans and secured equipment leases. Both of the unlisted public REITs have investment objectives similar to those of the Company. As of June 30, 2000, the 18 partnerships and the two unlisted REITs had raised a total of approximately $1.9 billion from a total of approximately 94,000 investors, and owned approximately 1,500 fast-food, family-style and casual-dining restaurant properties, and 15 hotels. None of the 18 public partnerships or the two unlisted public REITs has invested in Health Care Facilities. Certain additional information relating to the offerings and investment history of the 18 public partnerships and the two unlisted public REITs is set forth below.

                                                                                    Number of          Date 90% of Net
                                                                                     Limited            Proceeds Fully
                             Maximum                                               Partnership           Invested or
Name of                      Offering                                               Units or             Committed to
Entity                       Amount (1)                Date Closed                 Shares Sold          Investment (2)
------                       ----------                -----------                 -----------          --------------

CNL Income                   $15,000,000               December 31, 1986             30,000             December 1986
Fund, Ltd.                   (30,000 units)

CNL Income                   $25,000,000               August 21, 1987               50,000             November 1987
Fund II, Ltd.                (50,000 units)

CNL Income                   $25,000,000               April 29, 1988                50,000             June 1988
Fund III, Ltd.               (50,000 units)

CNL Income                   $30,000,000               December 6, 1988              60,000             February 1989
Fund IV, Ltd.                (60,000 units)

CNL Income                   $25,000,000               June 7, 1989                  50,000             December 1989
Fund V, Ltd.                 (50,000 units)

CNL Income                   $35,000,000               January 19, 1990              70,000             May 1990
Fund VI, Ltd.                (70,000 units)

CNL Income                   $30,000,000               August 1, 1990              30,000,000           January 1991
Fund VII, Ltd.               (30,000,000 units)


                                                                                    Number of          Date 90% of Net
                                                                                     Limited            Proceeds Fully
                             Maximum                                               Partnership           Invested or
Name of                      Offering                                               Units or             Committed to
Entity                       Amount (1)                Date Closed                 Shares Sold          Investment (2)
------                       ----------                -----------                 -----------          --------------

CNL Income                   $35,000,000               March 7, 1991               35,000,000           September 1991
Fund VIII, Ltd.              (35,000,000 units)

CNL Income                   $35,000,000               September 6, 1991            3,500,000           November 1991
Fund IX, Ltd.                (3,500,000 units)

CNL Income                   $40,000,000               April 22, 1992               4,000,000           June 1992
Fund X, Ltd.                 (4,000,000 units)

CNL Income                   $40,000,000               October 8, 1992              4,000,000           September 1992
Fund XI, Ltd.                (4,000,000 units)

CNL Income                   $45,000,000               April 15, 1993               4,500,000           July 1993
Fund XII, Ltd.               (4,500,000 units)

CNL Income                   $40,000,000               September 13, 1993           4,000,000           August 1993
Fund XIII, Ltd.              (4,000,000 units)

CNL Income                   $45,000,000               March 23, 1994               4,500,000           May 1994
Fund XIV, Ltd.               (4,500,000 units)

CNL Income                   $40,000,000               September 22, 1994           4,000,000           December 1994
Fund XV, Ltd.                (4,000,000 units)

CNL Income                   $45,000,000               July 18, 1995                4,500,000           August 1995
Fund XVI, Ltd.               (4,500,000 units)

CNL Income                   $30,000,000               October 10, 1996             3,000,000           December 1996
Fund XVII, Ltd.              (3,000,000 units)

CNL Income                   $35,000,000               February 6, 1998             3,500,000           December 1997
Fund XVIII, Ltd.             (3,500,000 units)

CNL American                 $747,464,413              January 20, 1999 (3)         37,373,221 (3)      February 1999 (3)
Properties Fund, Inc.        (37,373,221 shares)

CNL Hospitality              $425,072,637                      (4)                     (4)                   (4)
Properties, Inc.             (42,507,264 shares)



---------------------

(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd. and CNL Income Fund XVIII, Ltd. The number of shares of common stock for CNL American Properties Fund, Inc. ("APF") reflects a one-for-two reverse stock split, which was effective on June 3, 1999.

(2) For a description of the property acquisitions by these programs, see the table set forth on the following page.

(3) In April 1995, APF commenced an offering of a maximum of 16,500,000 shares of common stock ($165,000,000). On February 6, 1997, the initial offering closed upon receipt of subscriptions totalling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment plan. Following completion of the initial offering on
       February 6, 1997, APF commenced a subsequent offering (the "1997 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On March 2, 1998, the 1997 Offering closed upon receipt of subscriptions totalling $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) through the reinvestment plan. Following completion of the 1997 Offering on March 2, 1998, APF commenced a subsequent offering (the "1998 Offering") of up to 34,500,000 shares ($345,000,000) of common stock. As of December 31, 1998, APF had received subscriptions totalling $345,000,000 (34,500,000 shares), including $3,107,848 (310,785 shares)
       through the reinvestment plan, from the 1998 Offering. The 1998 Offering closed in January 1999, upon receipt of the proceeds from the last subscriptions. As of March 31, 1999, net proceeds to APF from its three offerings totalled $670,151,200 and all of such amount had been invested or committed for investment in properties and mortgage loans.

(4) Effective July 9, 1997, CNL Hospitality Properties, Inc. ("CHP") commenced an offering of up to 16,500,000 shares ($165,000,000) of common stock. On June 17, 1999, the initial offering closed upon receipt of subscriptions totalling $150,072,637 (15,007,264 shares), including
       $72,637 (7,264 shares) through the reinvestment plan. Following completion of the initial offering on June 17, 1999, CHP commenced a subsequent offering (the "1999 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. As of June 30, 2000, CHP had received subscriptions totalling $235,011,997 (23,501,200 shares), including $965,145 (96,514 shares) through the reinvestment plan, from the 1999 Offering. As of such date, CHP had purchased, directly or indirectly, 15 properties. Upon completion of the 1999 Offering, CHP intends to commence a subsequent offering (the "2000 Offering") of up to 45,000,000 shares ($450,000,000) of common stock.

         As of June 30, 2000, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 69 nonpublic real estate limited partnerships. The offerings of all of these 69 nonpublic limited partnerships had terminated as of June 30, 2000. These 69 partnerships raised a total of $185,927,353 from approximately 4,600 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 216 projects as of June 30, 2000. These 216 projects consist of 19 apartment projects (comprising 10% of the total amount raised by all 69 partnerships), 11 office buildings (comprising 4% of the total amount raised by all 69 partnerships), 169 fast-food, family-style, or casual-dining restaurant properties and business investments (comprising 69% of the total amount raised by all 69 partnerships), one condominium development (comprising 0.5% of the total amount raised by all 69 partnerships), four hotels/motels (comprising 5% of the total amount raised by all 69 partnerships), ten commercial/retail properties (comprising 11% of the total amount raised by all 69 partnerships), and two tracts of undeveloped land (comprising 0.5% of the total amount raised by all 69 partnerships).

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 37 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Of the 90 real estate limited partnerships whose offerings had closed as of June 30, 2000 (including 18 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 39 invested in restaurant properties leased on a "triple-net" basis, including eight which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 90 real estate limited partnerships).

         The following table sets forth summary information, as of June 30, 2000, regarding property acquisitions by the 18 limited partnerships and the two unlisted REITs .


      Name of                    Type of                                            Method of            Type of
       Entity                   Property                    Location                Financing            Program
       ------                   --------                    --------                ---------            -------

CNL Income Fund,           22 fast-food or           AL, AZ, CA, FL, GA,             All cash            Public
Ltd.                       family-style              LA, MD, OK, PA, TX,
                           restaurants               VA, WA

CNL Income Fund II,        50 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
Ltd.                       family-style              IL, IN, KS, LA, MI,
                           restaurants               MN, MO, NC, NM, OH,
                                                     TN, TX, WA, WY




      Name of                    Type of                                            Method of            Type of
       Entity                   Property                    Location                Financing            Program
       ------                   --------                    --------                ---------            -------

CNL Income Fund            40 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
III, Ltd.                  family-style              GA, IA, IL, IN, KS,
                           restaurants               KY, MD, MI, MN, MO,
                                                     NC, NE, OK, TX

CNL Income Fund IV,        47 fast-food or           AL, DC, FL, GA, IL,             All cash            Public
Ltd.                       family-style              IN, KS, MA, MD, MI,
                           restaurants               MS, NC, OH, PA, TN,
                                                     TX, VA

CNL Income Fund V,         36 fast-food or           AZ, FL, GA, IL, IN,             All cash            Public
Ltd.                       family-style              MI, NH, NY, OH, SC,
                           restaurants               TN, TX, UT, WA

CNL Income Fund VI,        60 fast-food or           AR, AZ, CA, FL, GA,             All cash            Public
Ltd.                       family-style              IL, IN, KS, MA, MI,
                           restaurants               MN, NC, NE, NM, NY,
                                                     OH, OK, PA, TN, TX,
                                                     VA, WA, WY

CNL Income Fund            52 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
VII, Ltd.                  family-style              IN, LA, MI, MN, NC,
                           restaurants               OH, PA, SC, TN, TX,
                                                     UT, WA

CNL Income Fund            43 fast-food or           AZ, FL, IN, LA, MI,             All cash            Public
VIII, Ltd.                 family-style              MN, NC, NY, OH, TN,
                           restaurants               TX, VA

CNL Income Fund IX,        46 fast-food or           AL, CA, CO, FL, GA,             All cash            Public
Ltd.                       family-style              IL, IN, LA, MI, MN,
                           restaurants               MS, NC, NH, NY, OH,
                                                     SC, TN, TX

CNL Income Fund X,         55 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
Ltd.                       family-style              ID, IL, LA, MI, MO,
                           restaurants               MT, NC, NE, NH, NM,
                                                     NY, OH, PA, SC, TN,
                                                     TX, WA

CNL Income Fund XI,        44 fast-food or           AL, AZ, CA, CO, CT,             All cash            Public
Ltd.                       family-style              FL, KS, LA, MA, MI,
                           restaurants               MS, NC, NH, NM, OH,
                                                     OK, PA, SC, TX, VA, WA



      Name of                    Type of                                            Method of            Type of
       Entity                   Property                    Location                Financing            Program
       ------                   --------                    --------                ---------            -------

CNL Income Fund            52 fast-food or           AL, AZ, CA, FL, GA,             All cash            Public
XII, Ltd.                  family-style              LA, MO, MS, NC, NM,
                           restaurants               OH, SC, TN, TX, WA

CNL Income Fund            50 fast-food or           AL, AR, AZ, CA, CO,             All cash            Public
XIII, Ltd.                 family-style              FL, GA, IN, KS, LA,
                           restaurants               MD, NC, OH, PA, SC,
                                                     TN, TX, VA

CNL Income Fund            68 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
XIV, Ltd.                  family-style              IL, KS, LA, MN, MO,
                           restaurants               MS, NC, NJ, NV, OH,
                                                     SC, TN, TX, VA

CNL Income Fund XV,        57 fast-food or           AL, CA, FL, GA, KS,             All cash            Public
Ltd.                       family-style              KY, MN, MO, MS, NC,
                           restaurants               NJ, NM, OH, OK, PA,
                                                     SC, TN, TX, VA

CNL Income Fund            49 fast-food or           AZ, CA, CO, DC, FL,             All cash            Public
XVI, Ltd.                  family-style              GA, ID, IN, KS, MN,
                           restaurants               MO, NC, NM, NV, OH,
                                                     PA, TN, TX, UT, WI

CNL Income Fund            32 fast-food,             CA, FL, GA, IL, IN,             All cash            Public
XVII, Ltd.                 family-style or           MI, NC, NV, OH, SC,
                           casual-dining             TN, TX, WA
                           restaurants

CNL Income Fund            26 fast-food,             AZ, CA, FL, GA, IL,             All cash            Public
XVIII, Ltd.                family-style or           KY, MD, MN, NC, NV,
                           casual-dining             NY, OH, PA, TN, TX, VA
                           restaurants

CNL American               703 fast-food,            AL, AZ, CA, CO, CT,               (1)             Public REIT
Properties Fund,           family-style or           DE, FL, GA, IA, ID,
Inc.                       casual-dining             IL, IN, KS, KY, LA,
                           restaurants               MD, MI, MN, MO, MS,
                                                     NC, NE, NH, NJ, NM,
                                                     NV, NY, OH, OK, OR,
                                                     PA, RI, SC, TN, TX,
                                                     UT, VA, WA, WI, WV

CNL Hospitality            15 limited                AZ, CA, CO, GA, MA,               (2)             Public REIT
Properties, Inc.           service, extended         NV, PA, TX, WA
                           stay or full
                           service hotels



---------------------

(1) As of March 31, 1999, all of APF's net offering proceeds had been invested or committed for investment in properties and mortgage loans. Since April 1, 1999, APF has used proceeds from its lines of credit and other borrowing to acquire and develop properties and to fund mortgage loans and secured equipment leases.

(2) In 1998, CHP used proceeds from its line of credit and net offering proceeds to fund the acquisition of two of its properties. As of June 30, 2000, CHP had repaid amounts borrowed on its line of credit using additional net offering proceeds. In 1999, CHP acquired an interest in seven additional properties through CNL Hotel Investors, Inc. ("CHI"), a real estate investment trust jointly owned by CHP and Five Arrows Realty Securities II L.L.C. ("Five Arrows"). In connection with the acquisition of these seven properties, CHI used proceeds from permanent financing, in addition to net offering proceeds from CHP and cash contributions from Five Arrows. In addition, CHP acquired a majority interest in a limited liability company (the "LLC") that owns one property. In connection with the acquisition of the property, the LLC used permanent financing to fund part of the acquisition.

         A more detailed description of the acquisitions by real estate limited partnerships and the two unlisted REITs sponsored by Messrs. Bourne and Seneff is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc. and CNL Hospitality Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of the two unlisted REITs, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships and the two unlisted REITs with investment objectives similar to one or more of the Company's investment objectives, is provided in the Prior Performance Tables included as Appendix C. Information about the previous public partnerships, the offerings of which became fully subscribed between July 1995 and June 2000, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Appendix C (in Table III), which include information as to the operating results of these prior programs, for more detailed information concerning the experience of Messrs. Seneff and Bourne.


                       INVESTMENT OBJECTIVES AND POLICIES

CERTAIN INVESTMENT LIMITATIONS

         The following information updates and replaces Item 16 on page 86 of the Prospectus.

         16. The Company will not make loans to the Advisor or its Affiliates, except (A) mortgage loans subject to the restrictions governing mortgage loans in the Articles of Incorporation (including the requirement to obtain an appraisal from an independent expert) or (B) to wholly owned subsidiaries of the Company.



                               DISTRIBUTION POLICY

DISTRIBUTIONS

         The following information updates and replaces the "Distributions" section on page 87 of the Prospectus.

         The   following   table   reflects   total   Distributions   and  total
Distributions per Share declared by the Company during each month since the Company commenced operations.

                               Total           Distributions
       Month               Distributions         per Share
--------------------       --------------      ---------------

August 1999                 $   7,422              $0.025
September 1999                  9,038               0.025
October 1999                   10,373               0.025
November 1999                  11,289               0.025
December 1999                  12,282               0.025
January 2000                   13,501               0.025
February 2000                  14,530               0.025
March 2000                     15,562               0.025
April 2000                     24,822               0.037

May 2000                       40,804               0.058
June 2000                      43,306               0.058
July 2000                      50,847               0.058
August 2000                    53,716               0.058
September 2000                 57,134               0.058


         The Company intends to continue to make regular Distributions to stockholders. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. Currently, Distributions are declared monthly and paid quarterly during the offering period. In addition, Distributions are expected to be declared monthly and paid quarterly during any subsequent offering, and declared and paid quarterly thereafter. However, in the future, the Board of Directors, in its discretion, may determine to declare Distributions on a daily basis during the offering period. The Company is required to distribute annually at least 95% of its real estate investment trust taxable income (90% in 2001 and thereafter) to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. If the cash available to the Company is insufficient to pay such Distributions, the Company may obtain the necessary funds by borrowing, issuing new securities, or selling Assets. These methods of obtaining funds could affect future Distributions by increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return capital for federal income tax purposes, although such Distributions might not reduce stockholders' aggregate Invested Capital. Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of Incorporation; or distributions of in-kind property as long as the Directors
(i) advise each stockholder of the risks associated with direct ownership of the property; (ii) offer each stockholder the election of receiving in-kind property distributions; and (iii) distribute in-kind property only to those stockholders who accept the Directors' offer.


         For the six months ended June 30, 2000 and the period July 13, 1999 (the date operations of the Company commenced) through December 31, 1999, 100% of the Distributions declared and paid were considered to be ordinary income for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Due to the fact that the Company had only acquired one
Property and was still in the offering stage as of June 30, 2000, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods. In addition, the characterization for tax purposes of Distributions declared for the six months ended June 30, 2000 may not be indicative of the results that may be expected for the year ending December 31, 2000.


         Distributions will be made at the discretion of the Directors, depending primarily on net cash from operations (which includes cash received from tenants except to the extent that such cash represents a return of principal in regard to the lease of a Property consisting of building only, distributions from joint ventures, and interest income from lessees of Equipment and borrowers under Mortgage Loans, less expenses paid) and the general financial condition of the Company, subject to the obligation of the Directors to cause the Company to qualify and remain qualified as a REIT for federal income tax purposes. The Company intends to increase Distributions in accordance with increases in net cash from operations.



                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

DESCRIPTION OF CAPITAL STOCK

         The following information updates and replaces the last paragraph on page 88 and the first paragraph on page 89 of the Prospectus.

         General. The Company has authorized a total of 206,000,000 shares of capital stock, consisting of 100,000,000 shares of Common Stock, $0.01 par value per share, 3,000,000 shares of Preferred Stock ("Preferred Stock"), and 103,000,000 additional shares of excess stock ("Excess Shares"), $0.01 par value per share. Of the 103,000,000 Excess Shares, 100,000,000 are issuable in exchange for Common Stock and 3,000,000 are issuable in exchange for Preferred Stock as described below at "Restriction of Ownership." As of August 3, 2000, the Company had 921,376 Shares of Common Stock outstanding (including 20,000 Shares issued to the Advisor prior to the commencement of this offering and 5,046 Shares issued pursuant to the Reinvestment Plan) and no Preferred Stock or Excess Shares outstanding. The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized shares of Common Stock available.

         The Company will not issue share certificates except to stockholders who make a written request to the Company. Each stockholder's investment will be recorded on the books of the Company, and information concerning the restrictions and rights attributable to Shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving Shares in connection with an issuance or transfer. A stockholder wishing to transfer his or her Shares will be required to send only an executed form to the Company, and the Company will provide the required form upon a stockholder's request. The executed form and any other required documentation must be received by the Company on or before the 15th of the month for the transfer to be effective the following month. Subject to restrictions in the Articles of Incorporation, transfers of Shares shall be effective, and the transferee of the Shares will be recognized as the holder of such Shares as of the first day of the following month on which the Company receives properly executed documentation.
Stockholders who are residents of New York may not transfer fewer than 250 shares at any time.

                                   APPENDIX B

                              FINANCIAL INFORMATION

              ----------------------------------------------------

          THE UPDATED PRO FORMA FINANCIAL STATEMENTS AND THE UNAUDITED
             FINANCIAL STATEMENTS OF CNL RETIREMENT PROPERTIES, INC.
          (FORMERLY CNL HEALTH CARE PROPERTIES, INC.) CONTAINED IN THIS
          ADDENDUM SHOULD BE READ IN CONJUNCTION WITH APPENDIX B TO THE
                   ATTACHED PROSPECTUS, DATED MARCH 31, 2000.

              ----------------------------------------------------

                          INDEX TO FINANCIAL STATEMENTS

                         CNL RETIREMENT PROPERTIES, INC.
                   (formerly CNL Health Care Properties, Inc.)

                                                                                                         Page
                                                                                                         ----
Pro Forma Consolidated Financial Information (unaudited):

     Pro Forma Consolidated Balance Sheet as of June 30, 2000                                            B-2

     Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2000               B-3

     Pro Forma Consolidated Statement of Operations for the year ended December 31, 1999                 B-4

     Notes to Pro Forma Consolidated Financial Statements for the six months ended
        June 30, 2000 and the year ended December 31, 1999                                               B-5

Updated Unaudited Condensed Consolidated Financial Statements:

     Condensed Consolidated Balance Sheets as of June 30, 2000 and December 31, 1999                     B-7

     Condensed Consolidated Statements of Earnings for the quarters and six months ended
        June 30, 2000 and 1999                                                                           B-8

     Condensed Consolidated Statements of Stockholders' Equity for the six months ended
        June 30, 2000 and the year ended December 31, 1999                                               B-9

     Condensed Consolidated Statements of Cash Flows for the six months ended
        June 30, 2000 and 1999                                                                           B-10

     Notes to Condensed Consolidated Financial Statements for the quarters and six months
        ended June 30, 2000 and 1999                                                                     B-12


                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



         The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Retirement Properties, Inc. (formerly CNL Health Care Properties, Inc.) and subsidiaries (the "Company") gives effect to (i) the receipt of an initial capital contribution of $200,000 from the Advisor, $8,521,527 in gross offering proceeds from the sale of 852,153 shares of common stock for the period from inception through June 30, 2000, and the application of such funds to pay offering expenses and miscellaneous acquisition expenses and to purchase a property, (ii) the receipt of $492,235 in gross offering proceeds from the sale of 49,224 additional shares for the period July 1, 2000 through August 3, 2000 and the accrual of related offering expenses, acquisition fees and miscellaneous acquisition expenses, as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2000 includes the transactions described in (i) above, from the historical balance sheet, adjusted to give effect to the transactions in (ii) above as if they had occurred on June 30, 2000.

         The Unaudited Pro Forma Consolidated Statements of Operations for the six months ended June 30, 2000 and the year ended December 31, 1999, include the operating results of the property described in (i) above from the date the property became operational through the end of the pro forma period presented.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                   (formerly CNL Health Care Properties, Inc.)
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2000

                                                                           Pro Forma
                           ASSETS                       Historical        Adjustments               Pro Forma
                                                       ------------      -------------          -------------

Land, building and equipment on operating lease          $14,553,953           $    --           $ 14,553,953
Cash and cash equivalents                                    659,311           492,235    (a)       1,151,546
Receivable                                                     3,631                --                  3,631
Loan costs                                                                          --                 53,711
                                                              53,711
Other assets                                                  95,626            22,151    (a)         117,777
                                                       -------------     -------------          -------------
                                                        $ 15,366,232        $  514,386           $ 15,880,618
                                                       =============     =============          =============



               LIABILITIES AND STOCKHOLDERS'
                           EQUITY

Liabilities:
    Line of credit                                       $ 6,800,000                --            $ 6,800,000
    Accounts payable and accrued expenses                      4,445                --                  4,445
    Due to related parties                                 1,795,033            61,530    (a)       1,856,563
    Interest payable                                          16,705                --                 16,705
    Security deposits                                        553,956                --                553,956
    Deferred rental income                                    46,900                --                 46,900
                                                       -------------     -------------          -------------
          Total liabilities                                9,217,039            61,530              9,278,569
                                                       -------------     -------------          -------------


Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                   --                --                     --
    Excess shares, $0.01 par value per share.
       Authorized and unissued 103,000,000 shares                 --                --                     --
    Common stock, $0.01 par value per share.
       Authorized 100,000,000 shares; issued and
       outstanding 872,153 shares; issued and
       outstanding, as adjusted, 921,377 shares                8,721               492    (a)           9,213
    Capital in excess of par value                         6,214,506           452,364    (a)       6,666,870
    Accumulated deficit                                      (74,034)               --                (74,034)
                                                       -------------     -------------          -------------
          Total stockholders' equity                       6,149,193           452,856              6,602,049
                                                       -------------     -------------          -------------
                                                        $ 15,366,232       $  514 ,386           $ 15,880,618
                                                       =============     =============          =============






                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                   (formerly CNL Health Care Properties, Inc.)
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2000

                                                                       Pro Forma
                                                  Historical          Adjustments            Pro Forma
                                                  -----------       ---------------          ------------

Revenues:
    Rental income from operating lease            $ 272,119           $   417,761    (1)     $  689,880
    FF&E Reserve income                               3,616                 9,809    (2)         13,425
    Interest and other income                        92,849               (90,959)   (3)          1,890
                                                -----------       ---------------          ------------
                                                    368,584               336,611               705,195
                                                -----------       ---------------          ------------
Expenses:
    Interest                                        129,776               216,563    (4)        346,339
    General operating and administrative            193,613                    --               193,613
    Asset management fees to related party           13,849                27,698    (5)         41,547
    Reimbursement of operating expenses from
       related party                               (213,886)              125,624    (6)        (88,262)
    Depreciation and amortization                    87,947               134,694    (7)        222,641
                                                -----------       ---------------          ------------
                                                    211,299               504,579               715,878
                                                -----------       ---------------          ------------


Net Earnings (Loss)                               $ 157,285           $  (167,968)           $  (10,683)
                                                ===========       ===============          ============

Earnings (Loss) Per Share of Common Stock
  (Basic and Diluted) (8)                         $    0.24                                  $    (0.02)
                                                ===========                                ============

Weighted Average Number of Shares of Common
    Stock Outstanding                               665,899                                     712,042
                                                ===========                                ============






                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                   (formerly CNL Health Care Properties, Inc.)
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999

                                                                                 Pro Forma
                                                         Historical              Adjustments                 Pro Forma
                                                         -----------           ---------------             --------------

Revenues:
    Rental income from operating lease                   $        --               $   304,141    (1)         $   304,141
    FF&E Reserve income                                           --                     7,296    (2)               7,296
    Interest and other income                                 86,231                   (43,169)   (3)              43,062
                                                         -----------           ---------------             --------------
                                                              86,231                   268,268                    354,499
                                                         -----------           ---------------             --------------
Expenses:
    Interest                                                      --                   161,438    (4)             161,438
    General operating and administrative                      79,621                        --                     79,621
    Asset management fees to related party                        --                    13,849    (5)              13,849
    Organizational costs                                      35,000                        --                     35,000
    Depreciation and amortization                                 --                   100,180    (7)             100,180
                                                         -----------           ---------------             --------------
                                                             114,621                   275,467                    390,088
                                                         -----------           ---------------             --------------


Net Loss                                                   $ (28,390)              $    (7,199)               $   (35,589)
                                                         ===========           ===============             ==============

Loss Per Share of Common Stock (Basic and
    Diluted) (8)                                            $  (0.07)                                           $    (0.07)
                                                         ===========                                        ==============

Weighted Average Number of Shares of Common
    Stock Outstanding                                        412,713                                               514,035
                                                         ===========                                        ==============






                 See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                   (formerly CNL Health Care Properties, Inc.)
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                       SIX MONTHS ENDED JUNE 30, 2000 AND
                          YEAR ENDED DECEMBER 31, 1999


Unaudited Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $492,235 from the sale of 49,223 shares during the period July 1, 2000 through August 3, 2000 and the accrual of related acquisition fees, selling commissions and offering expenses which have been netted against stockholders' equity.

Unaudited Pro Forma Consolidated Statements of Operations:

(1) Represents adjustment to rental income from the operating lease for the property acquired by the Company on April 20, 2000 (the "Pro Forma Property") for the period commencing the date the Pro Forma Property became operational by the previous owner to the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented. The date the Pro Forma Property is treated as becoming operational by the previous owner as a rental property for purposes of the Pro Forma Consolidated Statements of Operations was October 11, 1999.

         The lease provides for the payment of percentage rent in addition to base rental income; however, no percentage rent was due under the lease for the Pro Forma Property during the period the Company was assumed to have held the property.

(2) Represents reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Pro Forma Property (the "FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company. In connection therewith, FF&E Reserve income was earned at approximately $2,200 per month.

(3) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the period commencing the date the Pro Forma Property became operational by the previous owner to the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented, as described in Note (1). The pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately five percent per annum by the Company during the year ended December 31, 1999 and the six months ended June 30, 2000.

(4) Represents adjustment to interest expense incurred at a rate of 8.75% per annum in connection with the assumed borrowings from the line of credit of $8,100,000 on October 11, 1999.

(5) Represents increase in asset management fees relating to the Pro Forma Property for the period commencing the date the Pro Forma Property became operational by the previous owner to the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented, as described in Note (1). Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value as defined in the Company's prospectus.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                   (formerly CNL Health Care Properties, Inc.)
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                   FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND
                        THE YEAR ENDED DECEMBER 31, 1999


Unaudited Pro Forma Consolidated Statements of Operations - Continued:

(6) Pursuant to the advisory agreement, CNL Retirement Corp. (the "Advisor") is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year") the greater of two percent of average invested assets or 25 percent of net income (the "Expense Cap.") During the Expense Year ended June 30, 2000, the Company's operating expenses exceeded the Expense Cap by $213,886.

         As a result of the Pro Forma Property being treated in the Pro Forma Consolidated Statements of Operations as operational since October 11, 1999, the Expense Cap increased based on two percent of average invested assets; therefore, the amount of the reimbursement of operating expenses from related party was adjusted for the six months ended June 30, 2000.

(7) Represents increase in depreciation expense of the building and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Property accounted for as an operating lease using the straight-line method. The building and FF&E are depreciated over useful lives of 40 and seven years, respectively. Also represents amortization of the loan costs of $55,917 (.5% origination fee on the $8,100,000 from borrowings on the line of credit, associated legal fees and closing costs) amortized under the straight-line method over a period of five years.

(8) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the six months ended June 30, 2000 and the year ended December 31, 1999.

         As a result of the Pro Forma Property being treated in the Pro Forma Consolidated Statements of Operations as operational since October 11, 1999, the Company assumed approximately 670,638 shares of common stock were sold, and the net offering proceeds were available for the purchase of this property. Due to the fact that approximately 270,400 of these shares of common stock were actually sold subsequently, during the period October 11, 1999 through April 20, 2000, the weighted average number of shares outstanding for the pro forma periods were adjusted. Pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted, during the six months ended June 30, 2000 and the year ended December 31, 1999.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                    June 30,            December 31,
                                                                      2000                  1999
                                                                 -------------          ------------

                                ASSETS

Land, building and equipment on operating lease, net               $14,553,953                $   --
Cash                                                                   659,311             4,744,222
Receivables                                                              3,631                    --
Loan costs, less accumulated amortization of $2,206                     53,711                    --
Other assets                                                            95,626               344,338
                                                                --------------         -------------

                                                                   $15,366,232            $5,088,560
                                                                ==============         =============

                   LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Line of credit                                                  $6,800,000                $   --
    Due to related parties                                           1,795,033             1,775,256
    Accounts payable and accrued expenses                                4,445                21,167
    Interest payable                                                    16,705                    --
    Security deposit                                                   553,956                    --
    Deferred rental income                                              46,900                    --
                                                                --------------         -------------
       Total liabilities                                             9,217,039             1,796,423
                                                                --------------         -------------


Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued  3,000,000  shares                           --                    --
    Excess shares, $.01 par value per share.
       Authorized and unissued  103,000,000  shares                         --                    --
    Common stock, $.01 par value per share.
       Authorized 100,000,000 shares, issued and
       outstanding 872,153 and 540,028 shares, respectively              8,721                 5,400
    Capital in excess of par value                                   6,214,506             3,365,531
    Accumulated deficit                                                (74,034)              (78,794)
                                                                --------------         -------------
       Total stockholders' equity                                    6,149,193             3,292,137
                                                                --------------         -------------

                                                                   $15,366,232            $5,088,560
                                                                ==============         =============






                See accompanying notes to condensed consolidated
                             financial statements.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

                                                                  Quarter                              Six Months
                                                               Ended June 30,                        Ended June 30,
                                                            2000             1999                2000               1999
                                                       -------------     ------------       --------------    ------------

Revenues:
    Rental income from operating lease                      $ 272,119           $  --            $ 272,119          $ --
    FF&E Reserve income                                         3,616              --                3,616            --
    Interest income                                            19,887              --               92,849            --
                                                       ---------------   -------------       --------------   -------------
                                                              295,622                              368,584
                                                       ---------------   -------------       --------------   -------------

Expenses:
    Interest                                                  129,776              --              129,776            --
    General operating and administrative                       95,473              --              193,613            --
    Asset management fees to related party                     13,849              --               13,849            --
    Reimbursement of operating expenses
     from related party                                      (213,886)             --             (213,886)           --
    Depreciation and amortization                              87,947              --               87,947            --
                                                       ---------------   -------------       --------------   -------------
                                                              113,159              --              211,299            --
                                                       ---------------   -------------       --------------   -------------

Net Earnings                                                $ 182,463           $  --            $ 157,285         $  --
                                                       ===============   =============       ==============   =============

Net Earnings Per Share of Common Stock
    (Basic and Diluted)                                      $   0.25           $  --             $   0.24         $  --
                                                       ===============   =============       ==============   =============

Weighted Average Number of Shares of
    Common Stock Outstanding                                  730,041              --              665,899            --
                                                       ===============   =============       ==============   =============






                See accompanying notes to condensed consolidated
                             financial statements.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

         Six Months Ended June 30, 2000 and Year Ended December 31, 1999

                                                     Common stock
                                              ---------------------------     Capital in
                                                  Number           Par        excess of     Accumulated
                                                of Shares         value       par value       deficit         Total
                                              ------------   ------------   ------------   ------------   ------------

  Balance at December 31, 1998                      20,000        $   200      $ 199,800         $   --      $ 200,000

  Subscriptions received for common
    stock through public offering
    and distribution reinvestment plan             543,528          5,435      5,429,848             --      5,435,283

  Subscriptions held in escrow                     (23,500)          (235)      (234,765)            --       (235,000)

  Stock issuance costs                                  --             --     (2,029,352)            --     (2,029,352)

  Net loss                                              --             --             --        (28,390)       (28,390)

  Distributions declared and paid
    ($.125 per share)                                   --             --             --        (50,404)       (50,404)
                                              ------------   ------------   ------------   ------------   ------------

  Balance at December 31, 1999                     540,028          5,400      3,365,531        (78,794)     3,292,137

  Subscriptions received for common
    stock through public offering and
    distribution reinvestment plan                 332,125          3,321      3,317,941             --      3,321,262

  Stock issuance costs                                  --             --       (468,966)            --       (468,966)

  Net earnings                                          --             --             --        157,285        157,285

  Distributions declared and paid
    ($.229 per share)                                   --             --             --       (152,525)      (152,525)
                                              ------------   ------------   ------------   ------------   ------------

  Balance at June 30, 2000                         872,153   $     8,721      $6,214,506      $ (74,034)   $ 6,149,193
                                              ============   ============   ============   ============   ============







                See accompanying notes to condensed consolidated
                             financial statements.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                          Six Months Ended
                                                                              June 30,
                                                                      2000                1999
                                                                 --------------      --------------
Increase (Decrease) in Cash and Cash Equivalents:

    Net Cash Provided by Operating Activities                         $ 657,668             $    --
                                                                 --------------      --------------

     Net Cash Provided by Investing Activities:
       Additions to land, building and
          equipment on operating lease                              (13,848,900)                 --
       Payment of acquisition costs                                    (366,078)                 --
                                                                 --------------      --------------
            Net cash used in investing activities                   (14,214,978)                 --
                                                                 --------------      --------------

    Net Cash Provided by Financing Activities:
       Repayment of offering and acquisition costs paid by
          related party on behalf of the Company                                                 --
                                                                       (223,302)
       Proceeds from line of credit                                   8,100,000                  --
       Payment of loan costs                                            (55,917)                 --
       Repayment of borrowings on line of credit                     (1,300,000)                 --
       Subscriptions received from stockholders                       3,321,262                  --
       Distributions to stockholders                                   (152,525)                 --
       Payment of stock issuance costs                                 (217,119)                 --
                                                                 --------------      --------------
            Net cash provided by financing activities                 9,472,399                  --
                                                                 --------------      --------------

Net Decrease in Cash and Cash
    Equivalents                                                      (4,084,911)                 --

Cash and Cash Equivalents at Beginning
    of Period                                                         4,744,222                  92
                                                                 --------------      --------------

Cash and Cash Equivalents at End of
    Period                                                            $ 659,311             $    92
                                                                 ==============      ==============







                See accompanying notes to condensed consolidated
                             financial statements.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

                                                             Six Months Ended
                                                                 June 30,
                                                        2000                 1999
                                                    --------------    --------------

Supplemental Schedule of Non-Cash
    Investing and Financing Activities:

       Amounts paid by related parties
         on behalf of the Company and
         its subsidiaries:
           Acquisition costs                           $    56,129       $        --
           Deferred offering costs                              --           235,071
           Stock issuance costs                            178,708                --
                                                    --------------    --------------
                                                       $   234,837       $   235,071
                                                    ==============    ==============
       Costs incurred by the Company and unpaid
         at period end:
           Acquisition costs                           $   360,336       $   110,915
           Deferred offering costs                              --           269,877
           Stock issuance costs                             67,956                --
                                                    --------------    --------------

                                                       $   428,292       $   380,792
                                                    ==============    ==============






              See accompanying notes to condensed consolidated
                             financial statements.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

              Quarters and Six Months Ended June 30, 2000 and 1999


1.       Organization and Nature of Business:

         CNL Health Care Properties, Inc. was organized pursuant to the laws of the state of Maryland on December 22, 1997. CNL Health Care GP Corp. and CNL Health Care LP Corp. are wholly owned subsidiaries of CNL Health Care Properties, Inc., each of which was organized pursuant to the laws of the state of Delaware in December 1999. CNL Health Care Partners, LP is a Delaware limited partnership formed in December 1999. CNL Health Care GP Corp. and CNL Health Care LP Corp. are the general and limited partner, respectively, of CNL Health Care Partners, LP. The term "Company" includes, unless the context otherwise requires, CNL Health Care Properties, Inc., CNL Health Care Partners, LP, CNL Health Care GP Corp. and CNL Health Care LP Corp.

         The Company intends to use the proceeds from its public offerings after deducting offering expenses, primarily to acquire real estate properties (the "Property" or "Properties") related to health care and seniors' housing facilities (the "Health Care Facilities") located across the United States. The Health Care Facilities may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics. The Company may provide mortgage financing (the "Mortgage Loans") to operators of Health Care Facilities in the aggregate principal amount of approximately 5 to 10 percent of the Company's total assets. The Company also may offer furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of Health Care Facilities. Secured Equipment Leases will be funded from the proceeds of a loan in an amount up to ten percent of the Company's total assets.

         The Company was a development stage enterprise from December 22, 1997 through July 13, 1999. Since operations had not begun, activities through July 13, 1999 were devoted to the organization of the Company.

         The Company acquired its first Property, a Brighton Gardens(R) by Marriott(R), on April 20, 2000. This Property is located in Orland Park, Illinois. In connection with the purchase of the Property, the Company, as lessor, entered into a long-term, triple-net lease agreement.

2.       Basis of Presentation:

         The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. The condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of the management, necessary to a fair statement of the results for the interim periods presented. Operating results for the quarter and six months ended June 30, 2000 may not be indicative of the results that may be expected for the year ending December 31, 2000. Amounts included in the financial statements as of December 31, 1999 have been derived from audited financial statements as of that date.

         These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in the Form 10-K of CNL Health Care Properties, Inc. and its subsidiaries for the year ended December 31, 1999.

         The accompanying unaudited condensed consolidated financial statements include the accounts of CNL Health Care Properties, Inc. and its wholly owned subsidiaries, CNL Health Care GP Corp. and CNL Health Care LP Corp., as well as the accounts of CNL Health Care Partners, LP. All significant intercompany balances and transactions have been eliminated.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

              Quarters and Six Months Ended June 30, 2000 and 1999


3.       Public Offerings:

         The Company has a currently effective registration statement on Form S-11 with the Securities and Exchange Commission. A maximum of 15,500,000 shares ($155,000,000) may be sold (the "Initial Offering"), including 500,000 shares ($5,000,000) which are available only to stockholders who elect to participate in the Company's reinvestment plan. The Company has adopted a reinvestment plan pursuant to which stockholders may elect to have the full amount of their cash distributions from the Company reinvested in additional shares of common stock of the Company. In addition, the Company has registered 600,000 shares issuable upon the exercise of warrants to be granted to the managing dealer of the Initial Offering as Shares are sold. As of June 30, 2000, the Company had received subscription proceeds of $8,521,527 (852,153 shares), including $50,427 (5,043 shares) through the distribution reinvestment plan.

         On May 19, 2000, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to 15,500,000 additional shares of common stock ($155,000,000) (the "2000 Offering") in an offering expected to commence immediately following the completion of the Company's Initial Offering. Of the 15,500,000 shares of common stock to be offered, up to 500,000 will be available to stockholders purchasing shares through the reinvestment plan. The price per share and other terms of the 2000 Offering, including the percentage of gross proceeds payable (i) to the managing dealer for selling commissions and expenses in connection with the offering and (ii) to the Company's advisor for acquisition fees, are substantially the same for the Company's Initial Offering. The Company expects to use the net proceeds from the 2000 Offering to purchase additional Properties and, to a lesser extent, make Mortgage Loans.

4.       Land, Building and Equipment on Operating Lease:

         The Company leases its land, building and equipment to a health care facility operator. The lease is accounted for under the provisions of Statement of Financial Accounting Standards No. 13, "Accounting for Leases," and has been classified as an operating lease. The lease is for 15 years, provides for minimum and contingent rent and requires the tenant to pay executory costs. In addition, the tenant pays all property taxes and assessments and carries insurance coverage for public liability, property damage, fire and extended coverage. The lease options allow the tenant to renew the lease for four successive five-year periods subject to the same terms and conditions of the initial lease. The lease also requires the establishment of a capital expenditure reserve fund, which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the health care Property (the "FF&E Reserve"). Funds in the FF&E Reserve have been earned, granted and assigned to the Company as additional rent.

         The company records the acquisition of land, building and equipment at cost, including acquisition and closing costs. Building and equipment are depreciated on the straight-line method over their estimated useful life of 40 and seven years, respectively. Land, building and equipment on operating lease consisted of the following at:

                                                     June 30,      December 31,
                                                       2000            1999
                                                -------------      ------------
             Land                                  $2,083,948          $     --
             Building                              11,530,358                --
             Equipment                              1,025,388                --
                                                -------------      ------------
                                                   14,639,694                --
             Less accumulated depreciation            (85,741)               --
                                                -------------      ------------
                                                  $14,553,953          $     --
                                                =============      ============

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

              Quarters and Six Months Ended June 30, 2000 and 1999


4.       Land, Building and Equipment on Operating Lease - Continued:

         The lease provides for an increase in the minimum annual rent at a predetermined interval during the term of the lease. Such amount is recognized on a straight-line basis over the term of the lease commencing on the date the Property was placed in service. Deferred rental income represents the aggregate amount of cash payments received in excess of rental revenue recognized on a straight-line basis to date.

         The lease requires that the tenant pay lease payments every four weeks in advance. The following is a schedule of future minimum lease payments to be received on the noncancellable operating lease at June 30, 2000:

               2000                                            $    675,134
               2001                                               1,350,267
               2002                                               1,373,391
               2003                                               1,384,890
               2004                                               1,384,890
               Thereafter                                        14,223,932
                                                             --------------
                                                               $ 20,392,504
                                                             ==============

         Since the lease is renewable at the option of the tenant, the above table only presents future minimum lease payments due during the initial lease term. In addition, this table does not include any amounts for future contingent rents, which may be received on the lease based on a percentage of the tenant's gross sales.

5.       Other Assets:

         Other assets as of June 30, 2000 and December 31, 1999 were $95,626 and $344,338, respectively, which consisted of acquisition fees and acquisition expenses which will be allocated to future Properties and miscellaneous prepaid expenses.

6.       Line of Credit:

         On April 20, 2000, the Company entered into a revolving line of credit and security agreement with a bank to be used by the Company to acquire health care Properties. The line of credit provides that the Company may receive advances of up to $25,000,000 until April 19, 2005, with an annual review to be performed by the bank to indicate that there has been no substantial deterioration, in the bank's reasonable discretion, of the Company's credit quality. Interest expense on each advance shall be payable monthly, with all unpaid interest and principal due no later than five years from the date of the advance. Generally, advances under the line of credit will bear interest at either (i) a rate per annum equal to the London Interbank Offered Rate (LIBOR) plus the difference between LIBOR and the bank's base rate at the time of the advance or
         (ii) a rate equal to the bank's base rate, whichever the Company selects at the time advances are made. The interest rate will be adjusted daily in accordance with fluctuations with the bank's rate or the LIBOR rate, as applicable. Notwithstanding the above, the interest rate on the first $9,700,000 drawn will be 8.75% through April 1, 2002, and thereafter will bear interest at either (i) or (ii) above as of April 1, 2002. In addition, a fee of 0.5% per advance will be due and payable to the bank on funds as advanced. Each advance made under the line of credit will be collateralized by the assignment of rents and leases. In addition, the line of credit provides that the Company will not be able to further encumber the applicable Property during the term of the advance without the bank's consent. The Company will be required, at each closing, to pay all costs, fees and expenses arising in connection with the line of credit. The Company must also pay the bank's attorney's fees, subject to a maximum cap, incurred in connection with the line of credit and each advance.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

              Quarters and Six Months Ended June 30, 2000 and 1999


6.       Line of Credit - Continued:

         The Company had obtained an advance of $8,100,000 relating to the line of credit and had an outstanding balance of $6,800,000 as of June 30, 2000. In connection with the line of credit, the Company incurred a commitment fee, legal fees and closing costs of $55,917. The proceeds were used in connection with the purchase of a health care Property.

7.       Stock Issuance Costs:

         The Company has incurred certain expenses of its offering, including commissions, marketing support and due diligence expense reimbursement fees, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offering. Preliminary costs incurred prior to raising capital were advanced by an affiliate of the Company, CNL Health Care Corp. (the "Advisor") and its affiliates. The Advisor has agreed to pay all offering expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) which exceed three percent of the gross offering proceeds received from the sale of shares of the Company in connection with the offerings.

         During the six months ended June 30, 2000 and 1999, the Company incurred $468,966 and $504,200, respectively, in stock issuance costs, including $265,700 and $197,184, respectively, in commissions and marketing support and due diligence expense reimbursement fees (see
         Note 9). These amounts have been charged to stockholders' equity.

8.       Distributions:

         For the six months ended June 30, 2000, 100 percent of the distributions paid to stockholders were considered ordinary income for federal income tax purposes. No amounts distributed to the stockholders for the six months ended June 30, 2000 are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital. The characterization for tax purposes of distributions declared for the six months ended June 30, 2000 may not be indicative of the characterization of distributions that may be expected for the year ending December 31, 2000.

9.       Related Party Arrangements:

         Certain directors and officers of the Company hold similar positions with the Advisor and the managing dealer, CNL Securities Corp. These affiliates receive fees and compensation in connection with the offerings, and the acquisition, management and sale of the assets of the Company.

         CNL Securities Corp. is entitled to receive commissions amounting to 7.5% of the total amount raised from the sale of shares for services in connection with the offering, a substantial portion of which has been or will be paid as commissions to other broker-dealers. During the six months ended June 30, 2000, the Company incurred $249,094 of such fees, of which $216,037 has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of shares, all or a portion of which may be reallowed to other broker-dealers. During the six months ended June 30, 2000, the Company incurred $16,606 of such fees, the majority of which was reallowed to other broker-dealers and from which all bona fide due diligence expenses were or will be paid.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

              Quarters and Six Months Ended June 30, 2000 and 1999


9.       Related Party Arrangements - Continued:

         In addition, in connection with the Initial Offering, the Company has agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to CNL Securities Corp. The price for each warrant is $0.0008 and one warrant is issued for every 25 shares sold by the managing dealer except where prohibited by federal or state securities laws. All or a portion of the Soliciting Dealer Warrants may be reallowed to soliciting dealers with prior written approval from, and in the sole discretion of, the managing dealer, except where prohibited by either federal or state securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one share of common stock from the Company at a price of $12.00 during the five-year period commencing with the date the offering began. No Soliciting Dealer Warrant, however, will be exercisable until one year from the date of issuance. During the six months ended June 30, 2000, the Company issued approximately 24,000 Soliciting Dealer Warrants. As of June 30, 2000, CNL Securities Corp. was entitled to receive approximately 6,100 additional Soliciting Dealer Warrants for shares sold during the quarter then ended.

         The Advisor is entitled to receive acquisition fees for services in identifying Properties and structuring the terms of leases of the Properties and Mortgage Loans equal to 4.5% of gross proceeds of the offering, loan proceeds from permanent financing and amounts outstanding on the line of credit, if any, at the time of listing the Company's shares of common stock on a national securities exchange or over-the-counter market, but excluding that portion of the permanent financing used to finance Secured Equipment Leases. During the six months ended June 30, 2000, the Company incurred $149,456 of such fees. These fees are included in land, building and equipment on operating lease and other assets at June 30, 2000.

         The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the advisory agreement, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year") the greater of two percent of average invested assets or 25 percent of net income (the "Expense Cap"). During the four quarters ended June 30, 2000, the Company's operating expenses exceeded the Expense Cap by $213,886; therefore, the Advisor will reimburse the Company such amount in accordance with the advisory agreement. The amount to be received from the Advisor has been treated as a reduction of the amount due to related parties as of June 30, 2000.

         The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor will receive a monthly asset management fee of one-twelfth of 0.60% of the Company's real estate asset value and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month. During the quarter ended June 30, 2000, the Company incurred $13,849 of such fees.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

              Quarters and Six Months Ended June 30, 2000 and 1999


9.       Related Party Arrangements - Continued:

         The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering), on a day-to-day basis. The expenses incurred for these services were classified as follows for the six months ended June 30:

                                                                2000                1999
                                                           -------------       -------------

Deferred offering costs                                       $       --          $  167,392
Stock issuance costs                                              25,687                  --
Other assets                                                      30,491                  --
General operating and administrative expenses                    120,106                  --
                                                           -------------       -------------

                                                              $  176,284          $  167,392
                                                           =============       =============

Amounts due to related parties consisted of the following at:

                                                              June 30,           December 31,
                                                                2000                 1999
                                                           -------------       -------------

Due to (from) the Advisor:
  Expenditures incurred for organizational and offering
      expenses on behalf of the Company                       $1,570,983          $1,432,291
  Accounting and administrative services due to
     (reimbursable from) the Advisor                            (179,027)              6,739
  Acquisition fees and expenses                                  358,238             336,226
                                                           -------------       -------------
                                                               1,750,194           1,775,256
                                                           -------------       -------------

Due to CNL Securities Corp.:
  Commissions                                                     42,027                  --
  Marketing support and due diligence
     expense reimbursement fee                                     2,812                  --
                                                           -------------       -------------
                                                                  44,839                  --
                                                           -------------       -------------

                                                              $1,795,033          $1,775,256
                                                           =============        ============


                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

              Quarters and Six Months Ended June 30, 2000 and 1999


10.      Concentration of Credit Risk:

         All of the Company's rental income for the six months ended June 30, 2000 was earned from one lessee, BG Orland Park, LLC, which operates the Property as a Brighton Gardens(R) by Marriott(R).

         Although the company intends to acquire Properties located in various states and regions and to carefully screen its tenants in order to reduce risks of default, failure of any one health care chain or lessee that contributes more than ten percent of the Company's rental income could significantly impact the result of operations of the Company. However, management believes that the risk of such a default is reduced due to the essential or important nature of this Property for the ongoing operations of the lessee.

         It is expected that the percentage of total rental income contributed by this lessee will decrease as additional Properties are acquired and leased in 2000 and subsequent years.

11.      Subsequent Events:

         During the period July 1 through July 31, 2000, the Company received subscription proceeds for an additional 35,723 shares ($357,230) of common stock. As of July 31, 2000, the Company had received total subscription proceeds of $8,878,760.

         On July 1, 2000 the Company declared distributions totaling $50,847, or $0.058 per share of common stock, payable in September 2000, to stockholders of record on July 1, 2000.

                       INDEX TO OTHER FINANCIAL STATEMENTS



The following financial information is provided in connection with the Company's acquisition of the Orland Park Property. Due to the fact that the tenant of the Company is a newly formed entity, the information presented represents the historical financial information of the operations of the assisted living facility. The Orland Park Property became operational on October 11, 1999. This information was obtained from the seller of the Property. The Company acquired the Property on April 20, 2000, but does not own any interest in the tenant's operations of the assisted living facility. For information on the Property and the long-term, triple-net lease which the Company entered, see "Business -- Property Acquisitions."


BRIGHTON GARDENS BY MARRIOTT
Orland Park, Illinois
(An Unincorporated Division of Marriott Senior Living Services, Inc.)

Updated Financial  Statements (unaudited):

    Condensed Statement of Assets and Liabilities as of March 24, 2000                                    B-20

    Condensed Statement of Revenues and Operating Expenses for the period from
     January 1, 2000 through March 24, 2000                                                               B-21

    Condensed Statement of Excess of Assets Over Liabilities for the period from
     January 1, 2000 through March 24, 2000                                                               B-22

    Condensed Statement of Cash Flows for the period from January 1, 2000 through
     March 24, 2000                                                                                       B-23

    Notes to Condensed Financial Statements for the period from January 1, 2000
     through March 24, 2000                                                                               B-24


Brighton Gardens by Marriott
Orland Park, Illinois
(An Unincorporated Division of Marriott Senior Living Services, Inc.)
Condensed Statement of Assets and Liabilities
March 24, 2000
--------------------------------------------------------------------------------


              Assets

Current Assets:
    Cash                                                           $   9,339
    Other assets                                                       5,015
                                                                -------------
          Total current assets                                        14,354

Property and Equipment, at cost, less accumulated
    depreciation of $191,602                                      12,593,208
                                                                -------------

                                                                 $12,607,562
                                                                =============


      Liabilities and Excess of Assets Over Liabilities

Current Liabilities:
    Accounts payable and accrued expenses                         $   12,678
    Unearned revenue                                                  27,280
    Due to Marriott Senior Living Services, Inc.                     259,690
                                                                -------------
          Total current liabilities                                  299,648

Excess of Assets Over Liabilities                                 12,307,914
                                                                -------------

                                                                 $12,607,562
                                                                =============











              The accompanying notes are an integral part of these
                             financial statements.

Brighton Gardens by Marriott
Orland Park, Illinois
(An Unincorporated Division of Marriott Senior Living Services, Inc.)
Condensed Statement of Revenues and Operating Expenses Period from January 1, 2000 through March 24, 2000
--------------------------------------------------------------------------------



Revenue:
    Resident fees                                                $ 402,195
    Other income                                                    10,846
                                                              -------------
                                                                   413,041
                                                              -------------

Expenses:
    Operating, selling, general and administrative                 538,173
    Depreciation                                                   100,843
                                                              -------------
                                                                   639,016
                                                              -------------

Excess of Operating Expenses Over Revenues                      $ (225,975)
                                                              =============










              The accompanying notes are an integral part of these
                             financial statements.

Brighton Gardens by Marriott
Orland Park, Illinois
(An Unincorporated Division of Marriott Senior Living Services, Inc.)
Condensed Statement of Excess of Assets Over Liabilities
Period from January 1, 2000 through March 24, 2000
--------------------------------------------------------------------------------



Balance at Beginning of Period                                   $ 12,533,889

    Excess of operating expenses over revenues                       (225,975)
                                                              ----------------

Excess of Assets Over Liabilities at March 24, 2000              $ 12,307,914
                                                              ================











              The accompanying notes are an integral part of these
                             financial statements.

Brighton Gardens by Marriott
Orland Park, Illinois
(An Unincorporated Division of Marriott Senior Living Services, Inc.)
Condensed  Statement of Cash Flows Period from January 1, 2000 through
March 24, 2000
--------------------------------------------------------------------------------



Cash Flows from Operating Activities:
    Net loss                                                        $ (225,975)
    Depreciation                                                       100,843
    Changes in assets and liabilities:
       Decrease (increase) in assets:
          Decrease in accounts receivable                                7,333
          Decrease in other assets                                       2,744
       Increase (decrease) in liabilities:
          Decrease in accounts payable and accrued expenses             (2,546)
          Increase in unearned revenue                                  27,280
          Increase in due to Marriott Senior Living Services, Inc.      83,131
                                                                    -----------

                Net cash used in operating activities                   (7,190)

Cash at Beginning of Period                                             16,529
                                                                    -----------

Cash at End of Period                                                $   9,339
                                                                    ===========





              The accompanying notes are an integral part of these
                             financial statements.

Brighton Gardens by Marriott
Orland Park, Illinois
(An Unincorporated Division of Marriott Senior Living Services, Inc.)
Notes to Condensed Financial Statements Period from January 1, 2000 through March 24, 2000
--------------------------------------------------------------------------------


1.       Organization and Nature of Business:

         Brighton Gardens by Marriott (the "Property") is an assisted-living facility located in Orland Park, Illinois. The Property includes 82 assisted-living units and 24 Alzheimer's units. The Property is an unincorporated division of Marriott Senior Living Services, Inc. (the "Owner"), a subsidiary of Marriott International, Inc. The property became operational on October 11, 1999.


2.       Basis of Presentation:

         The accompanying unaudited condensed financial statements do not include all of the information and note disclosures required by generally accepted accounting principles. The condensed financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary to a fair statement of results for the interim period presented. Operating results for the period from January 1, 2000 to March 24, 2000 may not be indicative of the results that may be expected for the year ending December 29, 2000. These unaudited financial statements should be read in conjunction with the audited financial statements as of December 31, 1999.

                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES

            ------------------------------------------------------
            |                                                    |
            |  THE FOLLOWING  INFORMATION UPDATES AND REPLACES   |
            |  THE CORRESPONDING INFORMATION IN APPENDIX C  TO   |
            |  THE ATTACHED PROSPECTUS, DATED MARCH 31, 2000.    |
            |                                                    |
            ------------------------------------------------------

                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES

         The information in this Appendix C contains certain relevant summary information concerning certain prior public programs sponsored by two of the Company's principals (who also serve as the Chairman of the Board and President of the Company) and their Affiliates (the "Prior Public Programs") which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Hospitality Properties, Inc., to invest in hotel properties. No Prior Public Programs sponsored by the Company's Affiliates have invested in health care facilities leased on a triple-net basis to operators of health care facilities.

         A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc., and CNL Hospitality Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in restaurant properties, or in the case of CNL Hospitality Properties, Inc., through investment in hotel properties. In addition, the investment objectives of the Prior Public Programs included making partially tax-sheltered distributions.

         Stockholders should not construe inclusion of the following tables as implying that the Company will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Stockholders should note that, by acquiring shares in the Company, they will not be acquiring any interest in any prior public programs.

Description of Tables

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of June 30, 2000. The following is a brief description of the
Tables:

         Table I - Experience in Raising and Investing Funds

         Table I presents information on a percentage basis showing the experience of two of the principals of the Company and their Affiliates in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between July 1995 and June 2000.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         Table II - Compensation to Sponsor

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to two of the Company's principals and their Affiliates which sponsored the Prior Public Programs.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to two of the principals of the Company and their Affiliates in connection with the Prior Public Programs, the offerings of which became fully subscribed between July 1995 and June 2000. The Table also shows the amounts paid to two of the principals of the Company and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Programs on a cumulative basis commencing with inception and ending June 30, 2000.

         Table III - Operating Results of Prior Programs

         Table III presents a summary of operating results for the period from inception through December 31, 1999, of the Prior Public Programs, the offerings of which became fully subscribed between July 1995 and June 2000.

         The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as syndication (or stock issuance) and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         Table IV - Results of Completed Programs

         Table IV is omitted from this Appendix C because none of the Prior Public Programs have completed operations (meaning they no longer hold properties).

         Table V - Sales or Disposal of Properties

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between July 1995 and June 2000.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS


                                                CNL American           CNL Income            CNL Income        CNL Hospitality
                                              Properties Fund,         Fund XVII,           Fund XVIII,          Properties,
                                                    Inc.                  Ltd.                  Ltd.                 Inc.
                                              -----------------       --------------       ---------------    -------------------
                                                  (Note 1)                                                         (Note 2)

Dollar amount offered                             $747,464,420          $30,000,000           $35,000,000           $150,072,637
                                              =================       ==============       ===============    ===================

Dollar amount raised                                     100.0%               100.0%                100.0%                 100.0%
                                              -----------------       --------------       ---------------    -------------------

Less offering expenses:

   Selling commissions and discounts                      (7.5)                (8.5)                 (8.5)                  (7.5)
   Organizational expenses                                (2.2)                (3.0)                 (3.0)                  (3.0)
   Marketing support and due diligence
     expense reimbursement fees
     (includes amounts reallowed to
     unaffiliated entities)                               (0.5)                (0.5)                 (0.5)                  (0.5)
                                              -----------------       --------------       ---------------    -------------------
                                                         (10.2)               (12.0)                (12.0)                 (11.0)
                                              -----------------       --------------       ---------------    -------------------
Reserve for operations                                      --                   --                    --                      --
                                              -----------------       --------------       ---------------    -------------------

Percent available for investment                          89.8%                88.0%                 88.0%                  89.0%
                                              =================       ==============       ===============    ===================

Acquisition costs:

   Cash down payment                                      85.3%                83.5%                83.5%                   84.5%
   Acquisition fees paid to affiliates                     4.5                  4.5                  4.5%                    4.5%
   Loan costs                                               --                   --                    --                      --
                                              -----------------       --------------       ---------------    -------------------

Total acquisition costs                                   89.8%                88.0%                 88.0%                  89.0%
                                              =================       ==============       ===============    ===================

Percent leveraged (mortgage financing
   divided by total acquisition costs)                      --                   --                    --                     --

Date offering began                                    4/19/95,              9/02/95               9/20/96                7/09/97
                                                    2/06/97 and
                                                        3/02/98

Length of offering (in months)                   22, 13 and 9,                   12                    17                     23
                                                  respectively

Months to invest 90% of amount
   available for investment measured
   from date of offering                        23, 16 and 11,                   15                    17                    29
                                                 respectively

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. ("CHP") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of CHP commenced September 11, 1997, and upon completion of the Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637
                  (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 17, 1999, CHP registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of CHP commenced following the completion of the Initial Offering on June 17, 1999. As of June 30, 2000, CHP had received subscription proceeds of $235,011,997 (23,501,199 shares) from its 1999 Offering, including $965,145 (96,514 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, CHP registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). The 2000 Offering is expected to commence immediately following the completion of the 1999 Offering.

                                    TABLE II
                             COMPENSATION TO SPONSOR

                                                     CNL American        CNL Income       CNL Income       CNL Hospitality
                                                   Properties Fund,      Fund XVII,       Fund XVIII,        Properties,
                                                         Inc.               Ltd.             Ltd.                Inc.
                                                  -------------------  ---------------  ----------------  -------------------
                                                  (Notes 1, 2 and 6)                                           (Note 4)
Date offering commenced                             4/19/95, 2/06/97          9/02/95           9/20/96   7/9/97 and 6/17/99
                                                         and 3/02/98

Dollar amount raised                                    $747,464,420      $30,000,000       $35,000,000         $385,084,634
                                                  ===================  ===============  ================  ===================
Amount paid to sponsor from proceeds
   of offering:
     Selling commissions and discounts                    56,059,832        2,550,000         2,975,000           27,756,378
     Real estate commissions                                      --               --                --                   --
     Acquisition fees (Notes 5, 6 and 8)                  33,604,618        1,350,000         1,575,000           17,257,561
     Marketing support and due diligence
       expense reimbursement fees
       (includes amounts reallowed to
       unaffiliated entities)                              3,737,322          150,000           175,000            1,850,425
                                                  -------------------  ---------------  ----------------  -------------------
Total amount paid to sponsor                              93,401,772        4,050,000         4,725,000           46,864,364
                                                  ===================  ===============  ================  ===================
Dollar amount of cash generated from (used in)
   operations before deducting payments
   to sponsor:
     2000 (6 months) (Note 7)                            (46,945,156)       1,051,688         1,342,621           15,248,151
     1999 (Note 7)                                       311,630,414        2,567,164         2,921,071           13,348,795
     1998                                                 42,216,874        2,638,733         2,964,628            2,985,455
     1997                                                 18,514,122        2,611,191         1,471,805               29,358
     1996                                                  6,096,045        1,340,159            30,126                   --
     1995                                                    594,425           11,671                --                   --
     1994                                                         --               --                --                   --
     1993                                                         --               --                --                   --
Amount paid to sponsor from operations
   (administrative, accounting and
   management fees) (Note 6):
     2000 (6 months)                                         956,233           66,591            72,061              501,203
     1999                                                  4,369,200          117,146           124,031              458,634
     1998                                                  3,100,599          117,814           132,890              208,490
     1997                                                  1,437,908          116,077           110,049                6,889
     1996                                                    613,505          107,211             2,980                   --
     1995                                                     95,966            2,659                --                   --
     1994                                                         --               --                --                   --
     1993                                                         --               --                --                   --
Dollar amount of property sales and
   refinancing before deducting payments
   to sponsor:
     Cash (Note 3)                                        25,163,154        1,675,385           688,997                   --
     Notes                                                        --               --                --                   --
Amount paid to sponsors from property
   sales and refinancing:
     Real estate commissions                                      --               --                --                   --
     Incentive fees                                               --               --                --                   --
     Other                                                        --               --                --                   --

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. The amounts shown represent the combined results of the Initial Offering, the 1997 Offering and the 1998 Offering as of January 31, 1999, including shares issued pursuant to the company's reinvestment plan.

Note 2: For negotiating secured equipment leases and supervising the secured equipment lease program, APF was required to pay its external advisor a one-time secured equipment lease servicing fee of two percent of the purchase price of the equipment that is the subject of a secured equipment lease (see Note 6). During the years ended December 31, 1999, 1998, 1997 and 1996, APF incurred $77,317, $54,998, $87,665 and $70,070, respectively, in secured equipment lease servicing fees.

Note 3: Excludes properties sold and substituted with replacement properties, as permitted under the terms of the lease agreements.

Note 4: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. ("CHP") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The offering of shares of CHP commenced September 11, 1997, and upon completion of the Initial Offering on June 17, 1999, had received subscription proceeds of $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11, as amended, effective June 17, 1999, CHP registered for sale $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of CHP commenced following the completion of the Initial Offering on June 17, 1999. The amounts shown represent the combined results of the Initial Offering and the 1999 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of June 30, 2000. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, CHP registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). The 2000 Offering is expected to commence immediately following the completion of the 1999 Offering.

Note 5: In addition to acquisition fees paid on gross proceeds from the offerings, prior to becoming self advised on September 1, 1999, APF also incurred acquisition fees relating to proceeds from its line of credit to the extent the proceeds were used to acquire properties. Such fees were paid using proceeds from the line of credit, and as of December 31, 1999, APF had incurred $6,175,521 of such fees (see Note 6).

Note 6: On September 1, 1999, APF issued 6,150,000 shares of common stock (with an exchange value of $20 per share) to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of such loans. As a result of the acquisition, APF ceased payment of acquisition fees, administrative, accounting, management and secured equipment lease servicing fees. APF continues to outsource several functions to affiliates such as investor services, public relations, corporate communications, knowledge and technology management, and tax and legal compliance.

Note 7: In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies its investments in mortgage loans, proceeds from sale of mortgage loans, collections of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

Note 8:           During 1999, CHP with Five Arrows Realty Securities II L.L.C.
                  ("Five Arrows") formed a jointly owned real estate investment trust, CNL Hotel Investors, Inc. ("Hotel Investors"), which acquired seven hotel properties. In order to fund the acquisition of the properties, Five Arrows invested approximately $48 million and CHP invested approximately $38 million in Hotel Investors. Hotel Investors funded the remaining amount of approximately $88 million with permanent financing, collateralized by Hotel Investors' interests in the properties. The advisor is entitled to receive acquisition fees for services relating to identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans equal to 4.5% of the gross proceeds of the offerings, loan proceeds from permanent financing and the line of credit that are used to acquire properties, but excluding amounts used to finance secured equipment leases. In April 1999, CHP paid the advisor approximately $1.9 million related to the permanent financing for the properties held by Hotel Investors. These acquisition fees were not paid using proceeds from the offering and; therefore, were excluded from the table.

                                    TABLE III
                       Operating Results of Prior Programs
                       CNL AMERICAN PROPERTIES FUND, INC.

                                                            1994                                                1997
                                                          (Note 1)          1995              1996            (Note 2)
                                                         ------------    ------------     -------------     -------------
Gross revenue                                                $     0       $ 539,776        $4,363,456      $ 15,516,102
Equity in earnings of joint venture                                0               0                 0                 0
Gain (loss) on sale of assets (Notes 7, 15 and 18)                 0               0                 0                 0
Provision for losses on assets (Notes 12, 14 and 17)               0               0                 0                 0
Interest income                                                    0         119,355         1,843,228         3,941,831
Less:  Operating expenses                                          0        (186,145)         (908,924)       (2,066,962)
       Transaction costs                                           0               0                 0                 0
       Interest expense                                            0               0                 0                 0
       Depreciation and amortization                               0        (104,131)         (521,871)       (1,795,062)
       Advisor acquisition expense (Note 16)                       0               0                 0                 0
       Minority interest in income of consolidated
         joint ventures                                            0             (76)          (29,927)          (31,453)
                                                         ------------    ------------     -------------     -------------
Net income (loss) - GAAP basis                                     0         368,779         4,745,962        15,564,456
                                                         ============    ============     =============     =============
Taxable income
    -  from operations (Note 8)                                    0         379,935         4,894,262        15,727,311
                                                         ============    ============     =============     =============
    -  from gain (loss) on sale (Notes 7, 15 and 18)               0               0                 0           (41,115)
                                                         ============    ============     =============     =============

Cash generated from (used in) operations (Notes 4, 5
       and 19)                                                     0         498,459         5,482,540        17,076,214
Cash generated from sales (Notes 7, 15, 18 and 20)                 0               0                 0         6,289,236
Cash generated from refinancing                                    0               0                 0                 0
                                                         ------------    ------------     -------------     -------------
Cash generated from (used in) operations, sales and
       refinancing                                                 0         498,459         5,482,540        23,365,450
Less:  Cash distributions to investors (Note 9)
      -  from operating cash flow (Note 4)                         0        (498,459)       (5,439,404)      (16,854,297)
      -  from sale of properties                                   0               0                 0                 0
      -  from cash flow from prior period                          0               0                 0                 0
      -  from return of capital (Note 10)                          0        (136,827)                0                 0
                                                         ------------    ------------     -------------     -------------
Cash generated (deficiency) after cash distributions               0        (136,827)           43,136         6,511,153
Special items (not including sales of real estate and
    refinancing):
      Subscriptions received from stockholders                     0      38,454,158       100,792,991       222,482,560
      Sale of common stock to CNL Fund
       Advisors, Inc.                                        200,000               0                 0                 0
      Retirement of shares of common stock
       (Note 13)                                                   0               0                 0                 0
      Contributions from minority interest                         0         200,000            97,419                 0
      Distributions to holder of minority interest                 0               0           (39,121)          (34,020)
      Stock issuance costs                                       (19)     (3,680,704)       (8,486,188)      (19,542,862)
      Acquisition of land and buildings                            0     (18,835,969)      (36,104,148)     (143,542,667)
      Investment in direct financing leases                        0      (1,364,960)      (13,372,621)      (39,155,974)
      Proceeds from sales of equipment direct
        financing leases                                           0               0                 0           962,274
      Investment in joint venture                                  0               0                 0                 0
      Increase in restricted cash                                  0               0                 0                 0
      Purchase of other investments (Note 19)                      0               0                 0                 0
      Investment in mortgage notes receivable (Note 19)            0               0       (13,547,264)       (4,401,982)
      Collections on mortgage notes receivable (Note 19)           0               0           133,850           250,732
      Investment in equipment and other notes
        receivable                                                 0               0                 0       (12,521,401)
      Collections on equipment and other notes
        receivable                                                 0               0                 0                 0
      Investment in (redemption of) certificates of
        deposit                                                    0               0                 0        (2,000,000)
      Proceeds of borrowing on line of credit and
        note payables                                              0               0         3,666,896        19,721,804
      Payment on line of credit                                    0               0          (145,080)      (20,784,577)
      Reimbursement of organization, acquisition, and
        deferred offering and stock issuance costs paid
        on behalf of CNL American Properties Fund,
        Inc. by related parties                             (199,036)     (2,500,056)         (939,798)       (2,857,352)
      Increase in intangibles and other assets                     0        (628,142)       (1,103,896)                0
      Proceeds from borrowings on mortgage
        warehouse facility                                         0               0                 0                 0
      Payments on mortgage warehouse facility                      0               0                 0                 0
      Payments of loan costs                                       0               0                 0                 0
      Other                                                        0               0           (54,533)           49,001
                                                         ------------    ------------     -------------     -------------
Cash generated (deficiency) after cash distributions
    and special items                                            945      11,507,500        30,941,643         5,136,689
                                                         ============    ============     =============     =============

                                                                                                 6 months
                                                                1998              1999             2000
                                                              (Note 3)          (Note 3)         (Note 3)
                                                        ---------------   ---------------   --------------
Gross revenue                                               $33,202,491      $ 62,165,451     $ 42,275,405
Equity in earnings of joint venture                              16,018            97,307           48,665
Gain (loss) on sale of assets (Notes 7, 15 and 18)                    0        (1,851,838)         198,682
Provision for losses on assets (Notes 12, 14 and 17)           (611,534)       (7,779,195)        (174,641)
Interest income                                               8,984,546        13,335,146       10,110,235
Less:  Operating expenses                                    (5,354,859)      (12,078,868)     (11,481,633)
       Transaction costs                                              0        (6,798,803)      (6,702,955)
       Interest expense                                               0       (10,205,197)     (18,288,098)
       Depreciation and amortization                         (4,054,098)      (10,346,143)      (7,742,567)
       Advisor acquisition expense (Note 16)                          0       (76,333,516)               0
       Minority interest in income of consolidated
         joint ventures                                         (30,156)          (41,678)        (208,663)
                                                         ---------------   ---------------   --------------
Net income (loss) - GAAP basis                               32,152,408       (49,837,334)       8,034,430
                                                         ===============   ===============   ==============
Taxable income
    -  from operations (Note 8)                              33,553,390        58,152,473        7,777,866
                                                         ===============   ===============   ==============
    -  from gain (loss) on sale (Notes 7, 15 and 18)           (149,948)         (789,861)        (482,056)
                                                         ===============   ===============   ==============

Cash generated from (used in) operations (Notes 4, 5
       and 19)                                               39,116,275       307,261,214      (47,901,389)
Cash generated from sales (Notes 7, 15, 18 and 20)            2,385,941         5,302,433        6,486,944
Cash generated from refinancing                                       0                 0                0
                                                         ---------------   ---------------   --------------
Cash generated from (used in) operations, sales and
       refinancing                                           41,502,216       312,563,647      (41,414,445)
Less:  Cash distributions to investors (Note 9)
      -  from operating cash flow (Note 4)                  (39,116,275)      (60,078,825)               0
      -  from sale of properties                                      0                 0                0
      -  from cash flow from prior period                      (265,053)                0      (33,164,804)
      -  from return of capital (Note 10)                       (67,821)                0                0
                                                         ---------------   ---------------   --------------
Cash generated (deficiency) after cash distributions          2,053,067       252,484,822      (74,579,249)
Special items (not including sales of real estate and
    refinancing):
      Subscriptions received from stockholders              385,523,966           210,736                0
      Sale of common stock to CNL Fund
       Advisors, Inc.                                                 0                 0                0
      Retirement of shares of common stock
       (Note 13)                                               (639,528)          (50,891)               0
      Contributions from minority interest                            0           740,621                0
      Distributions to holder of minority interest              (34,073)          (66,763)         (52,585)
      Stock issuance costs                                  (34,579,650)         (737,190)               0
      Acquisition of land and buildings                    (200,101,667)     (286,411,210)     (27,279,430)
      Investment in direct financing leases                 (47,115,435)      (63,663,720)     (23,301,254)
      Proceeds from sales of equipment direct
        financing leases                                              0         2,252,766          483,669
      Investment in joint venture                              (974,696)         (187,452)               0
      Increase in restricted cash                                     0                 0       (3,467,086)
      Purchase of other investments (Note 19)               (16,083,055)                0                0
      Investment in mortgage notes receivable (Note 19)      (2,886,648)       (4,041,427)               0
      Collections on mortgage notes receivable (Note 19)        291,990           393,468                0
      Investment in equipment and other notes
        receivable                                           (7,837,750)      (26,963,918)      (4,152,100)
      Collections on equipment and other notes
        receivable                                            1,263,633         3,500,599        1,712,462
      Investment in (redemption of) certificates of
        deposit                                                       0         2,000,000                0
      Proceeds of borrowing on line of credit and
        note payables                                         7,692,040       439,941,245      333,401,000
      Payment on line of credit                                  (8,039)      (61,580,289)    (278,000,000)
      Reimbursement of organization, acquisition, and
        deferred offering and stock issuance costs paid
        on behalf of CNL American Properties Fund,
        Inc. by related parties                              (4,574,925)       (1,492,310)      (1,422,056)
      Increase in intangibles and other assets               (6,281,069)       (1,862,036)      (1,776,564)
      Proceeds from borrowings on mortgage
        warehouse facility                                            0        27,101,067       71,481,448
      Payments on mortgage warehouse facility                         0      (352,808,966)        (549,093)
      Payments of loan costs                                          0        (5,947,397)      (3,209,908)
      Other                                                     (95,101)                0                0
                                                         ---------------   ---------------   --------------
Cash generated (deficiency) after cash distributions
    and special items                                        75,613,060       (77,188,245)     (10,710,746)
                                                         ===============   ===============   ==============

                                                     1994                                                    1997
                                                   (Note 1)             1995              1996             (Note 2)
                                                 --------------     -------------     --------------     -------------
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
    -  from operations (Note 8)                              0                20                 61                67
                                                 ==============     =============     ==============     =============
    -  from recapture                                        0                 0                  0                 0
                                                 ==============     =============     ==============     =============
Capital gain (loss) (Notes 7, 15 and 18)                     0                 0                  0                 0
                                                 ==============     =============     ==============     =============
Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                                0                19                 59                66
    -  from capital gain                                     0                 0                  0                 0
    -  from investment income from prior
         period                                              0                 0                  0                 0
   -  from return of capital (Note 10)                       0                14                  8                 6
                                                 --------------     -------------     --------------     -------------
Total distributions on GAAP basis (Note 11)                  0                33                 67                72
                                                 ==============     =============     ==============     =============
   Source (on cash basis)
    -  from sales                                            0                 0                  0                 0
    -  from refinancing                                      0                 0                  0                 0
    -  from operations (Note 4)                              0                26                 67                72
    -  from cash flow from prior period                      0                 0                  0                 0
    -  from return of capital (Note 10)                      0                 7                  0                 0
                                                 --------------     -------------     --------------     -------------
Total distributions on cash basis (Note 11)                  0                33                 67                72
                                                 ==============     =============     ==============     =============
Total cash distributions as a percentage of
    original $1,000 investment (Notes 6 and 21)           0.00%             5.34%              7.06%             7.45%
Total cumulative cash distributions per
    $1,000 investment from inception                         0                33                100               172
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program)  (Notes 7, 15 and 18)                         N/A               100%               100%              100%


                                                                                              6 months
                                                         1998                 1999              2000
                                                       (Note 3)             (Note 3)          (Note 3)
                                                 ------------------    ---------------   ---------------
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
    -  from operations (Note 8)                                 63                 74                 9
                                                 ==================    ===============   ===============
    -  from recapture                                            0                  0                 0
                                                 ==================    ===============   ===============
Capital gain (loss) (Notes 7, 15 and 18)                         0                 (1)               (1)
Cash distributions to investors                  ==================    ===============   ===============
    Source (on GAAP basis)
    -  from investment income                                   60                  0                 9
    -  from capital gain                                         0                  0                 0
    -  from investment income from prior
         period                                                  0                  0                 0
   -  from return of capital (Note 10)                          14                 76                29
                                                 ------------------    ---------------   ---------------
Total distributions on GAAP basis (Note 11)                     74                 76                38
                                                 ==================    ===============   ===============
   Source (on cash basis)
    -  from sales                                                0                  0                 0
    -  from refinancing                                          0                  0                 0
    -  from operations (Note 4)                                 73                 76                 0
    -  from cash flow from prior period                          1                  0                38
    -  from return of capital (Note 10)                          0                  0                 0
                                                 ------------------    ---------------   ---------------
Total distributions on cash basis (Note 11)                     74                 76                38
                                                 ==================    ===============   ===============
Total cash distributions as a percentage of
    original $1,000 investment (Notes 6 and 21)              7.625%             7.625%            7.625%
Total cumulative cash distributions per
    $1,000 investment from inception                           246                322               360
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program)  (Notes 7, 15 and 18)                             100%               100%              100%



Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of APF and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3: The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.

Note 4: Cash generated from operations from inception through September 1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies its investments in mortgage loans, proceeds from sale of mortgage loans, collections of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of APF.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 7: In May 1997 and July 1997, APF sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, APF sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and received net sales proceeds of approximately $1,233,700 and $629,435, respectively, after deduction of construction costs incurred but not paid by APF as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8: Taxable income presented is before the dividends paid deduction.

Note 9: For the six months ended June 30, 2000 and the years ended December 31, 1999, 1998, 1997, 1996 and 1995, 67%, 97%,
                  84.87%, 93.33%, 90.25% and 59.82%, respectively, of the
                  distributions received by stockholders were considered to be ordinary income and 33%, 15%, 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the six months ended June 30, 2000 and the years ended December 31, 1999, 1998, 1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 10: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and APF has not treated this amount as a return of capital for any other purpose. During the year ended December 31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76,333,516 (see Note 16).

Note 11: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average dollars outstanding during each period presented.

Note 12: During the year ended December 31, 1998, APF recorded provisions for losses on land and buildings in the amount of $611,534 for financial reporting purposes relating to two Shoney's properties and two Boston Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1998 and the estimated net realizable value for these properties.

Note 13: In October 1998, the Board of Directors of APF elected to implement APF's redemption plan. Under the redemption plan, APF elected to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the Company agreed to redeem fractional shares (2,545 shares).

Note 14: During the year ended December 31, 1999, APF recorded provisions for losses on buildings in the amount of $7,779,495 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.

Note 15: During the year ended December 31, 1999, APF sold six properties and received aggregate net sales proceeds of $5,302,433, which resulted in a total aggregate loss of $781,192 for financial reporting purposes. APF reinvested the proceeds from the sale of properties in additional properties. In addition, APF recorded a loss on securitization of $1,070,646 for financial reporting purposes.

Note 16: On September 1, 1999, APF issued 6,150,000 shares of common stock to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of loans. APF recorded an advisor acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.

Note 17: During the six months ended June 30, 2000, APF recorded provision for losses on buildings in the amount of $174,641 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at June 30, 2000 and the estimated net realizable value for these properties.

Note 18: During the six months ended June 30, 2000, APF sold nine properties for aggregate net sales proceeds of $9,262,269 (after deduction of construction costs incurred but not paid by APF as of the date of the sale). As of June 30, 2000, APF had collected $6,486,944 of these net sales proceeds and in July 2000, collected the remaining $2,775,325 in net sales proceeds.

Note 19: In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies its investments in mortgage loans, proceeds from sale of mortgage loans, collections of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

Note 20: Cash generated from sales during the six months ended June 30, 2000 do not include net sales proceeds totaling $2,775,325 relating to the June 30, 2000 sales of the properties in Nanuet, New York, Jefferson City, Missouri and Alton, Illinois. The net sales proceeds were recorded as accounts receivable for financial reporting purposes at June 30, 2000 due to receiving the net sales proceeds in July 2000.

Note 21: Certain data for columns representing less than 12 months have been annualized.

                                    TABLE III
                       Operating Results of Prior Programs
                           CNL INCOME FUND XVII, LTD.

                                                           1995
                                                         (Note 1)            1996               1997               1998
                                                      --------------    --------------     -------------      --------------
Gross revenue                                              $      0       $ 1,195,263       $ 2,643,871         $ 2,816,845
Equity in earnings of unconsolidated joint                        0             4,834           100,918             140,595
   ventures
Loss on dissolution of consolidated joint
   venture  (Note 7)                                              0                 0                 0                   0
Provision for loss on land and buildings (Note 8)                 0                 0                 0                   0
Interest income                                              12,153           244,406            69,779              51,240
Less:  Operating expenses                                    (3,493)         (169,536)         (181,865)           (168,542)
       Transaction costs                                          0                 0                 0             (14,139)
       Interest expense                                           0                 0                 0                   0
       Depreciation and amortization                           (309)         (179,208)         (387,292)           (369,209)
       Minority interest in income of
         consolidated joint venture (Note 7)                      0                 0           (41,854)            (62,632)
                                                      --------------    --------------     -------------      --------------
Net income - GAAP basis                                       8,351         1,095,759         2,203,557           2,394,158
                                                      ==============    ==============     =============      ==============
Taxable income
    -  from operations                                       12,153         1,114,964         2,058,601           2,114,039
                                                      ==============    ==============     =============      ==============
    -  from gain (loss) on sale (Note 7)                          0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Cash generated from operations (Notes
    2 and 3)                                                  9,012         1,232,948         2,495,114           2,520,919
Cash generated from sales (Note 7)                                0                 0                 0                   0
Cash generated from refinancing                                   0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated from operations, sales and
    refinancing                                               9,012         1,232,948         2,495,114           2,520,919
Less:  Cash distributions to investors (Note 4)
      -  from operating cash flow                            (1,199)         (703,681)       (2,177,584)         (2,400,000)
      -  from prior period                                        0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions                                             7,813           529,267           317,530             120,919
Special items (not including sales and
    refinancing):
      Limited partners' capital contributions             5,696,921        24,303,079                 0                   0
      General partners' capital contributions                 1,000                 0                 0                   0
      Contributions from minority interest                        0           140,676           278,170                   0
      Distribution to holder of minority interest                 0                 0           (41,507)            (49,023)
      Distribution to holder of minority interest
        from dissolution of consolidated joint
        venture                                                   0                 0                 0                   0
      Syndication costs                                    (604,348)       (2,407,317)                0                   0
      Acquisition of land and buildings                    (332,928)      (19,735,346)       (1,740,491)                  0
      Investment in direct financing leases                       0        (1,784,925)       (1,130,497)                  0
      Investment in joint ventures                                0          (201,501)       (1,135,681)           (124,452)
      Reimbursement of organization, syndication
        and acquisition costs paid on behalf of
        CNL Income Fund XVII, Ltd. by related
        parties                                            (347,907)         (326,483)          (25,444)                  0
      Increase in other assets                             (221,282)                0                 0                   0
      Reimbursement from developer of
         construction costs                                       0                 0                 0             306,100
      Other                                                    (410)              410                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions and special items                       4,198,859           517,860        (3,477,920)            253,544
                                                      ==============    ==============     =============      ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                           36                37                69                  70
                                                      ==============    ==============     =============      ==============
    -  from recapture                                             0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Capital gain (loss) (Note 7)                                      0                 0                 0                   0
                                                      ==============    ==============     =============      ==============

                                                                             6 months
                                                            1999               2000
                                                      -----------------    --------------
Gross revenue                                                $ 2,403,040       $ 1,042,922
Equity in earnings of unconsolidated joint
   ventures                                                      182,132            90,427
Loss on dissolution of consolidated joint
   venture  (Note 7)                                             (82,914)                0
Provision for loss on land and buildings (Note 8)                      0          (353,622)
Interest income                                                   44,184            14,771
Less:  Operating expenses                                       (219,361)         (157,897)
       Transaction costs                                         (71,366)          (23,382)
       Interest expense                                                0                 0
       Depreciation and amortization                            (384,985)         (199,123)
       Minority interest in income of
         consolidated joint venture (Note 7)                     (31,461)                0
                                                        -----------------    --------------
Net income - GAAP basis                                        1,839,269           414,096
                                                        =================    ==============
Taxable income
    -  from operations                                         2,003,243           898,708
                                                        =================    ==============
    -  from gain (loss) on sale (Note 7)                         (23,150)                0
                                                        =================    ==============
Cash generated from operations (Notes
    2 and 3)                                                   2,450,018           985,097
Cash generated from sales (Note 7)                             2,094,231                 0
Cash generated from refinancing                                        0                 0
                                                        -----------------    --------------
Cash generated from operations, sales and
    refinancing                                                4,544,249           985,097
Less:  Cash distributions to investors (Note 4)
      -  from operating cash flow                             (2,400,000)         (985,097)
      -  from prior period                                             0          (214,903)
                                                        -----------------    --------------
Cash generated (deficiency) after cash
    distributions                                              2,144,249          (214,903)
Special items (not including sales and
    refinancing):
      Limited partners' capital contributions                          0                 0
      General partners' capital contributions                          0                 0
      Contributions from minority interest                             0                 0
      Distribution to holder of minority interest                (46,567)                0
      Distribution to holder of minority interest
        from dissolution of consolidated joint
        venture                                                 (417,696)                0
      Syndication costs                                                0                 0
      Acquisition of land and buildings                                0        (1,630,164)
      Investment in direct financing leases                            0                 0
      Investment in joint ventures                              (527,864)              (12)
      Reimbursement of organization, syndication
        and acquisition costs paid on behalf of
        CNL Income Fund XVII, Ltd. by related
        parties                                                        0                 0
      Increase in other assets                                         0                 0
      Reimbursement from developer of
         construction costs                                            0                 0
      Other                                                            0                 0
                                                        -----------------    --------------
Cash generated (deficiency) after cash
    distributions and special items                            1,152,122        (1,845,079)
                                                        =================    ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                                66                30
                                                        =================    ==============
    -  from recapture                                                  0                 0
                                                        =================    ==============
Capital gain (loss) (Note 7)                                          (1)                0
                                                        =================    ==============



                                                    1995
                                                  (Note 1)             1996              1997               1998
                                                --------------     -------------     -------------      -------------
Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               4                23                73                 79
    -  from capital gain                                    0                 0                 0                  0
    -  from investment income from prior
       period                                               0                 0                 0                  1
    -  from return of capital                               0                 0                 0                  0
                                                --------------     -------------     -------------      -------------
Total distributions on GAAP basis (Note 4)                  4                23                73                 80
                                                ==============     =============     =============      =============
    Source (on cash basis)
    -  from sales                                           0                 0                 0                  0
    -  from prior period                                    0                 0                 0                  0
    -  from operations                                      4                23                73                 80
                                                --------------     -------------     -------------      -------------
Total distributions on cash basis (Note 4)                  4                23                73                 80
                                                ==============     =============     =============      =============
Total cash distributions as a percentage of
    original $1,000 investment (Notes 5 and 9)           5.00%             5.50%            7.625%              8.00%
Total cumulative cash distributions per
    $1,000 investment from inception                        4                27               100                180
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program)  (Notes 6 and 7)                             N/A               100%              100%               100%

TABLE III - CNL INCOME FUND XVII, LTD. (continued)

                                                                           6 months
                                                        1999                 2000
                                                ------------------    ----------------
Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                                  61                  14
    -  from capital gain                                        0                   0
    -  from investment income from prior
       period                                                  19                   0
    -  from return of capital                                   0                  26
                                                ------------------    ----------------
Total distributions on GAAP basis (Note 4)                     80                  40
                                                ==================    ================
    Source (on cash basis)
    -  from sales                                               0                   0
    -  from prior period                                        0                   7
    -  from operations                                         80                  33
                                                ------------------    ----------------
Total distributions on cash basis (Note 4)                     80                  40
                                                ==================    ================
Total cash distributions as a percentage of
    original $1,000 investment (Notes 5 and 9)               8.00%               8.00%
Total cumulative cash distributions per
    $1,000 investment from inception                          260                 300
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program)  (Notes 6 and 7)                                  94%                100%

Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. ("CNL XVII") and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through November 3, 1995, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVII.

Note 4: Distributions declared for the quarters ended December 31, 1995, 1996, 1997, 1998 and 1999 are reflected in the 1996,
                  1997, 1998, 1999 and 2000 columns, respectively, due to the payment of such distributions in January 1996, 1997, 1998, 1999 and 2000, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1995, 1996, 1997, 1998 and 1999, and
                  June 30, 2000, are not included in the 1995, 1996, 1997, 1998,
                  1999 and 2000 totals, respectively.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)

Note 6: During 1998, CNL XVII received approximately $306,100 in reimbursements from the developer upon final reconciliation of total construction costs relating to the properties in Aiken, South Carolina and Weatherford, Texas, in accordance with the related development agreements. During 1999, CNL XVII had reinvested these amounts, plus additional funds, in a property as tenants-in-common with an affiliate of the general partners and in Ocean Shores Joint Venture, with an affiliate of CNL XVII which has the same general partners.

Note 7: During 1999, CNL/El Cajon Joint Venture, CNL XVII's consolidated joint venture in which CNL XVII owned an 80% interest, sold its property to the 20% joint venture partner and dissolved the joint venture. CNL XVII did not recognize any gain or loss from the sale of the property for financial reporting purposes. As a result of the dissolution, CNL XVII recognized a loss on dissolution of $82,914 for financial reporting purposes. In January 2000, the Partnership reinvested approximately $1,630,200 of the net sales proceeds received from the 1999 sale of this property in a Baker's Square property in Wilmette, Illinois.

Note 8: During the six months ended June 2000, the Partnership recorded a provision for loss on land and building in the amount of $353,622 for financial reporting purposes relating to the Boston Market property in Long Beach, California. The tenant of this property filed for bankruptcy in October 1998 and ceased payment of rents under the terms of its lease agreement. The allowance represents the difference between the carrying value of the property at June 30, 2000 and the estimated net realizable value for this property.

Note 9: Certain data for columns representing less than 12 months have been annualized.

                                    TABLE III
                       Operating Results of Prior Programs
                           CNL INCOME FUND XVIII, LTD.

                                                          1995
                                                        (Note 1)            1996               1997               1998
                                                      --------------    --------------     -------------      --------------
Gross revenue                                              $      0         $   1,373       $ 1,291,416         $ 2,956,349
Equity in earnings of joint venture                               0                 0                 0                   0
Gain on sale of properties (Note 7)                               0                 0                 0                   0
Provision for loss on land (Note 5)                               0                 0                 0            (197,466)
Lease termination refund to tenant (Note 8)                       0                 0                 0                   0
Interest income                                                   0            30,241           161,826             141,408
Less:  Operating expenses                                         0            (3,992)         (156,403)           (207,974)
       Transaction costs                                          0                 0                 0             (15,522)
       Interest expense                                           0                 0                 0                   0
       Depreciation and amortization                              0              (712)         (142,079)           (374,473)
                                                      --------------    --------------     -------------      --------------
Net income - GAAP basis                                           0            26,910         1,154,760           2,302,322
                                                      ==============    ==============     =============      ==============
Taxable income
    -  from operations                                            0            30,223         1,318,750           2,324,746
                                                      ==============    ==============     =============      ==============
    -  from gain on sale (Note 7)                                 0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Cash generated from operations (Notes
    2 and 3)                                                      0            27,146         1,361,756           2,831,738
Cash generated from sales (Note 7)                                0                 0                 0                   0
Cash generated from refinancing                                   0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated from operations, sales and
    refinancing                                                   0            27,146         1,361,756           2,831,738
Less:  Cash distributions to investors (Note 4)
      -  from operating cash flow                                 0            (2,138)         (855,957)         (2,468,400)
      -  from prior period                                        0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions                                                 0            25,008           505,799             363,338
Special items (not including sales and
refinancing):
    Limited partners' capital contributions                       0         8,498,815        25,723,944             854,241
    General partners' capital contributions                   1,000                 0                 0                   0
    Contributions from minority interest                          0                 0                 0                   0
    Syndication costs                                             0          (845,657)       (2,450,214)           (161,142)
    Acquisition of land and buildings                             0        (1,533,446)      (18,581,999)         (3,134,046)
    Investment in direct financing leases                         0                 0        (5,962,087)            (12,945)
    Investment in joint venture                                   0                 0                 0            (166,025)
    Decrease (increase) in restricted cash                        0                 0                 0                   0
    Reimbursement of organization, syndication
      and acquisition costs paid on behalf of CNL
      Income Fund XVIII, Ltd. by related parties                  0          (497,420)         (396,548)            (37,135)
    Increase in other assets                                      0          (276,848)                0                   0
    Other                                                       (20)             (107)          (66,893)            (10,000)
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions and special items                             980         5,370,345        (1,227,998)         (2,303,714)
                                                      ==============    ==============     =============      ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                            0                 6                57                  66
                                                      ==============    ==============     =============      ==============
    -  from recapture                                             0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Capital gain (loss) (Note 7)                                      0                 0                 0                   0
                                                      ==============    ==============     =============      ==============

                                                                         6 months
                                                           1999             2000
                                                      ---------------   -------------
Gross revenue                                            $ 3,075,379     $ 1,366,920
Equity in earnings of joint venture                           61,656          32,475
Gain on sale of properties (Note 7)                           46,300               0
Provision for loss on land (Note 5)                                0               0
Lease termination refund to tenant (Note 8)                        0         (84,873)
Interest income                                               55,336          33,111
Less:  Operating expenses                                   (256,060)       (130,979)
       Transaction costs                                     (74,734)        (22,874)
       Interest expense                                            0               0
       Depreciation and amortization                        (392,521)       (193,400)
                                                      ---------------   -------------
Net income - GAAP basis                                    2,515,356       1,000,380
                                                      ===============   =============
Taxable income
    -  from operations                                     2,341,350       1,066,303
                                                      ===============   =============
    -  from gain on sale (Note 7)                             80,170               0
                                                      ===============   =============
Cash generated from operations (Notes
    2 and 3)                                               2,797,040       1,270,560
Cash generated from sales (Note 7)                           688,997               0
Cash generated from refinancing                                    0               0
                                                      ---------------   -------------
Cash generated from operations, sales and
    refinancing                                            3,486,037       1,270,560
Less:  Cash distributions to investors (Note 4)
      -  from operating cash flow                         (2,797,040)     (1,270,560)
      -  from prior period                                    (2,958)       (129,440)
                                                      ---------------   -------------
Cash generated (deficiency) after cash
    distributions                                            686,039        (129,440)
Special items (not including sales and
refinancing):                                                      0               0
    Limited partners' capital contributions                        0               0
    General partners' capital contributions                        0               0
    Contributions from minority interest                           0               0
    Syndication costs                                        (25,792)              0
    Acquisition of land and buildings                              0               0
    Investment in direct financing leases                   (526,138)     (1,001,592)
    Investment in joint venture                             (688,997)        688,997
    Decrease (increase) in restricted cash
    Reimbursement of organization, syndication
      and acquisition costs paid on behalf of CNL
      Income Fund XVIII, Ltd. by related parties              (2,495)              0
    Increase in other assets                                       0               0
    Other                                                       (117)              0
                                                      ---------------   -------------
Cash generated (deficiency) after cash
    distributions and special items                         (557,500)       (442,035)
                                                      ===============   =============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                            66              30
                                                      ===============   =============
    -  from recapture                                              0               0
                                                      ===============   =============
Capital gain (loss) (Note 7)                                       2               0
                                                      ===============   =============

                                      C-17

                                                    1995
                                                  (Note 1)             1996              1997               1998
                                                --------------     -------------     --------------     -------------
Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               0                 0                 38                65
    -  from capital gain                                    0                 0                  0                 0
    -  from return of capital                               0                 0                  0                 0
    -  from investment income from prior
       period                                               0                 0                  0                 6
                                                --------------     -------------     --------------     -------------
Total distributions on GAAP basis (Note 4)                  0                 0                 38                71
                                                ==============     =============     ==============     =============
   Source (on cash basis)
    -  from sales (Note 7)                                  0                 0                  0                 0
    -  from prior period                                    0                 0                  0                 0
    -  from operations                                      0                 0                 38                71
                                                --------------     -------------     --------------     -------------
Total distributions on cash basis (Note 4)                  0                 0                 38                71
                                                ==============     =============     ==============     =============
Total cash distributions as a percentage of
    original $1,000 investment from
    inception (Note 9)                                   0.00%             5.00%              5.75%             7.63%
Total cumulative cash distributions per
    $1,000 investment (Note 6)                              0                 0                 38               109
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program) (Note 7)                                     N/A               100%               100%              100%

                                                                      6 months
                                                     1999               2000
                                                ----------------    -------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                                71               28
    -  from capital gain                                      1                0
    -  from return of capital                                 0                9
    -  from investment income from prior
       period                                                 8                3
                                                ----------------    -------------
Total distributions on GAAP basis (Note 4)                   80               40
                                                ================    =============
   Source (on cash basis)
    -  from sales (Note 7)                                    0                0
    -  from prior period                                      0                4
    -  from operations                                       80               36
                                                ----------------    -------------
Total distributions on cash basis (Note 4)                   80               40
                                                ================    =============
Total cash distributions as a percentage of
    original $1,000 investment from
    inception (Note 9)                                     8.00%            8.00%
Total cumulative cash distributions per
    $1,000 investment (Note 6)                              189              229
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program) (Note 7)                                        98%             100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVIII, Ltd ("CNL XVIII") and CNL Income Fund XVII, Ltd. each registered for sale $30,000,000 units of limited partnership interest ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through October 11, 1996, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVIII.

Note 4: Distributions declared for the quarters ended December 1996, 1997, 1998 and 1999 are reflected in the 1997, 1998, 1999 and
                  2000 columns, respectively, due to the payment of such distributions in January 1997, 1998, 1999 and 2000, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1996, 1997, 1998 and 1999, and June 30, 2000, are not
                  included in the 1996, 1997, 1998, 1999 and 2000 totals,
                  respectively.

Note 5: During the year ended December 31, 1998, CNL XVIII established an allowance for loss on land of $197,466 for financial reporting purposes relating to the property in Minnetonka, Minnesota. The tenant of this Boston Market property declared bankruptcy and rejected the lease relating to this property. The loss represents the difference between the Property's carrying value at December 31, 1998 and the estimated net realizable value.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)

Note 7: In December 1999, CNL XVIII sold one of its properties and received net sales proceeds of $688,997, resulting in a gain of $46,300 for financial reporting purposes. In June 2000, the Partnership used the net sales proceeds from this sale to enter into a joint venture arrangement with CNL Income Fund VII, Ltd., CNL Income Fund XV, Ltd. and CNL Income Fund XVI, Ltd., each a Florida limited partnership and an affiliate of the general partners, to hold one restaurant property.

Note 8: The lease termination refund to tenant of $84,873 during the six months ended June 30, 2000 is due to lease termination negotiations during the six months ended June 30, 2000 related to the 1999 sale of the Partnership's Property in Atlanta, Georgia. The Partnership does not anticipate incurring any additional costs related to the sale of this property.

Note 9: Certain data for columns representing less than 12 months have been annualized.

                                    TABLE III
                       Operating Results of Prior Programs
                        CNL HOSPITALITY PROPERTIES, INC.

                                                                                                                   6 months
                                                    1996           1997                             1999             2000
                                                  (Note 1)       (Note 1)           1998          (Note 2)         (Note 3)
                                                 ------------   ------------     ------------   -------------    -------------
Gross revenue                                        $     0        $     0      $ 1,316,599     $ 4,230,995      $ 6,456,916
Dividend income (Note 10)                                  0              0                0       2,753,506        1,853,735
Interest and other income                                  0         46,071          638,862       3,693,004        3,961,188
Less:  Operating expenses                                  0        (22,386)        (257,646)       (802,755)      (1,140,802)
       Interest expense                                    0              0         (350,322)       (248,094)         (16,222)
       Depreciation and amortization                       0           (833)        (388,554)     (1,267,868)      (2,000,144)
       Equity in loss of unconsolidated
         subsidiary after deduction of
         preferred stock dividends (Note 10)               0              0                0        (778,466)        (260,437)
       Minority interest                                   0              0                0         (64,334)        (266,210)
                                                 ------------   ------------     ------------   -------------    -------------
Net income - GAAP basis                                    0         22,852          958,939       7,515,988        8,588,024
                                                 ============   ============     ============   =============    =============
Taxable income
    -  from operations (Note 6)                            0         46,071          886,556       7,488,184        5,730,974
                                                 ============   ============     ============   =============    =============
    -  from gain (loss) on sale                            0              0                0               0                0
                                                 ============   ============     ============   =============    =============
Cash generated from operations (Notes
    3 and 4)                                               0         22,469        2,776,965      12,890,161       14,746,948
Less:  Cash distributions to investors (Note 7)
      -  from operating cash flow                          0        (22,469)      (1,168,145)    (10,765,881)     (11,936,334)
      -  from sale of properties                           0              0                0               0                0
      -  from cash flow from prior period                  0              0                0               0                0
      -  from return of capital (Note 8)                   0         (7,307)               0               0                0
                                                 ------------   ------------     ------------   -------------    -------------
Cash generated (deficiency) after cash
    distributions                                          0         (7,307)       1,608,820       2,124,280        2,810,614
Special items (not including sales of real
    estate and refinancing):
      Subscriptions received from
       stockholders                                        0     11,325,402       31,693,678     245,938,907       96,126,550
      Sale of common stock to CNL
       Hospitality Corp. (formerly CNL               200,000              0                0               0                0
       Hospitality Advisors, Inc.)
      Contribution from minority interest                  0              0                0       7,150,000                0
      Distributions to holders of minority
       interest                                            0              0                0               0         (264,022)
      Stock issuance costs                          (197,916)     (1,979,371)     (3,948,669)    (26,472,318)     (12,414,132)
      Acquisition of land, buildings and
       equipment                                           0              0      (28,752,549)    (85,089,887)     (78,421,993)
      Investment in unconsolidated subsidiary              0              0                0     (39,879,638)               0
      Investment in certificate of deposit                 0              0       (5,000,000)              0                0
      Increase in restricted cash                          0              0          (82,407)       (193,223)        (445,355)
      Proceeds of borrowing on line of credit              0              0        9,600,000               0                0
      Payment on line of credit                            0              0                0      (9,600,000)              0
      Payment of loan costs                                0              0          (91,262)        (47,334)               0
      Increase in intangibles and other assets             0       (463,470)        (676,026)     (5,068,727)      (2,844,259)
      Retirement of shares of common stock                 0              0                0        (118,542)        (578,455)
      Other                                                0         (7,500)           7,500               0          (15,002)
                                                 ------------   ------------     ------------   -------------    -------------
Cash generated (deficiency) after cash
    distributions and special items                    2,084      8,867,754        4,359,085      88,743,518        3,953,946
                                                 ============   ============     ============   =============    =============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (loss) (Note 9)
    -  from operations (Note 6)                            0              7               37              47               22
                                                 ============   ============     ============   =============    =============
    -  from recapture                                      0              0                0               0                0
                                                 ============   ============     ============   =============    =============
Capital gain (loss) (Note 7)                               0              0                0               0                0
                                                 ============   ============     ============   =============    =============

                                                                                                              6 months
                                                 1996            1997                            1999           2000
                                               (Note 1)        (Note 1)          1998          (Note 2)       (Note 2)
                                              ------------    -----------     -----------    -------------   -----------
Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                           0              3              40               47            22
    -  from capital gain                                0              0               0                0             0
    -  from investment income from
       prior period                                     0              0               0                0             0
    -  from return of capital (Note 8)                  0              1               9               21            13
                                              ------------    -----------     -----------    -------------   -----------
Total distributions on GAAP basis
   (Note 9)                                             0              4              49               68            35
                                              ============    ===========     ===========    =============   ===========
   Source (on cash basis)
    -  from sales                                       0              0               0                0             0
    -  from refinancing                                 0              0               0                0             0
    -  from operations                                  0              3              49               68            35
    -  from cash flow from prior period                 0              0               0                0             0
    -  from return of capital (Note 8)                  0              1               0                0             0
                                              ------------    -----------     -----------    -------------   -----------
Total distributions on cash basis (Note 9)              0              4              49               68            35
                                              ============    ===========     ===========    =============   ===========
Total cash distributions as a percentage
    of original $1,000 investment (Notes
    5 and 11)                                         N/A           3.00%           4.67%            7.19%         7.38%
Total cumulative cash distributions per
    $1,000 investment from inception                  N/A              4              53              121           213
Amount (in percentage terms) remaining
    invested in program properties at the
    end of each year (period) presented
    (original total acquisition cost of
    properties retained, divided by original
    total acquisition cost of all properties          N/A            N/A             100%             100%          100%
    in program)

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. ("CHP") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of CHP commenced September 11, 1997, and upon completion of the Initial Offering on June 17, 1999, had received subscription proceeds of $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 17, 1999, CHP registered for sale $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of CHP commenced following the completion of the Initial Offering on June 17, 1999. As of June 30, 2000, CHP had received subscription proceeds totalling $235,011,997 from the 1999 Offering, including $965,145 issued pursuant to the company's reinvestment plan. Activities through October 15, 1997, were devoted to organization of CHP and operations had not begun. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, CHP registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). The 2000 Offering is expected to commence immediately following the completion of the 1999 Offering.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 1999 Offering.

Note 3: Cash generated from operations includes cash received from tenants and dividend, interest and other income, less cash paid for operating expenses.

Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of CHP.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 6: Taxable income presented is before the dividends paid deduction.

Note 7: For the six months ended June 30, 2000 and the years ended December 31, 1999, 1998 and 1997, approximately 51%, 75%, 76%
                  and 100%, respectively, of the distributions received by stockholders were considered to be ordinary income and approximately 49%, 25%, 24% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the six months ended June 30, 2000 and the years ended December 31, 1999, 1998 and 1997 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 8: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders' invested capital.

Note 9: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Note 10: In February 1999, the company executed a series of agreements with Five Arrows Realty Securities II, L.L.C. to jointly own a real estate investment trust, CNL Hotel Investors, Inc., for the purpose of acquiring seven hotels. During the six months ended June 30, 2000 and the year ended December 31, 1999, the company recorded $1,853,735 and $2,753,506, respectively, in dividend income and $260,437 and $778,466, respectively, in an equity in loss after deduction of preferred stock dividends, resulting in net earnings of $1,593,298 and $1,975,040, respectively, attributable to this investment.

Note 11: Certain data for columns representing less than 12 months have been annualized.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------
                                                                                       Purchase
                                                                           Mortgage      money      Adjustments
                                                                           balance     mortgage    resulting from
                                  Date        Date of   Cash received net  at time    taken back   application of
        Property                Acquired        Sale    of closing costs   of sale     by program       GAAP           Total
============================== ============ =========== ================= =========   ===========   ============    ============
CNL Income Fund, Ltd.:
   Burger King -
     San Dimas, CA (14)         02/05/87     06/12/92     $1,169,021          0            0              0         $1,169,021
   Wendy's -
     Fairfield, CA (14)         07/01/87     10/03/94      1,018,490          0            0              0          1,018,490
   Wendy's -
     Casa Grande, AZ            12/10/86     08/19/97        795,700          0            0              0            795,700
   Wendy's -
     North Miami, FL (9)        02/18/86     08/21/97        473,713          0            0              0            473,713
   Popeye's -
     Kissimmee, FL (14)         12/31/86     04/30/98        661,300          0            0              0            661,300
   Golden Corral -
     Kent Island, MD (21)       11/20/86     10/15/99        870,457          0            0              0            870,457

CNL Income Fund II, Ltd.:
   Golden Corral -
     Salisbury, NC              05/29/87     07/21/93        746,800          0            0              0            746,800
   Pizza Hut -
     Graham, TX                 08/24/87     07/28/94        261,628          0            0              0            261,628
   Golden Corral -
     Medina, OH (11)            11/18/87     11/30/94        825,000          0            0              0            825,000
   Denny's -
     Show Low, AZ (8)           05/22/87     01/31/97        620,800          0            0              0            620,800
   KFC -
     Eagan, MN                  06/01/87     06/02/97        623,882          0       42,000              0            665,882
   KFC -
     Jacksonville, FL           09/01/87     09/09/97        639,363          0            0              0            639,363
   Wendy's - Farmington
     Hills, MI (12)             05/18/87     10/09/97        833,031          0            0              0            833,031
   Wendy's - Farmington
      Hills, MI (13) (14)       05/18/87     10/09/97      1,085,259          0            0              0          1,085,259
   Denny's -
     Plant City, FL             11/23/87     10/24/97        910,061          0            0              0            910,061
   Pizza Hut -
     Mathis, TX                 12/17/87     12/04/97        297,938          0            0              0            297,938
   KFC -
     Avon Park, FL (14)         09/02/87     12/10/97        501,975          0            0              0            501,975
   Golden Corral -
     Columbia, MO               11/17/87     03/23/99        678,888          0            0              0            678,888
   Little House -
     Littleton, CO              10/07/87     11/05/99        150,000          0            0              0            150,000
   KFC -
     Jacksonville, FL (14)      09/01/87     06/15/00        601,400          0            0              0            601,400

CNL Income Fund III, Ltd.:
   Wendy's -
     Chicago, IL (14)           06/02/88     01/10/97        496,418          0            0              0            496,418
   Perkins -
     Bradenton, FL              06/30/88     03/14/97      1,310,001          0            0              0          1,310,001

                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                               -----------------------------------------
                                                                             Excess
                                                    Total                 (deficiency)
                                               acquisition cost,          of property
                                                   capital               operating cash
                                   Original     improvements             receipts over
                                   mortgage     closing and                   cash
        Property                  financing     soft costs (1)   Total     expenditures
==============================   ============== ============= ============ =============
CNL Income Fund, Ltd.:
   Burger King -
     San Dimas, CA (14)               0         $955,000       $955,000     $214,021
   Wendy's -
     Fairfield, CA (14)               0          861,500        861,500      156,990
   Wendy's -
     Casa Grande, AZ                  0          667,255        667,255      128,445
   Wendy's -
     North Miami, FL (9)              0          385,000        385,000       88,713
   Popeye's -
     Kissimmee, FL (14)               0          475,360        475,360      185,940
   Golden Corral -
     Kent Island, MD (21)             0          726,600        726,600      143,857

CNL Income Fund II, Ltd.:
   Golden Corral -
     Salisbury, NC                    0          642,800        642,800      104,000
   Pizza Hut -
     Graham, TX                       0          205,500        205,500       56,128
   Golden Corral -
     Medina, OH (11)                  0          743,000        743,000       82,000
   Denny's -
     Show Low, AZ (8)                 0          484,185        484,185      136,615
   KFC -
     Eagan, MN                        0          601,100        601,100       64,782
   KFC -
     Jacksonville, FL                 0          405,000        405,000      234,363
   Wendy's - Farmington
     Hills, MI  (12)                  0          679,000        679,000      154,031
   Wendy's - Farmington
     Hills, MI  (13) (14)             0          887,000        887,000      198,259
   Denny's -
     Plant City, FL                   0          820,717        820,717       89,344
   Pizza Hut -
     Mathis, TX                       0          202,100        202,100       95,838
   KFC -
     Avon Park, FL (14)               0          345,000        345,000      156,975
   Golden Corral -
     Columbia, MO                     0          511,200        511,200      167,688
   Little House -
     Littleton, CO                    0          330,456        330,456     (180,456)
   KFC -
     Jacksonville, FL (14)            0          441,000        441,000      160,400

CNL Income Fund III, Ltd.:
   Wendy's -
     Chicago, IL (14)                 0          591,362        591,362      (94,944)
   Perkins -
     Bradenton, FL                    0        1,080,500      1,080,500      229,501

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------
                                                                                       Purchase
                                                                           Mortgage      money      Adjustments
                                                                           balance     mortgage    resulting from
                                  Date        Date of   Cash received net  at time    taken back   application of
        Property                Acquired        Sale    of closing costs   of sale     by program       GAAP           Total
============================== ============ =========== ================= =========   ===========   ============    ============
CNL Income Fund III, Ltd.
(Continued):
   Pizza Hut -
     Kissimmee, FL               02/23/88      04/08/97      673,159           0             0            0           673,159
   Burger King -
     Roswell, GA                 06/08/88      06/20/97      257,981           0       685,000            0           942,981
   Wendy's -
     Mason City, IA              02/29/88      10/24/97      217,040           0             0            0           217,040
   Taco Bell -
     Fernandina Beach, FL (14)   04/09/88      01/15/98      721,655           0             0            0           721,655
   Denny's -
     Daytona Beach, FL (14)      07/12/88      01/23/98    1,008,976           0             0            0         1,008,976
   Wendy's -
     Punta Gorda, FL             02/03/88      02/20/98      665,973           0             0            0           665,973
   Po Folks -
     Hagerstown, MD              06/21/88      06/10/98      788,884           0             0            0           788,884
   Denny's-
     Hazard, KY                  02/01/88      12/23/98      432,625           0             0            0           432,625
   Perkins -
     Flagstaff, AZ               09/30/88      04/30/99    1,091,193           0             0            0         1,091,193
   Denny's -
     Hagerstown, MD              08/14/88      06/09/99      700,977           0             0            0           700,977

CNL Income Fund IV, Ltd.:
   Taco Bell -
     York, PA                    03/22/89      04/27/94      712,000           0             0            0           712,000
   Burger King -
     Hastings, MI                08/12/88      12/15/95      518,650           0             0            0           518,650
   Wendy's -
     Tampa, FL                   12/30/88      09/20/96    1,049,550           0             0            0         1,049,550
   Checkers -
     Douglasville, GA            12/08/94      11/07/97      380,695           0             0            0           380,695
   Taco Bell -
     Fort Myers, FL (14)         12/22/88      03/02/98      794,690           0             0            0           794,690
   Denny's -
     Union Township, OH (14)     11/01/88      03/31/98      674,135           0             0            0           674,135
   Perkins -
     Leesburg, FL                01/11/89      07/09/98      529,288           0             0            0           529,288
   Taco Bell -
     Naples, FL                  12/22/88      09/03/98      533,127           0             0            0           533,127
   Wendy's
     Detroit, MI (14)            10/21/88      06/29/00    1,056,475           0             0            0         1,056,475

CNL Income Fund V, Ltd.:
   Perkins -
     Myrtle Beach, SC (2)        02/28/90      08/25/95            0           0      1,040,000           0         1,040,000
   Ponderosa -
     St. Cloud, FL (14) (24)     06/01/89      10/24/96       73,713           0      1,057,299           0         1,131,012
   Franklin National Bank -
     Franklin, TN                06/26/89      01/07/97      960,741           0             0            0           960,741

                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                               -----------------------------------------
                                                                             Excess
                                                    Total                 (deficiency)
                                               acquisition cost,          of property
                                                   capital               operating cash
                                   Original     improvements             receipts over
                                   mortgage     closing and                   cash
        Property                  financing     soft costs (1)   Total     expenditures
==============================   ============== ============= ============ =============
CNL Income Fund III, Ltd.
(Continued):
   Pizza Hut -
     Kissimmee, FL                   0          474,755      474,755       198,404
   Burger King -
     Roswell, GA                     0          775,226      775,226       167,755
   Wendy's -
     Mason City, IA                  0          190,252      190,252        26,788
   Taco Bell -
     Fernandina Beach, FL (14)       0          559,570      559,570       162,085
   Denny's -
     Daytona Beach, FL (14)          0          918,777      918,777        90,799
   Wendy's -
     Punta Gorda, FL                 0          684,342      684,342       (18,369)
   Po Folks -
     Hagerstown, MD                  0        1,188,315    1,188,315      (399,431)
   Denny's-
     Hazard, KY                      0          647,622      647,622      (214,997)
   Perkins -
     Flagstaff, AZ                   0          993,508      993,508        97,685
   Denny's -
     Hagerstown, MD                  0          861,454      861,454      (160,477)

CNL Income Fund IV, Ltd.:
   Taco Bell -
     York, PA                        0          616,501      616,501        95,499
   Burger King -
     Hastings, MI                    0          419,936      419,936        98,714
   Wendy's -
     Tampa, FL                       0          828,350      828,350       221,200
   Checkers -
     Douglasville, GA                0          363,768      363,768        16,927
   Taco Bell -
     Fort Myers, FL (14)             0          597,998      597,998       196,692
   Denny's -
     Union Township, OH (14)         0          872,850      872,850      (198,715)
   Perkins -
     Leesburg, FL                    0          737,260      737,260      (207,972)
   Taco Bell -
     Naples, FL                      0          410,546      410,546       122,581
   Wendy's
     Detroit, MI (14)                0          614,500      614,500       441,975

CNL Income Fund V, Ltd.:
   Perkins -
     Myrtle Beach, SC (2)            0          986,418      986,418        53,582
   Ponderosa -
     St. Cloud, FL (14) (24)         0          996,769      996,769       134,243
   Franklin National Bank -
     Franklin, TN                    0        1,138,164    1,138,164      (177,423)

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------
                                                                                       Purchase
                                                                           Mortgage      money      Adjustments
                                                                           balance     mortgage    resulting from
                                  Date        Date of   Cash received net  at time    taken back   application of
        Property                Acquired        Sale    of closing costs   of sale     by program       GAAP           Total
============================== ============ =========== ================= =========   ===========   ============    ============
CNL Income Fund V, Ltd.
(Continued):
   Shoney's -
     Smyrna, TN                  03/22/89     05/13/97        636,788         0           0             0              636,788
   KFC -
     Salem, NH                   05/31/89     09/22/97      1,272,137         0           0             0            1,272,137
   Perkins -
     Port St. Lucie, FL          11/14/89     09/23/97      1,216,750         0           0             0            1,216,750
   Hardee's -
     Richmond, IN                02/17/89     11/07/97        397,785         0           0             0              397,785
   Wendy's -
     Tampa, FL (14)              02/16/89     12/29/97        805,175         0           0             0              805,175
   Denny's -
     Port Orange, FL (14)        07/10/89     01/23/98      1,283,096         0           0             0            1,283,096
   Shoney's
     Tyler, TX                   03/20/89     02/17/98        844,229         0           0             0              894,229
   Wendy's -
     Ithaca, NY                  12/07/89     03/29/99        471,248         0           0             0              471,248
   Wendy's -
     Endicott, NY                12/07/89     03/29/99        642,511         0           0             0              642,511
   Burger King -
     Halls, TN (20)              01/05/90     06/03/99        433,366         0           0             0              433,366
   Hardee's -
     Belding, MI                 03/08/89     03/03/00        124,346         0           0             0              124,346

CNL Income Fund VI, Ltd.:
   Hardee's -
     Batesville, AR              11/02/89     05/24/94        791,211         0           0             0              791,211
   Hardee's -
     Heber Springs, AR           02/13/90     05/24/94        638,270         0           0             0              638,270
   Hardee's -
     Little Canada, MN           11/28/89     06/29/95        899,503         0           0             0              899,503
   Jack in the Box -
     Dallas, TX                  06/28/94     12/09/96        982,980         0           0             0              982,980
   Denny's -
     Show Low, AZ (8)            05/22/87     01/31/97        349,200         0           0             0              349,200
   KFC -
     Whitehall Township, MI      02/26/90     07/09/97        629,888         0           0             0              629,888
   Perkins -
     Naples, FL                  12/26/89     07/09/97      1,487,725         0           0             0            1,487,725
   Burger King -
     Plattsmouth, NE             01/19/90     07/18/97        699,400         0           0             0              699,400
   Shoney's -
     Venice, FL                  08/03/89     09/17/97      1,206,696         0           0             0            1,206,696
   Jack in the Box -
     Yuma, AZ (10)               07/14/94     10/31/97        510,653         0           0             0              510,653
   Denny's
     Deland, FL                  03/22/90     01/23/98      1,236,971         0           0             0            1,236,971
   Wendy's -
     Liverpool, NY               12/08/89     02/09/98        145,221         0           0             0              145,221

                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                               -----------------------------------------
                                                                             Excess
                                                    Total                 (deficiency)
                                               acquisition cost,          of property
                                                   capital               operating cash
                                   Original     improvements             receipts over
                                   mortgage     closing and                   cash
        Property                  financing     soft costs (1)   Total     expenditures
==============================   ============== ============= ============ =============
CNL Income Fund V, Ltd.
(Continued):
   Shoney's -
     Smyrna, TN                         0           554,200      554,200        82,588
   KFC -
     Salem, NH                          0         1,079,310    1,079,310       192,827
   Perkins -
     Port St. Lucie, FL                 0         1,203,207    1,203,207        13,543
   Hardee's -
     Richmond, IN                       0           695,464      695,464      (297,679)
   Wendy's -
     Tampa, FL (14)                     0           657,800      657,800       147,375
   Denny's -
     Port Orange, FL (14)               0         1,021,000    1,021,000       262,096
   Shoney's
     Tyler, TX                          0           770,300      770,300        73,929
   Wendy's -
     Ithaca, NY                         0           471,297      471,297           (49)
   Wendy's -
     Endicott, NY                       0           471,255      471,255       171,256
   Burger King -
     Halls, TN (20)                     0           329,231      329,231       104,135
   Hardee's -
     Belding, MI                        0           630,432      630,432      (506,086)

CNL Income Fund VI, Ltd.:
   Hardee's -
     Batesville, AR                     0           605,500      605,500       185,711
   Hardee's -
     Heber Springs, AR                  0           532,893      532,893       105,377
   Hardee's -
     Little Canada, MN                  0           821,692      821,692        77,811
   Jack in the Box -
     Dallas, TX                         0           964,437      964,437        18,543
   Denny's -
     Show Low, AZ (8)                   0           272,354      272,354        76,846
   KFC -
     Whitehall Township, MI             0           725,604      725,604       (95,716)
   Perkins -
     Naples, FL                         0         1,083,869    1,083,869       403,856
   Burger King -
     Plattsmouth, NE                    0           561,000      561,000       138,400
   Shoney's -
     Venice, FL                         0         1,032,435    1,032,435       174,261
   Jack in the Box -
     Yuma, AZ (10)                      0           448,082      448,082        62,571
   Denny's
     Deland, FL                         0         1,000,000    1,000,000       236,971
   Wendy's -
     Liverpool, NY                      0           341,440      341,440      (196,219)

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------
                                                                                       Purchase
                                                                           Mortgage      money      Adjustments
                                                                           balance     mortgage    resulting from
                                  Date        Date of   Cash received net  at time    taken back   application of
        Property                Acquired        Sale    of closing costs   of sale     by program       GAAP           Total
============================== ============ =========== ================= =========   ===========   ============    ============
CNL Income Fund VI, Ltd.
(Continued):
   Perkin's -
     Melbourne, FL                02/03/90     02/12/98         552,910        0               0          0              552,910
   Hardee's -
     Bellevue, NE                 05/03/90     06/05/98         900,000        0               0          0              900,000
   Burger King -
     Greeneville, TN              01/05/90     06/03/99       1,059,373        0               0          0            1,059,373
   Burger King -
     Broadway, TN                 01/05/90     06/03/99       1,059,200        0               0          0            1,059,200
   Burger King -
     Sevierville, TN              01/05/90     06/03/99       1,168,298        0               0          0            1,168,298
   Burger King -
     Walker Springs, TN           01/10/90     06/03/99       1,031,274        0               0          0            1,031,274

CNL Income Fund VII, Ltd.:
   Taco Bell -
     Kearns, UT                   06/14/90     05/19/92         700,000        0               0          0              700,000
   Hardee's -
     St. Paul, MN                 08/09/90     05/24/94         869,036        0               0          0              869,036
   Perkins -
     Florence, SC (3)             08/28/90     08/25/95               0        0       1,160,000          0            1,160,000
   Church's Fried Chicken -
     Jacksonville, FL (14)(25)    04/30/90     12/01/95               0        0         240,000          0              240,000
   Shoney's -
     Colorado Springs, CO         07/03/90     07/24/96       1,044,909        0               0          0            1,044,909
   Hardee's -
     Hartland, MI                 07/10/90     10/23/96         617,035        0               0          0              617,035
   Hardee's -
     Columbus, IN                 09/04/90     05/30/97         223,590        0               0          0              223,590
   KFC -
     Dunnellon, FL                08/02/90     10/07/97         757,800        0               0          0              757,800
   Jack in the Box -
     Yuma, AZ (10)                07/14/94     10/31/97         471,372        0               0          0              471,372
   Burger King -
     Maryville, TN                05/04/90     06/03/99       1,059,954        0               0          0            1,059,954
   Burger King -
     Halls, TN (20)               01/05/90     06/03/99         451,054        0               0          0              451,054
   Shoney's
     Pueblo, CO                   08/21/90     06/20/00       1,005,000        0               0          0            1,005,000

CNL Income Fund VIII, Ltd.:
   Denny's -
     Ocoee, FL                    03/16/91     07/31/95       1,184,865        0               0          0            1,184,865
   Church's Fried Chicken -
     Jacksonville, FL (4) (14)    09/28/90     12/01/95               0        0         240,000          0              240,000
   Church's Fried Chicken -
     Jacksonville, FL (5) (14)    09/28/90     12/01/95               0        0         220,000          0              220,000
   Ponderosa -
     Orlando, FL (6) (14)         12/17/90     10/24/96               0        0       1,353,775          0            1,353,775

                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                               -----------------------------------------
                                                                             Excess
                                                    Total                 (deficiency)
                                               acquisition cost,          of property
                                                   capital               operating cash
                                   Original     improvements             receipts over
                                   mortgage     closing and                   cash
        Property                  financing     soft costs (1)   Total     expenditures
==============================   ============== ============= ============ =============
CNL Income Fund VI, Ltd.
(Continued):
   Perkin's -
     Melbourne, FL                      0           692,850       692,850     (139,940)
   Hardee's -
     Bellevue, NE                       0           899,512       899,512          488
   Burger King -
     Greeneville, TN                    0           890,240       890,240      169,133
   Burger King -
     Broadway, TN                       0           890,036       890,036      169,164
   Burger King -
     Sevierville, TN                    0           890,696       890,696      277,602
   Burger King -
     Walker Springs, TN                 0           864,777       864,777      166,497

CNL Income Fund VII, Ltd.:
   Taco Bell -
     Kearns, UT                         0           560,202       560,202      139,798
   Hardee's -
     St. Paul, MN                       0           742,333       742,333      126,703
   Perkins -
     Florence, SC (3)                   0         1,084,905     1,084,905       75,095
   Church's Fried Chicken -
     Jacksonville, FL (14)(25)          0           233,728       233,728        6,272
   Shoney's -
     Colorado Springs, CO               0           893,739       893,739      151,170
   Hardee's -
     Hartland, MI                       0           841,642       841,642     (224,607)
   Hardee's -
     Columbus, IN                       0           219,676       219,676        3,914
   KFC -
     Dunnellon, FL                      0           546,333       546,333      211,467
   Jack in the Box -
     Yuma, AZ (10)                      0           413,614       413,614       57,758
   Burger King -
     Maryville, TN                      0           890,668       890,668      169,286
   Burger King -
     Halls, TN (20)                     0           342,669       342,669      108,385
   Shoney's
     Pueblo, CO                         0           961,582       961,582       43,418

CNL Income Fund VIII, Ltd.:
   Denny's -
     Ocoee, FL                          0           949,199       949,199      235,666
   Church's Fried Chicken -
     Jacksonville, FL (4) (14)          0           238,153       238,153        1,847
   Church's Fried Chicken -
     Jacksonville, FL (5) (14)          0           215,845       215,845        4,155
   Ponderosa -
     Orlando, FL (6) (14)               0         1,179,210     1,179,210      174,565

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------
                                                                                       Purchase
                                                                           Mortgage      money      Adjustments
                                                                           balance     mortgage    resulting from
                                  Date        Date of   Cash received net  at time    taken back   application of
        Property                Acquired        Sale    of closing costs   of sale     by program       GAAP           Total
============================== ============ =========== ================= =========   ===========   ============    ============
CNL Income Fund IX, Ltd.:
   Burger King -
     Woodmere, OH (15)          05/31/91     12/12/96        918,445          0             0            0             918,445
   Burger King -
     Alpharetta, GA             09/20/91     06/30/97      1,053,571          0             0            0           1,053,571
   Shoney's -
     Corpus Christi, TX         10/28/91     02/12/99      1,350,000          0             0            0           1,350,000
   Perkins -
     Rochester, NY              12/20/91     03/03/99      1,050,000          0             0            0           1,050,000
   Perkins -
     Williamsville, NY          12/20/91     05/15/00        693,350          0             0            0             693,350

CNL Income Fund X, Ltd.:
   Shoney's -
     Denver, CO                 03/04/92      08/11/95     1,050,186          0             0            0           1,050,186
   Jack in the Box -
     Freemont, CA               03/26/92      09/23/97     1,366,550          0             0            0           1,366,550
   Jack in the Box -
     Sacramento, CA             12/19/91      01/20/98     1,234,175          0             0            0           1,234,175
   Pizza Hut -
     Billings, MT               04/16/92      10/07/98       359,990          0             0            0             359,990
   Perkins -
     Amherst, NY                02/26/92      03/03/99     1,150,000          0             0            0           1,150,000
   Shoney's -
     Fort Myers Beach, FL       09/08/95      08/26/99       931,725          0             0            0             931,725

CNL Income Fund XI, Ltd.:
   Burger King -
     Philadelphia, PA           09/29/92      11/07/96     1,044,750          0             0            0           1,044,750
   Burger King -
     Columbus, OH (19)          06/29/92      09/30/98       795,264          0             0            0             795,264
   Burger King -
     Nashua, NH                 06/29/92      10/07/98     1,630,296          0             0            0           1,630,296

CNL Income Fund XII, Ltd.:
   Golden Corral -
     Houston, TX                12/28/92      04/10/96     1,640,000          0             0            0           1,640,000
   Long John Silver's -
     Monroe, NC                 06/30/93      12/31/98       483,550          0             0            0             483,550
   Long John Silver's -
     Morganton, NC (23)         07/02/93      05/17/99       467,300          0        55,000            0             522,300
   Denny's -
     Cleveland, TN              12/23/92      03/03/00       797,227          0             0            0             797,227

CNL Income Fund XIII, Ltd.:
   Checkers -
     Houston, TX                03/31/94      04/24/95       286,411          0             0            0             286,411
   Checkers -
     Richmond, VA               03/31/94      11/21/96       550,000          0             0            0             550,000

                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                               -----------------------------------------
                                                                             Excess
                                                    Total                 (deficiency)
                                               acquisition cost,          of property
                                                   capital               operating cash
                                   Original     improvements             receipts over
                                   mortgage     closing and                   cash
        Property                  financing     soft costs (1)   Total     expenditures
==============================   ============== ============= ============ =============
CNL Income Fund IX, Ltd.:
   Burger King -
     Woodmere, OH (15)                  0           918,445      918,445            0
   Burger King -
     Alpharetta, GA                     0           713,866      713,866      339,705
   Shoney's -
     Corpus Christi, TX                 0         1,224,020    1,224,020      125,980
   Perkins -
     Rochester, NY                      0         1,064,815    1,064,815      (14,815)
   Perkins -
     Williamsville, NY                  0           981,482      981,482     (288,132)

CNL Income Fund X, Ltd.:
   Shoney's -
     Denver, CO                         0           987,679      987,679       62,507
   Jack in the Box -
     Freemont, CA                       0         1,102,766    1,102,766      263,784
   Jack in the Box -
     Sacramento, CA                     0           969,423      969,423      264,752
   Pizza Hut -
     Billings, MT                       0           302,000      302,000       57,990
   Perkins -
     Amherst, NY                        0         1,141,444    1,141,444        8,556
   Shoney's -
     Fort Myers Beach, FL               0           931,725      931,725            0

CNL Income Fund XI, Ltd.:
   Burger King -
     Philadelphia, PA                   0           818,850      818,850      225,900
   Burger King -
     Columbus, OH (19)                  0           795,264      795,264            0
   Burger King -
     Nashua, NH                         0         1,217,015    1,217,015      413,281

CNL Income Fund XII, Ltd.:
   Golden Corral -
     Houston, TX                        0         1,636,643    1,636,643        3,357
   Long John Silver's -
     Monroe, NC                         0           239,788      239,788      243,762
   Long John Silver's -
     Morganton, NC (23)                 0           304,002      304,002      218,298
   Denny's -
     Cleveland, TN                      0           622,863      622,863      174,364

CNL Income Fund XIII, Ltd.:
   Checkers -
     Houston, TX                        0           286,411      286,411            0
   Checkers -
     Richmond, VA                       0           413,288      413,288      136,712

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------
                                                                                       Purchase
                                                                           Mortgage      money      Adjustments
                                                                           balance     mortgage    resulting from
                                  Date        Date of   Cash received net  at time    taken back   application of
        Property                Acquired        Sale    of closing costs   of sale     by program       GAAP           Total
============================== ============ =========== ================= =========   ===========   ============    ============
CNL Income Fund XIII, Ltd.
(Continued):
   Denny's -
     Orlando, FL                      09/01/93     10/24/97       932,849       0          0             0              932,849
   Jack in the Box -
     Houston, TX                      07/27/93     07/16/99     1,063,318       0          0             0            1,063,318

CNL Income Fund XIV, Ltd.:
   Checkers -
     Knoxville, TN                    03/31/94     03/01/95       339,031       0          0             0              339,031
   Checkers -
     Dallas, TX                       03/31/94     03/01/95       356,981       0          0             0              356,981
   TGI Friday's -
     Woodridge, NJ (7)                01/01/95     09/27/96     1,753,533       0          0             0            1,753,533
   Wendy's -
     Woodridge, NJ (7)                11/28/94     09/27/96       747,058       0          0             0              747,058
   Hardee's -
     Madison, AL                      12/14/93     01/08/98       700,950       0          0             0              700,950
   Checkers -
     Richmond, VA (#548)              03/31/94     01/29/98       512,462       0          0             0              512,462
   Checkers -
     Riviera Beach, FL                03/31/94     04/14/98       360,000       0          0             0              360,000
   Checkers -
     Richmond, VA (#486)              03/31/94     07/27/98       397,985       0          0             0              397,985
   Long John Silver's -
     Stockbridge, GA                  03/31/94     05/25/99       696,300       0          0             0              696,300
   Long John Silver's -
     Shelby, NC                       06/22/94     11/12/99       494,178       0          0             0              494,178
   Checker's -
     Kansas City, MO                  03/31/94     12/10/99       268,450       0          0             0              268,450
   Checker's -
     Houston, TX                      03/31/94     12/15/99       385,673       0          0             0              385,673

CNL Income Fund XV, Ltd.:
   Checkers -
     Knoxville, TN                    05/27/94     03/01/95       263,221       0          0             0              263,221
   Checkers -
     Leavenworth, KS                  06/22/94     03/01/95       259,600       0          0             0              259,600
   Checkers -
     Knoxville, TN                    07/08/94     03/01/95       288,885       0          0             0              288,885
   TGI Friday's -
     Woodridge, NJ (7)                01/01/95     09/27/96     1,753,533       0          0             0            1,753,533
   Wendy's -
     Woodridge, NJ (7)                11/28/94     09/27/96       747,058       0          0             0              747,058
   Long John Silver's -
     Gastonia, NC                     07/15/94     11/12/99       631,304       0          0             0              631,304
   Long John Silver's
     Lexington, NC                    10/22/94     01/12/00       562,130       0          0             0              562,130

                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                               -----------------------------------------
                                                                             Excess
                                                    Total                 (deficiency)
                                               acquisition cost,          of property
                                                   capital               operating cash
                                   Original     improvements             receipts over
                                   mortgage     closing and                   cash
        Property                  financing     soft costs (1)   Total     expenditures
==============================   ============== ============= ============ =============
CNL Income Fund XIII, Ltd.
(Continued):
   Denny's -
     Orlando, FL                      0             934,120      934,120      (1,271)
   Jack in the Box -
     Houston, TX                      0             861,321      861,321     201,997

CNL Income Fund XIV, Ltd.:
   Checkers -
     Knoxville, TN                    0             339,031      339,031           0
   Checkers -
     Dallas, TX                       0             356,981      356,981           0
   TGI Friday's -
     Woodridge, NJ (7)                0           1,510,245    1,510,245     243,288
   Wendy's -
     Woodridge, NJ (7)                0             672,746      672,746      74,312
   Hardee's -
     Madison, AL                      0             658,977      658,977      41,973
   Checkers -
     Richmond, VA (#548)              0             382,435      382,435     130,027
   Checkers -
     Riviera Beach, FL                0             276,409      276,409      83,591
   Checkers -
     Richmond, VA (#486)              0             352,034      352,034      45,951
   Long John Silver's -
     Stockbridge, GA                  0             738,340      738,340     (42,040)
   Long John Silver's -
     Shelby, NC                       0             608,611      608,611    (114,433)
   Checker's -
     Kansas City, MO                  0             209,329      209,329      59,121
   Checker's -
     Houston, TX                      0             311,823      311,823      73,850

CNL Income Fund XV, Ltd.:
   Checkers -
     Knoxville, TN                    0             263,221      263,221           0
   Checkers -
     Leavenworth, KS                  0             259,600      259,600           0
   Checkers -
     Knoxville, TN                    0             288,885      288,885           0
   TGI Friday's -
     Woodridge, NJ (7)                0           1,510,245    1,510,245     243,288
   Wendy's -
     Woodridge, NJ (7)                0             672,746      672,746      74,312
   Long John Silver's -
     Gastonia, NC                     0             776,248      776,248    (144,944)
   Long John Silver's
     Lexington, NC                    0             646,203      646,203     (84,073)

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------
                                                                                       Purchase
                                                                           Mortgage      money      Adjustments
                                                                           balance     mortgage    resulting from
                                  Date        Date of   Cash received net  at time    taken back   application of
        Property                Acquired        Sale    of closing costs   of sale     by program       GAAP           Total
============================== ============ =========== ================= =========   ===========   ============    ============
CNL Income Fund XVI, Ltd.:
   Long John Silver's -
     Appleton, WI                06/24/95     04/24/96        775,000         0            0             0            775,000
   Checker's -
     Oviedo, FL                  11/14/94     02/28/97        610,384         0            0             0            610,384
   Boston Market -
     Madison, TN (16)            05/05/95     05/08/98        774,851         0            0             0            774,851
   Boston Market -
     Chattanooga, TN (17)        05/05/95     06/16/98        713,386         0            0             0            713,386
   Boston Market -
     Lawrence, KS                05/08/98     11/23/99        667,311         0            0             0            667,311

CNL Income Fund XVII, Ltd.:
   Boston Market -
     Troy, OH (18)               07/24/96     06/16/98        857,487         0            0             0            857,487
   Golden Corral -
     El Cajon, CA (22)           04/29/97     12/02/99      1,675,385         0            0             0          1,675,385

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                 03/26/97     12/06/99        688,997         0            0             0            688,997

CNL American Properties
Fund, Inc.:
   TGI Friday's -
     Orange, CT                  10/30/95     05/08/97      1,312,799         0            0             0          1,312,799
   TGI Friday's -
     Hazlet, NJ                  07/15/96     05/08/97      1,324,109         0            0             0          1,324,109
   TGI Friday's -
     Marlboro, NJ                08/01/96     05/08/97      1,372,075         0            0             0          1,372,075
   TGI Friday's -
     Hamden, CT                  08/26/96     05/08/97      1,245,100         0            0             0          1,245,100
   Boston Market -
     Southlake, TX               07/02/97     07/21/97      1,035,153         0            0             0          1,035,135
   Boston Market -
     Franklin, TN (26)           08/18/95     04/14/98        950,361         0            0             0            950,361
   Boston Market -
     Grand Island, NE (27)       09/19/95     04/14/98        837,656         0            0             0            837,656
   Burger King -
     Indian Head Park, IL        04/03/96     05/05/98        674,320         0            0             0            674,320
   Boston Market -
     Dubuque, IA (28)            10/04/95     05/08/98        969,159         0            0             0            969,159
   Boston Market -
     Merced, CA (29)             10/06/96     05/08/98        930,834         0            0             0            930,834
   Boston Market -
     Arvada, CO (30)             07/21/97     07/28/98      1,152,262         0            0             0          1,152,262
   Boston Market -
      Ellisville, MO             09/03/96     04/28/99        822,824         0            0             0            822,824

                                             Cost of Properties
                                           Including Closing and
                                                 Soft Costs
                              -----------------------------------------
                                                                            Excess
                                                   Total                 (deficiency)
                                              acquisition cost,          of property
                                                  capital               operating cash
                                  Original     improvements             receipts over
                                  mortgage     closing and                   cash
        Property                 financing     soft costs (1)   Total     expenditures
==============================  ============== ============= ============ =============
CNL Income Fund XVI, Ltd.:
   Long John Silver's -
     Appleton, WI                    0          613,838       613,838      161,162
   Checker's -
     Oviedo, FL                      0          506,311       506,311      104,073
   Boston Market -
     Madison, TN (16)                0          774,851       774,851            0
   Boston Market -
     Chattanooga, TN (17)            0          713,386       713,386            0
   Boston Market -
     Lawrence, KS                    0          774,851       774,851     (107,540)

CNL Income Fund XVII, Ltd.:
   Boston Market -
     Troy, OH (18)                   0          857,487       857,487            0
   Golden Corral -
     El Cajon, CA (22)               0        1,692,994     1,692,994      (17,609)

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                     0          617,610       617,610       71,387

CNL American Properties
Fund, Inc.:
   TGI Friday's -
     Orange, CT                      0        1,310,980     1,310,980        1,819
   TGI Friday's -
     Hazlet, NJ                      0        1,294,237     1,294,237       29,872
   TGI Friday's -
     Marlboro, NJ                    0        1,324,288     1,324,288       47,787
   TGI Friday's -
     Hamden, CT                      0        1,203,136     1,203,136       41,964
   Boston Market -
     Southlake, TX                   0        1,035,135     1,035,135            0
   Boston Market -
     Franklin, TN (26)               0          950,361       950,361            0
   Boston Market -
     Grand Island, NE (27)           0          837,656       837,656            0
   Burger King -
     Indian Head Park, IL            0          670,867       670,867        3,453
   Boston Market -
     Dubuque, IA (28)                0          969,159       969,159            0
   Boston Market -
     Merced, CA (29)                 0          930,834       930,834            0
   Boston Market -
     Arvada, CO (30)                 0        1,152,262     1,152,262            0
   Boston Market -
      Ellisville, MO                 0        1,026,746     1,026,746     (203,922)

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------
                                                                                       Purchase
                                                                           Mortgage      money      Adjustments
                                                                           balance     mortgage    resulting from
                                  Date        Date of   Cash received net  at time    taken back   application of
        Property                Acquired        Sale    of closing costs   of sale     by program       GAAP           Total
============================== ============ =========== ================= =========   ===========   ============    ============
CNL American Properties
Fund, Inc.
   (Continued):
   Golden Corral -
     Brooklyn, OH                08/23/96     05/18/99        974,560        0             0             0            974,560
   Boston Market -
     Edgewater, CO               08/19/97     08/11/99        634,122        0             0             0            634,122
   Black Eyed Pea -
     Houston, TX (31)            10/01/97     08/24/99        648,598        0             0             0            648,598
   Big Boy -
     Topeka, KS (32)             02/26/99     09/22/99        939,445        0             0             0            939,445
   Boston Market -
     LaQuinta, CA                12/16/96     10/13/99        833,140        0             0             0            833,140
   Sonny's -
     Jonesboro, GA               06/02/98     12/22/99      1,098,342        0             0             0          1,098,342
   Golden Corral -
     Waldorf, MD (32) (33)       04/05/99     01/03/00      2,501,175        0             0             0          2,501,175
   Jack in the Box -
     Los Angeles, CA             06/30/95     02/18/00      1,516,800        0             0             0          1,516,800
   Golden Corral
     Dublin, GA                  08/07/98     05/01/00      1,323,205        0             0             0          1,323,205
   Boston Market -
     San Antonio, TX             04/30/97     05/02/00        517,495        0             0             0            517,495
   Boston Market -
     Corvallis, OR               07/09/96     06/20/00        717,019        0             0             0            717,019
   Big Boy -
     St. Louis, MO               01/19/99     06/28/00      1,463,050        0             0             0          1,463,050
   Ground Round -
     Nanuet, NY                  12/02/97     06/30/00        964,825        0             0             0            964,825
   Big Boy -
     Jefferson City, MO          01/19/99     06/30/00        905,250        0             0             0            905,250
   Big Boy -
     Alton, IL                   01/19/99     06/30/00        905,250        0             0             0            905,250

                                             Cost of Properties
                                           Including Closing and
                                                 Soft Costs
                              -----------------------------------------
                                                                            Excess
                                                   Total                 (deficiency)
                                              acquisition cost,          of property
                                                  capital               operating cash
                                  Original     improvements             receipts over
                                  mortgage     closing and                   cash
        Property                 financing     soft costs (1)   Total     expenditures
==============================  ============== ============= ============ =============
CNL American Properties
Fund, Inc.
   (Continued):
   Golden Corral -
     Brooklyn, OH                    0          997,296       997,296      (22,736)
   Boston Market -
     Edgewater, CO                   0          904,691       904,691     (270,569)
   Black Eyed Pea -
     Houston, TX (31)                0          648,598       648,598            0
   Big Boy -
     Topeka, KS (32)                 0        1,062,633     1,062,633     (123,188)
   Boston Market -
     LaQuinta, CA                    0          987,034       987,034     (153,894)
   Sonny's -
     Jonesboro, GA                   0        1,098,342     1,098,342            0
   Golden Corral -
     Waldorf, MD (32) (33)           0        2,430,686     2,430,686       70,489
   Jack in the Box -
     Los Angeles, CA                 0        1,119,567     1,119,567      397,233
   Golden Corral
     Dublin, GA                      0        1,272,765     1,272,765       50,440
   Boston Market -
     San Antonio, TX                 0          757,069       757,069     (239,574)
   Boston Market -
     Corvallis, OR                   0          925,427       925,427     (208,408)
   Big Boy -
     St. Louis, MO                   0        1,345,100     1,345,100      117,950
   Ground Round -
     Nanuet, NY                      0          927,273       927,273       37,552
   Big Boy -
     Jefferson City, MO              0        1,113,383     1,113,383     (208,133)
   Big Boy -
     Alton, IL                       0        1,012,254     1,012,254     (107,004)

(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.
(2) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $991,331 in July 2000.
(3) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,105,715 in July 2000.
(4) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $218,252 in December 2005.
(5) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $200,063 in December 2005.
(6) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.75% per annum and provides for 12 monthly payments of interest only and thereafter, 24 equal monthly payments of principal and interest until November 1999, when the remaining 144 equal monthly payments of principal and interest will be reduced due to a lump sum payment received in March 1999 in advance from the borrower.
(7) CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. each owned a 50 percent interest in Wood-Ridge Real Estate Joint Venture, which owned two properties. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's 50 percent interest in the properties owned by Wood-Ridge Real Estate Joint Venture.
(8) CNL Income Fund II, Ltd. owns a 64 percent interest and CNL Income Fund VI, Ltd. owns a 36 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund VI, Ltd. represent each partnership's percent interest in the property owned by Show Low Joint Venture.

(9) CNL Income Fund, Ltd. owned a 50 percent interest in this joint venture. The amounts presented represent the partnerships percent interest in the property owned by Seventh Avenue Joint Venture. A third party owns the remaining 50 percent interest in this joint venture.
(10) CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. own a 52 percent and 48 percent interest, respectively, in the property in Yuma, Arizona. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's respective interest in the property.
(11) Cash received net of closing costs includes $198,000 received as a lease termination fee.
(12) Cash received net of closing costs includes $93,885 received as a lease termination fee.
(13) Cash received net of closing costs includes $120,115 received as a lease termination fee.
(14) Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.
(15) The Burger King property in Woodmere, Ohio was exchanged on December 12, 1996 for a Burger King property in Carrboro, NC at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Burger King property in Carrboro, NC is being leased under the same lease as the Burger King property in Woodmere, OH.
(16) The Boston Market property in Madison, TN was exchanged on May 8, 1998 for a Boston Market property in Lawrence, KS at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Lawrence, KS is being leased under the same lease as the Boston Market property in Madison, TN.
(17) The Boston Market property in Chattanooga, TN was exchanged on June 16, 1998 for a Boston Market property in Indianapolis, IN at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Indianapolis, IN is being leased under the same lease as the Boston Market property in Chattanooga, TN.
(18) The Boston Market property in Troy, OH was exchanged on June 16, 1998 for a Boston Market property in Inglewood, CA at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Inglewood, CA is being leased under the same lease as the Boston Market property in Troy, OH.
(19) The Burger King property in Columbus, OH was exchanged on September 30, 1998 for a Burger King property in Danbury, CT at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Burger King property in Danbury, CT is being leased under the same lease as the Burger King property in Columbus, OH.
(20) CNL Income Fund V, Ltd. owns a 49 percent interest and CNL Income Fund VII, Ltd. owns a 51 percent interest in this joint venture. The amounts presented for CNL Income Fund V, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's percent interest in the property owned by Halls Joint Venture.
(21) Cash received net of closing costs includes $50,000 received as a lease termination fee.
(22) CNL Income Fund XVII, Ltd. owned an 80 percent interest in this joint venture. The amounts presented represent the partnership's percent interest in the property owned by El Cajon Joint Venture. A third party owned the remaining 20 percent interest in this joint venture.
(23) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for 60 equal monthly payments of principal and interest.
(24) Amount shown is face value and does not represent discounted current value. The mortgage note bore an interest rate of 10.75% per annum and provided for 12 monthly payments of interest only and thereafter, 168 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in April 1999.
(25) Amount shown is face value and does not represent discounted current value. The mortgage note bore an interest rate of 10.00% per annum and was paid in full in July 1999.
(26) The Boston Market property in Franklin, TN was exchanged on April 14, 1998 for a Boston Market property in Glendale, AZ at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Glendale, AZ is being leased under the same lease as the Boston Market property in Franklin, TN.
(27) The Boston Market property in Grand Island, NE was exchanged on April 14, 1998 for a Boston Market property in Warwick, RI at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Warwick, RI is being leased under the same lease as the Boston Market property in Grand Island, NE.
(28) The Boston Market property in Dubuque, IA was exchanged on May 8, 1998 for a Boston Market property in Columbus, OH at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Columbus, OH is being leased under the same lease as the Boston Market property in Dubuque, IA.
(29) Cash received net of closing costs includes $362,949 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.
(30) Cash received net of closing costs includes $522,827 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.
(31) The Black Eyed Pea property in Houston, TX was exchanged on August 24, 1999 for a Black Eyed Pea property in Dallas, TX at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Black Eyed Pea property in Dallas, TX is being leased under the same lease as the Black Eyed Pea property in Houston, TX.
(32) This property was being constructed and was sold prior to completion of construction.
(33) Cash received net of closing costs includes $1,551,800 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.

                                   APPENDIX E

                             STATEMENT OF ESTIMATED
                            TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION

            ------------------------------------------------------
            |                                                    |
            |  THE FOLLOWING  INFORMATION UPDATES AND REPLACES   |
            |  THE CORRESPONDING INFORMATION IN APPENDIX E  TO   |
            |  THE ATTACHED PROSPECTUS, DATED MARCH 31, 2000.    |
            |                                                    |
            ------------------------------------------------------

                         CNL RETIREMENT PROPERTIES, INC.
                   (formerly CNL Health Care Properties, Inc.)

                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                      OF PROPERTIES ACQUIRED FROM INCEPTION
                             THROUGH AUGUST 3, 2000

                For the Year Ended December 31, 1999 (Unaudited)


         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of the Property acquired by the Company as of August 3, 2000 The statement presents unaudited estimated taxable operating results for the Property as if it had been acquired and operational on January 1, 1999 through December 31, 1999. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. The estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.

                                       Brighton Gardens by Marriott
                                          Orland Park Property

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                                $1,350,268

FF&E Reserve Income (2)                              32,476

Asset Management Fees (3)                           (83,093)

Interest Expense (4)                               (708,750)

General and Administrative
    Expenses (5)                                   (110,422)
                                               ------------

Estimated Cash Available from
    Operations                                      480,479

Depreciation  and Amortization
    Expense (6) (7)                                (453,025)
                                               ------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                               $   27,454
                                               ============


                                  See Footnotes

FOOTNOTES:

(1) Rental income does not include percentage rents which will become due if specified levels of gross receipts are achieved.

(2) Reserve funds will be used for the replacement and renewal of furniture, fixtures and equipment related to the Orland Park Property ("FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with the funds from the FF&E Reserve will be paid, granted and assigned to the Company. In connection therewith, FF&E Reserve income will be earned at 1% of gross receipts for lease years one through four and has been estimated based on projected gross revenues.

(3) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Retirement Corp. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(4) Estimated at 8.75% per annum based on the bank's base rate as of April 20, 2000.

(5) Estimated at 8% of gross rental income, based on the previous experience of Affiliate of the Advisor with another public REIT.

(6) The estimated federal tax basis of the depreciable portion of the property and the number of years the assets have been depreciated on the straight-line method is as follows:

                                                      Furniture and
                                        Buildings       Fixtures
                                       (39 years)     (5-15 years)
                                      -----------     -----------

         Orland Park Property         $11,530,358      $1,025,388

(7) Loan costs of $55,917 (.5% origination fee on the $8.1 million from borrowings on the Line of Credit, legal fees and closing costs) amortized under the straight-line method over a period of five years.